EXECUTION VERSION STOCK AND ASSET PURCHASE AGREEMENT BY AND BETWEEN AGCO CORPORATION, MASSEY FERGUSON CORP. AND A-AG HOLDCO LIMITED _______________________ Dated as of July 25, 2024

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................... 3 Section 1.1. Definitions ......................................................................................................... 3 Section 1.2. Other Defined Terms ....................................................................................... 20 ARTICLE II PURCHASE AND SALE; CLOSING .................................................................... 22 Section 2.1. Purchase and Sale of the Transferred Assets and Equity Interests .................. 22 Section 2.2. Purchase Price.................................................................................................. 23 Section 2.3. Closing Date .................................................................................................... 23 Section 2.4. Closing Deliveries ........................................................................................... 23 Section 2.5. Adjustment to Base Purchase Price ................................................................. 24 Section 2.6. Withholding ..................................................................................................... 28 ARTICLE III REPRESENTATIONS AND WARRANTIES OF U.S. SELLER ........................ 28 Section 3.1. Organization and Qualification; Subsidiaries .................................................. 28 Section 3.2. Capitalization ................................................................................................... 30 Section 3.3. Authority; Execution and Delivery; Enforceability......................................... 30 Section 3.4. No Conflict ...................................................................................................... 31 Section 3.5. Required Filings and Consents ........................................................................ 31 Section 3.6. Permits; Compliance with Law ....................................................................... 32 Section 3.7. Financial Statements ........................................................................................ 32 Section 3.8. No Undisclosed Liabilities .............................................................................. 33 Section 3.9. Indebtedness .................................................................................................... 34 Section 3.10. Absence of Certain Changes or Events ........................................................... 34 Section 3.11. Employee Benefit Plans................................................................................... 34 Section 3.12. Labor and Other Employment Matters ............................................................ 37 Section 3.13. Contracts .......................................................................................................... 39 Section 3.14. Litigation ......................................................................................................... 41 Section 3.15. Environmental Matters .................................................................................... 42 Section 3.16. Intellectual Property; Data Protection; Cybersecurity ..................................... 42 Section 3.17. Taxes ................................................................................................................ 46 Section 3.18. International Trade .......................................................................................... 48 Section 3.19. Insurance .......................................................................................................... 48 Section 3.20. Properties and Assets ....................................................................................... 49

Section 3.21. Real Property ................................................................................................... 49 Section 3.22. Brokers............................................................................................................. 50 Section 3.23. Affiliated Transactions .................................................................................... 50 Section 3.24. Sufficiency of Assets ....................................................................................... 50 Section 3.25. Material Customers and Material Suppliers .................................................... 51 Section 3.26. SEED Program ................................................................................................ 51 Section 3.27. Transition Services .......................................................................................... 51 Section 3.28. Acknowledgement of No Other Representations or Warranties ..................... 51 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ....................... 52 Section 4.1. Organization and Qualification ....................................................................... 52 Section 4.2. Authority; Execution and Delivery; Enforceability......................................... 52 Section 4.3. No Conflicts ..................................................................................................... 53 Section 4.4. Required Filings and Consents ........................................................................ 53 Section 4.5. Financial Ability to Perform ............................................................................ 54 Section 4.6. Litigation ......................................................................................................... 55 Section 4.7. Brokers............................................................................................................. 55 Section 4.8. Investigation; Acquisition of Equity Interests for Investment......................... 55 Section 4.9. Solvency .......................................................................................................... 55 Section 4.10. No Other Representations or Warranties ......................................................... 56 ARTICLE V COVENANTS......................................................................................................... 56 Section 5.1. Efforts .............................................................................................................. 56 Section 5.2. Covenants Relating to Conduct of Business.................................................... 60 Section 5.3. Confidentiality ................................................................................................. 64 Section 5.4. Access to Information ...................................................................................... 65 Section 5.5. Publicity ........................................................................................................... 67 Section 5.6. Intercompany Accounts and Intercompany Arrangements ............................. 68 Section 5.7. Employee Matters ............................................................................................ 69 Section 5.8. Financial Obligations ....................................................................................... 75 Section 5.9. Intellectual Property Matters ........................................................................... 77 Section 5.10. Insurance .......................................................................................................... 78 Section 5.11. Litigation Support ............................................................................................ 79 Section 5.12. Payments .......................................................................................................... 80 Section 5.13. Non-Solicitation of Employees; Non-Competition ......................................... 80 Section 5.14. Misallocated Assets ......................................................................................... 82

Section 5.15. Exclusivity ....................................................................................................... 82 Section 5.16. Financing Assistance ....................................................................................... 83 Section 5.17. Representations and Warranties Insurance ...................................................... 86 Section 5.18. Shared Contracts .............................................................................................. 86 Section 5.19. Director and Officer Insurance ........................................................................ 87 Section 5.20. IT Migration .................................................................................................... 88 Section 5.21. SEED Program ................................................................................................ 88 Section 5.22. Additional Financial Information .................................................................... 88 Section 5.23. Environmental Matters .................................................................................... 88 Section 5.24. Release ............................................................................................................. 89 Section 5.25. Reorganization ................................................................................................. 90 Section 5.26. JV Supply Agreement ...................................................................................... 91 Section 5.27. Reseller Agreement ......................................................................................... 91 Section 5.28. Trademark License Agreement ....................................................................... 91 Section 5.29. Malaysian Lease Guarantee ............................................................................. 91 ARTICLE VI CERTAIN TAX MATTERS ................................................................................. 92 Section 6.1. Tax Returns; Tax Cooperation, Tax Proceedings ............................................ 92 Section 6.2. Transaction Tax Deductions ............................................................................ 93 Section 6.3. Straddle Period ................................................................................................ 93 Section 6.4. Section 338 Election ........................................................................................ 94 Section 6.5. Post-Closing Matters ....................................................................................... 94 Section 6.6. Transfer Taxes ................................................................................................. 94 Section 6.7. Intended Tax Treatment ................................................................................... 95 Section 6.8. Treasury Regulation Section 1.1502-36(d)(6) Election .................................. 95 Section 6.9. Purchase Price Allocation ................................................................................ 95 Section 6.10. Tax Refunds ..................................................................................................... 96 ARTICLE VII CONDITIONS PRECEDENT.............................................................................. 96 Section 7.1. Conditions to Each Party’s Obligations to Close ............................................ 96 Section 7.2. Conditions to Obligations of Purchaser to Close............................................. 96 Section 7.3. Conditions to Obligations of U.S. Seller to Close ........................................... 97 Section 7.4. Frustration of Closing Conditions ................................................................... 98 ARTICLE VIII TERMINATION; EFFECT OF TERMINATION .............................................. 98 Section 8.1. Termination ..................................................................................................... 98 Section 8.2. Effect of Termination ...................................................................................... 99

Section 8.3. Notice of Termination ................................................................................... 102 ARTICLE IX INDEMNIFICATION ......................................................................................... 102 Section 9.1. Survival .......................................................................................................... 102 Section 9.2. Indemnification by U.S. Seller ...................................................................... 102 Section 9.3. Indemnification by Purchaser ........................................................................ 104 Section 9.4. Procedures ..................................................................................................... 104 Section 9.5. Exclusive Remedy and Release ..................................................................... 105 Section 9.6. Additional Indemnification Provisions. ......................................................... 106 Section 9.7. Limitation on Liability................................................................................... 106 Section 9.8. Indemnification After-Tax ............................................................................. 108 Section 9.9. Mitigation ...................................................................................................... 108 ARTICLE X GENERAL PROVISIONS.................................................................................... 108 Section 10.1. Entire Agreement ........................................................................................... 108 Section 10.2. Assignment .................................................................................................... 108 Section 10.3. Amendments and Waivers ............................................................................. 109 Section 10.4. No Third-Party Beneficiaries ......................................................................... 109 Section 10.5. Notices ........................................................................................................... 110 Section 10.6. Specific Performance ..................................................................................... 111 Section 10.7. Governing Law and Jurisdiction.................................................................... 112 Section 10.8. Waiver of Jury Trial ...................................................................................... 112 Section 10.9. Severability .................................................................................................... 113 Section 10.10. Counterparts.................................................................................................. 113 Section 10.11. Expenses ....................................................................................................... 113 Section 10.12. Interpretation; Absence of Presumption ....................................................... 113 Section 10.13. Seller Parent Guarantee ................................................................................ 115 Section 10.14. Non-Recourse ............................................................................................... 115 Section 10.15. Waiver of Conflict Regarding Representation; Nonassertion of Attorney- Client Privilege 116 Section 10.16. Debt Financing Matters ................................................................................ 116 EXHIBITS Exhibit A Form of Transition Services Agreement Exhibit B Transaction Accounting Principles

Exhibit C Sample Working Capital Schedule Exhibit D–1 Form of Nominee Agreement (Changzhou) Exhibit D–2 Form of Nominee Agreement (Shanghai) Exhibit E JV Supply Agreement Term Sheet Exhibit F Reseller Agreement Term Sheet Exhibit G Trademark License Agreement Term Sheet

STOCK AND ASSET PURCHASE AGREEMENT This STOCK AND ASSET PURCHASE AGREEMENT, dated as of July 25, 2024 (this “Agreement”), is by and among AGCO Corporation, a Delaware corporation (“Seller Parent”), Massey Ferguson Corp., a Delaware corporation (“U.S. Seller” and together with Seller Parent, collectively, the “Seller Parties”), and A-AG Holdco Limited, a private company limited by shares incorporated under the laws of England and Wales (“Purchaser” and, together with the Seller Parties, the “Parties” and each, a “Party”). WHEREAS, on the terms and subject to the conditions set forth herein, prior to the Closing, Seller Parent will, and will cause its Affiliates to, complete the Reorganization (as defined herein), pursuant to which, among other things, (i) U.S. Seller will become the holder of all of the issued and outstanding shares of capital stock (the “Company Equity Interests”) of Intersystems Holding, Inc., a Delaware corporation (the “Company”), (ii) Swiss Seller (as defined herein) will continue to be (x) the holder of all of the issued and outstanding shares of capital stock (the “Tecno Equity Interests”) of Tecno Poultry Equipment, S.P.A., an Italian corporation (the “Italian Company”), and (y) the holder of all of the issued and outstanding shares of capital stock (the “Cimbria Equity Interests”) of Cimbria A/S, a Danish corporation (the “Danish Company”), and (iii) the Canadian Seller (as defined herein) will continue to be the holder of all of the issued and outstanding shares of capital stock (the “Canadian Equity Interests” and together with the Company Equity Interests and the Tecno Equity Interests, collectively, the “Equity Interests”) of GSI Electronique Inc., a Canadian corporation (the “Canadian Company”); WHEREAS, each of Sellers desires to sell, assign, transfer and convey to Purchaser (or one or more of Purchaser’s designees), and Purchaser desires to purchase, acquire and assume (or cause one or more of Purchaser’s designees to purchase, acquire and assume) from Sellers, all of the Equity Interests, the Transferred Assets (as defined below), and the Assumed Liabilities (as defined below), in each case, upon the terms and conditions contained in this Agreement (such sale and purchase, together with the Reorganization, collectively, the “Transaction”); WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of U.S. Seller to enter into this Agreement, each of Purchaser and certain other Persons named therein (each, a “Sponsor”) is entering into an equity commitment letter (the “Equity Commitment Letter”) pursuant to which each Sponsor has agreed, upon the terms and subject to the conditions set forth therein, to invest in Purchaser the amounts set forth therein, including, if necessary, to fund certain obligations of Purchaser in connection with this Agreement; and WHEREAS, simultaneously with the Closing under this Agreement, U.S. Seller, Purchaser and certain of their respective Affiliates desire to enter into certain other agreements in connection with the transactions contemplated hereby. NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the

3 receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1. Definitions. As used herein, the following terms have the meanings set forth below: “Action” means any Proceeding, audit, review, inquiry, examination, or investigation. “Adjustment Amount” means (a) the Closing Working Capital minus (b) the Target Working Capital (which resulting amount may be a positive or negative number). “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided, however, that, except in the case of Section 3.28, Section 5.5, Section 5.24 and Section 10.14, neither Purchaser nor any of its Affiliates shall be considered an Affiliate of a portfolio company (as such term is customarily understood among institutional private equity investors) or any investment fund affiliated with, or managed by, affiliates of AIP, LLC, nor shall any other portfolio company or any investment fund affiliated with, or managed by, affiliates of AIP, LLC be deemed an Affiliate of Purchaser or any of its Affiliates. For purposes of this Agreement, neither U.S. Seller nor any of its Affiliates (other than, from and after the Closing, Swiss Seller and Canadian Seller) shall be deemed an Affiliate of Purchaser, nor, as of and after Closing, of any Group Company. “AI Technologies” means any technology in the deep learning, machine learning or other artificial intelligence fields, including any and all (a) proprietary algorithms, software or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests and k-means clustering), or reinforcement learning, and (b) proprietary embodied artificial intelligence and related hardware or equipment. “Anti-Corruption Laws” means all Laws from time to time, as amended, concerning or relating to bribery or corruption, including the US Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act of 2010, the Malaysian Anti-Corruption Commission Act 2009 and all other applicable anti-bribery and corruption Laws and any related or similar Laws issued, administered or enforced by any Governmental Entity. “Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Federal Trade Commission Act of 1914 and all other federal, state, foreign, multinational and supranational, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions

4 having the purpose or effect of monopolization, or restraint of trade or lessening of competition through merger or acquisition. “APAC ex-China” means the Business operated and conducted by AGCO GSI (Malaysia) Sdn. Bhd., AGCO GSI Asia Sdn. Bhd. and AGCO Sales & Services Sdn. Bhd. (collectively, the “Malaysian Entities”), including all employees of Seller Parent or its Subsidiaries who are primarily assigned or dedicated to performing services therefor, whether or not employed by the Malaysian Entities. “Approval” means the approval, authorization or consent of, filing or registration with, notification to, or granting or issuance of any license, order, waiver, extension, modification, amendment or permit by, any third party or Governmental Entity. “Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and each benefit, employment, consulting, retention, profit-sharing, bonus, stock option, stock purchase, restricted stock, equity or equity- based, incentive, deferred compensation, severance, redundancy, termination, retirement, pension, change in control, health, welfare, vacation, paid time off, tax gross-up or tax indemnification, fringe benefit, collective bargaining or other similar plan, program, policy, practice, agreement or arrangement (in each case, whether written or unwritten). “Books and Records” means all books, records, lists, reports, files, work papers, work product, correspondence, manuals, sales, marketing and promotional information, literature and studies, and other materials, documents and data in any form or medium (whether in hard copy or computer, digital, mobile or other electronic format). “Business” means the business and operations of Seller Parent’s grain and protein systems businesses as operated and conducted by the Group Companies, Seller Parent or their respective Affiliates anywhere in the world, including under the GSI, AP, Cumberland, Cimbria and Tecno brands (each, a “Brand”) and any sub-brands thereof, including SEA.IQ+, SEA.TN and SEA.CX, on the date hereof and/or during the twelve (12) month period immediately prior to the date hereof, or planned to be conducted as of the date hereof (but only to the extent such plans are expressly described in the Project Gondola Confidential Information Memorandum dated March 2024 or the Project Gondola Management Presentation dated April 2024 and made available to Purchaser prior to the date hereof); provided, however, that the term “Business” shall not include the JV, the Chinese Operations, Seller Parent’s Faromatics business or Seller Parent’s Optifarm business, and none of the JV, the Chinese Operations, Seller Parent’s Faromatics business or Seller Parent’s Optifarm business shall, directly or indirectly, be transferred to or assumed by Purchaser or any Group Company (except in the case of the Chinese Operations, pursuant to the terms and conditions of the Nominee Agreement (Changzhou) or the Nominee Agreement (Shanghai), in each case if applicable). “Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in New York, New York. “Business Employee” means each employee of Seller Parent and its Affiliates identified by employee identification number on Section 1.1(a) of the Seller Disclosure Schedules, which

5 identifies the Business Employee by jurisdiction and whether each such Business Employee is a Company Group Employee as of the date hereof, as such schedule may be updated by mutual written agreement between U.S. Seller and Purchaser prior to the Closing. “Calculation Time” means 11:59 p.m. Eastern Time on the date immediately before the Closing Date. “Canadian Seller” means AGCO Canada Ltd., a Canadian corporation. “Cash Amounts” means, of any Person and as of any time, all cash and cash equivalents (that are convertible into cash within 90 days), whether held in or as bank and other depositary accounts and safe deposit boxes, demand accounts, certificates of deposit, time deposits, negotiable instruments, securities and brokerage accounts, in each case of such Person as of such time; provided, that “Cash Amounts” shall, without duplication, (i) exclude the total amount of outstanding checks and drafts issued but not yet debited against the applicable amount, (ii) exclude cash posted to support letters of credit and cash held in escrow and (iii) include the total amount of outstanding checks and drafts issued for the account of such Person but not yet cleared. “Chinese Operations” means the portion of the business and operations of Seller Parent’s grain and protein systems businesses operated and conducted in The People’s Republic of China by AGCO GSI (Changzhou) Agriculture Equipment Co., Ltd. and/or The GSI Group (Shanghai) Co., Ltd. “Chinese Separation (Changzhou)” means the transfer of 100% of the equity interests in AGCO GSI (Changzhou) Agriculture Equipment Co., Ltd. by GSI Group to U.S. Seller or one of its Affiliates (other than a Group Company). “Chinese Separation (Shanghai)” means the transfer of 100% of the equity interests in The GSI Group (Shanghai) Co., Ltd. by GSI Group to U.S. Seller or one of its Affiliates (other than a Group Company). “Cimbria Outlier Projects” means those matters set forth on Section 1.1(b) of the Seller Disclosure Schedules. “Closing Cash Amounts” means an amount equal to the sum of the Cash Amounts in respect of the Group Companies as of the Calculation Time; provided, that in calculating the Closing Cash Amounts, if the aggregate Closing Cash Amounts is in excess of $20,000,000, then the Closing Cash Amounts will be equal to $20,000,000; provided, further, that such calculation shall take into account (and Closing Cash Amounts shall be reduced by) (i) any cash dividends that are declared or paid to Sellers or their Affiliates (other than the Group Companies), and (ii) the payment or transfer of any Cash Amounts other than at the direction of Purchaser (A) to any of Sellers or their Affiliates other than the Group Companies or (B) to pay off any Company Transaction Expenses or Funded Debt, in each case of clauses (i) and (ii), following the Calculation Time and prior to the Closing.

6 “Closing Company Transaction Expenses” means an amount equal to the Company Transaction Expenses as of immediately prior to the Closing, including any portion thereof becoming payable as a result of the Closing. “Closing Funded Debt” means an amount equal to the Funded Debt of the Group Companies as of immediately prior to the Closing (but including any portion thereof arising or becoming payable as a result of the Closing). “Closing Purchase Price” means (a) the Base Purchase Price, plus (b) the Estimated Closing Cash Amounts, plus (c) the Estimated Adjustment Amount (which may be a positive or negative number), minus (d) the Estimated Closing Funded Debt, minus (e) the Estimated Closing Company Transaction Expenses. “Closing Working Capital” means the Working Capital as of the Calculation Time. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company Data” means all Confidential Information, data, information, and data compilations contained in the IT Assets or any databases of any Group Company, including Personal Data, that are used by, or necessary to the Business. “Company Group Benefit Plan” means each Benefit Plan that is established, sponsored or maintained by any Group Company or with respect to which any Group Company is a party or has any Liability, other than any Multiemployer Plan and other than any plan, policy, program or arrangement which is maintained by a Governmental Entity to which any Group Company contributes pursuant to applicable Law. “Company Group Employee” means any employee of any Group Company. “Company Material Adverse Effect” means any event, change, development, occurrence, result or effect (each an “Effect” and collectively, “Effects”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Business, taken as a whole, or (ii) would reasonably be expected to prevent, materially impair or materially delay (or has so prevented or materially impaired or materially delayed) the ability of the Seller Parties to consummate the Transaction or perform their obligations under this Agreement or the other Transaction Documents on the terms set forth herein or therein; provided, however, that solely with respect to clause (i), no such Effect resulting from any of the following will be deemed, either alone or in combination, to constitute or contribute to, or will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (a) changes in the general conditions in the industries in which the Business operates or where the products or services of the Business are sold; (b) the conditions or trends of financial, debt, capital, credit or securities markets (including interest rates or exchange rates); (c) any condition or change generally affecting the global economy, financial markets or political, economic, monetary or regulatory conditions in any geographic region in which the Business operates; (d) any act of civil unrest, outbreaks or escalations of hostilities or war (whether or not declared), military actions or any act of sabotage, cyberattack or terrorism, including an outbreak or escalation of hostilities involving the United States or any other country

7 or the declaration by the United States or any other country of a national emergency or war, or any material worsening of such conditions existing as of the date of this Agreement; (e) any conditions resulting from natural disasters, including earthquakes, hurricanes, tsunamis, typhoons, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides, wildfires, manmade disasters or acts of God; (f) any epidemic, pandemic or public health event (including COVID- 19) or any COVID-19 Measures or any changes, after the date hereof, in such COVID-19 Measures or changes, after the date hereof, in the interpretation, implementation or enforcement thereof; (g) changes in any applicable Law or GAAP or any official interpretations or enforcements thereof; (h) the failure of the financial or operating performance of Sellers or any of their Affiliates (including any Group Company) or the Business to meet any published or internally prepared projections, forecasts or budgets for any period (provided, that this clause (h) shall not be construed as implying that Sellers are making any representation or warranty herein with respect to any projections, forecasts or budgets and no such representations or warranties are being made; provided, further, that any underlying Effect that gave rise to such failure to meet such projections, forecasts or estimates shall not be excluded by virtue of this clause (h) except to the extent such Effect would be excluded by operation of another clause of this definition); (i) the execution or announcement of this Agreement, the pendency or consummation of the Transaction or other transactions contemplated hereby, or the identity of Purchaser or any of its controlled Affiliates, including any loss of, disruption in, or other impact thereof on, the relationship with customers, employees, lessors, labor unions, financing sources, suppliers, vendors, investors, lenders, partners, distributors, contractors, employees, strategic partners or similar relationships (provided, that this clause (i) shall not be deemed to apply to Section 3.4, or to Section 7.2(a) as it relates to Section 3.4); (j) the effect of Sellers’ compliance with the express terms of this Agreement that require action or inaction of Sellers, or actions taken at the express written request of Purchaser or any of its Affiliates, including the covenants and agreements contained in this Agreement (including to obtain any approval or authorization under applicable antitrust or competition or other Laws for the consummation of the Transaction); provided, however, that the Effects in clauses (a) through (g) may be taken into account for purposes of determining whether there has been or will be a Company Material Adverse Effect to the extent, and only to the extent, they have a materially disproportionate effect on the Business, taken as a whole, compared to similarly situated businesses operating in the industry in which the Business operates (in which case solely the incremental materially disproportionate effect may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect). “Company Owned Intellectual Property” means all Intellectual Property Rights that are (i) owned or purported to be owned by the Group Companies, (ii) transferred to a Group Company pursuant to the Reorganization or (iii) included in the Transferred Assets. “Company Privacy Policies” means any (a) present or past external data protection, data Processing, data usage, privacy and security policies of any Group Company; (b) written (including on websites) public statements, representations, obligations, promises, and commitments relating to privacy, security, or the Processing of Personal Data; and (c) policies and obligations applicable to any Group Company as a result of any certification relating to privacy, security, or the Processing of Personal Data.

8 “Company Transaction Expenses” means, without duplication, all fees, costs, charges, expenses and obligations that are incurred, payable or subject to reimbursement by the Group Companies in connection with or relating to the preparation, negotiation and execution of this Agreement or the consummation of the Transaction (including, for the avoidance of doubt, the Reorganization), including with respect to (a) fees, commissions, expenses and disbursements of counsel, accountants, bankers, brokers, financial advisors, consultants and service providers, (b) all transaction, retention, sale, change in control, severance, success or similar payments or benefits, severance payments or benefits, or stay or retention payments or benefits, in each case, payable either (i) solely as a result of or in connection with the Closing (or any delayed Closing in respect of certain assets of the Business or certain Continuing Employees of the Business, if applicable) or pursuant to the Contracts listed under the headings “Executive Retention Awards” and “Business Unit Leader Awards” set forth on Section 3.11(h) of the Seller Disclosure Schedules or (ii) as a result of both the Closing and resignation within a contractually defined period following the Closing (or any delayed Closing in respect of assets of the Business or Continuing Employees of the Business, if applicable) (other than (i) pursuant to arrangements or Contracts entered into by Purchaser or following the Closing, by the Group Companies, or (ii) as a result of any act or omission by Purchaser or its Affiliates (including, following the Closing, the Group Companies)), (c) the employer portion of all employment, payroll, social security, unemployment or similar Taxes payable by the Company with respect to any payments pursuant to clause (b), (d) costs in connection with termination of the intercompany arrangements pursuant to Section 5.6(b), (e) fifty percent (50%) of Transfer Taxes and (f) fifty percent (50%) of all filing fees payable pursuant to Section 5.1(g) (other than the filing fees payable in connection with the HSR Act). For the avoidance of doubt, Company Transaction Expenses shall exclude all fees, costs, charges, expenses and obligations that (i) are incurred, payable or subject to reimbursement by Seller Parent or its Affiliates other than the Group Companies, (ii) are incurred, payable or subject to reimbursement by Purchaser or any of its respective Affiliates (including in connection with the Debt Financing and all costs and expenses related to the R&W Insurance Policy, if obtained, all filing fees payable by Purchaser in connection with the HSR Act and 50% of all filing fees payable to Governmental Entities under any Antitrust Law (other than the HSR Act) or FDI Law and the D&O Insurance Policy payable by Purchaser pursuant to Section 6.6), (iii) are incurred by the Group Companies in connection with the Debt Financing, (iv) are accrued or included in the Closing Working Capital or (v) are included in Funded Debt. “Competing Transaction” means a transaction whereby an acquirer (other than Purchaser and its Affiliates and Representatives with respect to the transactions contemplated by this Agreement) proposes to acquire any of the equity securities of any Group Company or any material portion of the assets of the Business or the Group Companies (in each case whether by merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, or sale of assets or otherwise), in each case other than (i) the Reorganization and (ii) any inquiry, offer or proposal, or any expression of interest, by any third party solely relating to (A) a sale of Seller Parent, or any merger, consolidation, recapitalization, tender or exchange offer, or other business combination transaction to acquire Seller Parent, (B) a direct or indirect acquisition or purchase by any person or entity of any business division of Seller Parent (other than the Group Companies) or more than 50% of the assets, equity or other property of Seller Parent, (C) any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction which would result, directly or indirectly, in the disposition of more than 50% of the assets, equity or other property of Seller Parent, in each

9 case, whether in one transaction or a series of related transactions, in each case of clauses (A), (B) and (C), in which any remaining obligations of Seller under this Agreement will be fully assumed (including by operation of Law, if applicable) by, or remain with, as applicable, the entity or entities that continue to own the Group Companies and the assets necessary for Sellers (including the Transferred Assets) to perform their obligations hereunder and under any other Transaction Document; provided, that (x) such entity or entities that continue to own the Group Companies and the assets necessary for Sellers to perform their obligations hereunder and under any other Transaction Document are creditworthy or otherwise owned by a creditworthy parent entity, which guarantees the obligations of such entity or entities hereunder and (y) Seller Parent (or its successor entity in such transaction, if applicable) shall continue to be subject to its obligations hereunder (including, for the avoidance of doubt, under Section 5.13 and Section 10.13). “Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated Tax Returns for U.S. federal income Taxes and any similar group under foreign, state or local Law. “Contingent Worker” means any individual independent contractor, consultant, and temporary, seasonal, or leased employee used with respect to the operation of the Business at any time since January 1, 2021, and not classified by each Group Company as a Company Group Employee. “Contract” means any agreement, contract, subcontract, lease, sublease, license, commitment, customer order, loan or credit agreement, indenture or other binding arrangement or agreement, other than a Permit. “Covered Losses” means, subject to Section 9.7, losses, Liabilities, claims, fines, deficiencies, damages, payments (including those arising out of any settlement or Judgment relating to any Action), Taxes, penalties, expenses and reasonable attorneys’ and accountants’ fees and disbursements, in each case that are due and payable. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any epidemics, pandemics or outbreaks thereof. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act. “Data Processor” means a natural or legal Person, Governmental Entity, agency or other body that Processes Personal Data on behalf of or at the direction of any Group Company. “Debt Financing Sources” means the lenders, agents, underwriters, commitment parties and arrangers of any Debt Financing, together with their respective current or future Affiliates, and their and their respective current or future Affiliates’ officers, directors, employees, agents and

10 representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements relating thereto; provided, that, for the avoidance of doubt, “Debt Financing Sources” will not include Purchaser or any of its Affiliates. “Entity-Level Allocation Schedule” means the allocation of the Base Purchase Price among the Company, the Danish Company, the Italian Company and the Transferred Assets set forth on Section 1.1(c) of the Seller Disclosure Schedules. “Environmental Laws” means all Laws regarding pollution or protection of the environment, natural resources, or human health and safety regarding exposure to Hazardous Materials, including those relating to the Release of Hazardous Materials or to the presence, manufacturing, production, generation, use, treatment, storage, disposal, transport, recycling, labeling, investigation, remediation, cleanup, or handling of Hazardous Materials. “Equity Securities” means (a) any share, capital stock, partnership, membership or similar interest in any Person and (b) any option, warrant, restricted stock, profits interest, right or other Contract to purchase or otherwise acquire any such interest in any Person referred to in clause (a) or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Existing Malaysian Facility” means the real property located at Plot 218 and Plot 218A, Jalan Perindustrian Bukit Minyak 6, Kawasan Perindustrian Bukit Minyak, 14100 Bukit Mertajam, Pulau Pinang in Malaysia. “FDI Laws” means all applicable foreign and domestic Laws that are designed or intended to prohibit, restrict, review or regulate foreign investments for national security, public order, state security or similar policy objective (other than Antitrust Laws). “Foreign Plan” means each Seller Benefit Plan or Company Group Benefit Plan (as applicable) that primarily covers Company Group Employees or other individual service providers based outside of the United States and/or that is subject to any Law other than U.S. federal, state or local Law, other than any plan, program, policy or arrangement that is maintained by a Governmental Entity to which any Group Company, any Seller or any Affiliate of a Seller contributes pursuant to applicable Law. “Fraud” means, with respect to a Party, common law fraud under Delaware law committed by a Person with respect to the making of representations and warranties contained in this Agreement or any certificate delivered hereunder and not with respect to any other matters, which, for the avoidance of doubt, requires (a) a false representation or warranty of fact, (b)

11 actual knowledge of the Party making such representation or warranty and that such representation or warranty (or the facts underlying such representation or warranty) is, or would be, false when made, (c) the intent to include the other Party to whom such representation or warranty is made to act or refrain from acting in reliance upon it, (d) reliance by such Party on such representation or warranty, and (e) such Party to whom such representation or warranty is made suffers damages, losses or Liabilities, by reason of such reliance. For the avoidance of doubt, “Fraud” shall not include any fraud to the extent any representation or warranty is made negligently or recklessly. “Funded Debt” means, of any Person and as of any time, the aggregate amount of the following (including all accrued and unpaid interest and all prepayment penalties, breakage fees and exit fees that would be incurred in connection with the repayment thereof at such time), without duplication: (a) the outstanding principal amount of any indebtedness for borrowed money (other than trade payables arising in the ordinary course of business); (b) all other obligations evidenced by bonds, debentures or notes; (c) all capital or finance lease obligations that are classified as a capital or finance lease in the Business Carveout Financial Statements; (d) all direct obligations under letters of credit, performance bonds, surety bonds, bankers’ acceptances or similar facilities, in each case solely to the extent drawn; (e) the deferred purchase price related to the previous acquisition of any businesses (including any “earn-outs” but excluding current trade payables arising in the ordinary course of business); (f) liabilities under interest rate, currency rate or commodity price protection, hedging, derivative or swap, collar, cap or similar arrangement, in each case net of any related assets, determined as if such arrangements were terminated at the applicable time of determination (for the avoidance of doubt, this clause (f) may be a positive or negative amount and reduce Funded Debt); (g) the balance amount reported in the OneStream “PostRetireBenDisclosure”; (h) the Income Tax Liability Amount; (i) project cost accruals for the Cimbria Outlier Projects, which shall be deemed to be equal to $2,323,000; (j) reserves recorded for losses for the projects set forth on Section 1.1(d)(i) of the Seller Disclosure Schedules; (k) all accrued and unpaid fees and expenses incurred in connection with the implementation of the SEED Program; (l) the amounts in the line item categories set forth on Section 1.1(d)(ii) of the Seller Disclosure Schedules, as such amounts exist as of immediately prior to the Closing; (m) accrued and unpaid out of pocket legal expenses with respect to the Proceedings set forth on Section 1.1(d)(iii) of the Seller Disclosure Schedules; (n) the amounts set forth on Section 1.1(d)(iv) of the Seller Disclosure Schedules; and (o) any indebtedness of a type that is referred to in clauses (a) through (n) above and which is guaranteed by such Person, in each case, of such Person as of such time; provided, that (1) in no event shall the aggregate amount of Funded Debt pursuant to clause (k) above exceed $1,000,000 (and, for the avoidance of doubt, any such amounts in excess of $1,000,000 shall be borne by Purchaser) and (2) in no event shall Funded Debt include (i) any item included in Company Transaction Expenses or Working Capital, (ii) any Liabilities incurred at the direction of Purchaser or any of its Affiliates, (iii) any obligations arising from any financing, debt or other similar arrangement of Purchaser or any of its Affiliates, including in connection with the Debt Financing, (iv) any obligations with respect to any operating leases, including those that have been categorized as operating leases in the Business Carveout Financial Statements, (v) any obligations among or between the Group Companies, (vi) any guarantees described in clause (n) above which will be released or otherwise terminated as of the Closing and (vii) trade payables and expenses incurred in the ordinary course of business.

12 “GAAP” means U.S. generally accepted accounting principles. “Governmental Entity” means any national, state, local, provincial, supranational or foreign government or any court, administrative agency or commission or other national, state, local, supranational or foreign governmental authority or instrumentality, in each case of competent jurisdiction. “Group Company” means any of the Company and the Company Subsidiaries. “GSI Group” means The GSI Group, LLC, a Delaware limited liability company. “Hazardous Materials” means (i) any substance, material, or waste defined, identified, or classified as hazardous or toxic or as a pollutant or contaminant, or words of similar meaning, by any applicable Environmental Law, including crude oil, petroleum or petroleum byproducts, asbestos, asbestos-containing materials, polychlorinated biphenyls, and radioactive materials, and any other substance, material, or waste regulated by, or for which liability is imposed under, Environmental Law; and (ii) urea formaldehyde foam insulation, per- and polyfluoroalkyl substances, and radon. “Income Tax Liability Amount” means any and all accrued but unpaid income Taxes (including as a result of any amounts includible in gross income under Sections 951 or 951A of the Code) of any Group Company for any Pre-Closing Tax Period (determined on a jurisdiction- by-jurisdiction basis and each Tax type and not to be less than zero in respect of any jurisdiction and each Tax type). The calculation of Income Tax Liability Amount shall (A) exclude any deferred Tax liabilities or Tax assets, (B) take into account the effect of the any deductions attributable to Company Transaction Expenses to the extent available at a “more likely than not” or higher level of comfort to reduce (not below zero) the income Tax liability to which they are relevant, (C) be prepared in accordance with the past practice (including reporting positions and accounting methods) of the applicable Group Company in preparing Tax Returns for income Taxes unless otherwise required by a change in applicable Law, (D) exclude any income Tax liabilities resulting from actions taken by Purchaser or its Affiliates (including following the Closing, the Group Companies) on the Closing Date after the Closing outside the ordinary course of business (unless required or expressly permitted by any Transaction Document or required by applicable Law), (E) in the case of a Straddle Period, be determined in accordance with Section 6.3 and (F) exclude any corporate income Taxes which are the subject matter of a Seller Consolidated Return to the extent it is not reasonably be expected that any Group Company will be required to pay such corporate income Taxes after the Closing, including by way of a Tax Sharing Agreement. “Indebtedness” means, of any Person and as of any time, all (a) Funded Debt of such Person; and (b) any obligations of such Person to guarantee or otherwise provide collateral or credit support for any of the obligations described in clause (a) on behalf of any Person other than, in the case of any Group Company, any other Group Company. “Information Security Program” means a written information security program that constitutes reasonable security procedures and practices appropriate to the nature of Personal Data, that complies with Privacy Requirements and relevant binding industry standards and that

13 includes: (a) written policies and procedures regarding Personal Data, and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality, availability, and integrity of any Personal Data owned, controlled, maintained, held, or Processed by any Group Company or its Data Processors; (c) disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (d) protections against Security Incidents, Malicious Code, and against loss, misuse, unauthorized access to, and disruption of, the Processing of Company Data or IT Assets and the systems of any Data Processor. “Intellectual Property Rights” means all U.S. and foreign intellectual property rights and intellectual property, including (a) patents, patent applications reissues, reexaminations, continuations, continuations-in-part, divisions and foreign counterparts, (b) trademarks, service marks, trade dress, logos, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations, applications and renewals thereof (“Trademarks”), (c) copyrights, (d) trade secrets and other rights in know-how, formulae, inventions, compositions, processes, methods and confidential or proprietary information deriving economic value from the secret nature of the foregoing, and (e) URL and Internet domain name registrations. “Inventory” means any and all raw materials, work-in-process, finished goods, supplies and other inventories held by any Group Company or otherwise primarily used in, primarily held for use in or primarily related to the operation or conduct of the Business. “IRS” means the United States Internal Revenue Service. “IT Assets” means the hardware, software, firmware, middleware, equipment, electronics, platforms, computer systems, computers, websites and Internet-related information technology infrastructure, applications, servers, workstations, routers, hubs, switches, interfaces, data, databases, network and telecommunications equipment, wide area network, data communications lines, and other data communications or information technology equipment but, for clarity, not any Intellectual Property Rights covering the foregoing, owned or controlled by any Group Company or used to Process Company Data in the conduct of the Business. “Judgment” means any injunction, judgment, decree (including any consent decree or similar agreed order or judgment), ruling, writ, stipulation, order, determination or award issued or entered by a Governmental Entity. “JV Supply Losses” means all Losses or Liabilities of the Group Companies to the extent arising out of or resulting from or relating to any failures of the JV to deliver products or services to the Group Companies on terms and conditions set forth in the JV Supply Agreement Term Sheet. “Knowledge” means, with respect to Sellers, the actual knowledge of any Person listed in Section 1.1(e) of the Seller Disclosure Schedules, after due inquiry of such Person’s direct reports; and, with respect to Purchaser, the actual knowledge of any Person listed in Section 1.1(e) of the Purchaser Disclosure Schedules, after due inquiry of such Person’s direct reports.

14 “Law” means any national, state, provincial, local, supranational or foreign law (including common law), statute, code, order, ordinance, directive, rule, regulation, Judgment, treaty (including any Tax treaty) or other enforceable requirement, in each case promulgated or issued by a Governmental Entity. “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability or arising under any Law) and whether or not required by GAAP to be set forth in financial statements (including the footnotes thereto) of any Person. “Lien” means any mortgage, deed of trust, lien, pledge, security interest, charge, easement, covenant, license, option, right of first refusal, title or survey defect, lease, right of way, right of first offer, encroachment, restriction or encumbrance of any kind, other than restrictions on transfer arising under applicable securities Laws (in the case of securities). “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent. “New Malaysian Facility” means the real property located at 1666, Lorong Perusahaan Maju 8, Kawasan Perusahaan Perai, 13600 Perai, Pulau Pinang in Mayalsia. “Nominee Agreement (Changzhou)” means the Nominee Agreement in the form attached hereto as Exhibit D–1. “Nominee Agreement (Shanghai)” means the Nominee Agreement in the form attached hereto as Exhibit D–2. “Open Source Software” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms, including any license approved by the Open Source Initiative and listed at opensource.org/licenses. “Organizational Documents” means, with respect to any Person (other than an individual), the certificate or articles of incorporation or organization of such Person and any limited liability company, operating or partnership agreement, bylaws or similar documents or agreements relating to the legal organization or governance of such Person. “Permits” means permits, approvals, authorizations, consents, licenses, exemptions, registrations, certifications, approvals, or certificates issued by any Governmental Entity. “Permitted Liens” means the following Liens: (a) Liens disclosed on or reflected in the Business Carveout Financial Statements; (b) Liens for Taxes, assessments or other governmental

15 charges or levies that are not yet due and payable or delinquent, that are being contested in good faith by appropriate Proceedings or for which an adequate reserve has been established and reflected in the Business Carveout Financial Statements; (c) statutory Liens of landlords and Liens of vendors, carriers, warehousemen, mechanics, materialmen, workmen, repairmen or similar Liens and other Liens imposed by Law and incurred on a basis consistent with past practice and in the ordinary course of business for amounts which are not yet due and payable or delinquent or which are being contested in good faith by appropriate Proceedings; (d) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, in each case, for obligations not yet delinquent; (e) Liens incurred in the ordinary course of business and on a basis consistent with past practice securing Liabilities that are not yet due and payable; (f) with respect to real property, (i) defects or imperfections of title, (ii) easements, declarations, covenants, rights-of-way, restrictions and other similar charges, instruments or encumbrances affecting title to real estate, (iii) zoning ordinances, variances, conditional use permits and similar regulations, permits, approvals and conditions, and (iv) any defects, imperfections of title, easements, declarations, covenants, rights-of-way or restrictions that would be disclosed by or readily apparent upon a title search or an accurate, up-to-date survey (provided, that in the case of clause (f), any such item would not be reasonably expected to materially detract from the value of, or materially interfere with, the Real Property in the ordinary conduct of the Business as currently conducted, taken as a whole); (g) Liens granted pursuant to the terms of any Real Property Lease for amounts not due and payable or delinquent; (h) with respect to any Leased Real Property, liens not created by Seller Parent or any of its Subsidiaries that affect the underlying fee interest or any superior leasehold interest of any Leased Real Property, including master leases or ground leases; (i) non-exclusive licenses of Intellectual Property Rights granted into in the ordinary course of business; and (j) Liens listed on Section 1.1(f) of the Seller Disclosure Schedules. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, association, organization, joint venture, Governmental Entity or other entity. “Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including: (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date.

16 “Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date and, in the case of any Straddle Period, the portion of such period ending on and including the Closing Date. “Privacy Requirements” means any and all Laws and binding industry requirements, and Contracts relating to the protection or Processing of Personal Data that are applicable to any Group Company, including: (a) the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227, et seq.; the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12, et seq.; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the California Customer Records Act, Cal. Civ. Code §§ 1798.80 to 84; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC) as implemented by countries within the European Economic Area (“EEA”); the General Data Protection Regulation (2016/679) (“EU GDPR”) as implemented by countries within the EEA; the U.K. Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426); the U.K. Data Protection Act 2018 and the EU GDPR as it forms part of the law of England and Wales by virtue of section 3 of the European Union (Withdrawal) Act 2018; U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; the Malaysian Personal Data Protection Act 2010; and all other Laws relating to data protection, information security, cybercrime, Security Incident notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (b) each Contract relating to the Processing of Personal Data which is applicable to any Group Company; and (c) each applicable rule, code of conduct or other binding requirements of self-regulatory bodies and applicable binding industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard. “Proceeding” means any suit, claim, action, cause of action, litigation, charge, complaint, examination, hearing, arbitration, investigation, summons, audit or other proceeding, whether civil, criminal, administrative or investigative and whether in law or equity, in each case, by or before any Governmental Entity. “Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing (as defined by Privacy Requirements) of Company Data or IT Assets that store any Company Data. “Protein Business” means the protein systems business that forms a part of the Business and is operated in the United States by U.S. Seller and its Subsidiaries. “Purchaser Disclosure Schedules” means those certain Purchaser Disclosure Schedules delivered pursuant to this Agreement by Purchaser to Sellers. “Purchaser Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would, or would reasonably be expected to, prevent, materially

17 impair or materially delay (or has so prevented or materially impaired or materially delayed) the ability of Purchaser or its applicable Affiliates to (a) perform its obligations under the Transaction Documents or (b) consummate the Transaction. “Purchaser’s Fundamental Representations” means those representations and warranties set forth in Section 4.1, Section 4.2 and Section 4.7. “Real Property” means the Owned Real Property and the Leased Real Property. “Release” means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, releasing, dumping or disposing into the indoor (including inside any building, structure, facility or fixture) or outdoor environment, including any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Material. “Representative” of a Person means any officer, director or employee of such Person or any consultant, investment banker, attorney, accountant, agent or other advisor or representative of such Person. “Retained Business” means all business currently, previously or hereafter conducted by Seller Parent or any of its Affiliates, other than the Business. “Sample Working Capital Schedule” means the illustrative calculation of Working Capital set forth on Exhibit C to this Agreement. “Sanctions” means economic, anti-terrorism, and financial sanctions Laws, embargoes, and restrictive measures applicable to the Group Companies imposed, administered, or enforced by the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and U.S. Department of State), the European Union and its Member States, the United Nations, the United Kingdom, Malaysia and any other Governmental Entity with jurisdiction over the Group Companies. “Sanctioned Country” means any country or territory that is the subject or target of any comprehensive economic Sanctions, which at the time of signing include the Crimea and so- called Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria. “Sanctioned Person” means any Person that is the target of Sanctions, including (i) a Person listed on a Sanctions-Laws-related prohibited or restricted party list published by the United States government (including the U.S. Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List,” “Sectoral Sanctions Identification List,” and any other similar U.S. lists), or any such list maintained by the United Nations, the European Union, the United Kingdom, and any other Governmental Entity with jurisdiction over the Group Companies; (ii) the government, including any political subdivision, agency, or instrumentality thereof, of any Sanctioned Country or of Venezuela; (iii) an ordinary resident of, or entity registered in or established under the jurisdiction of, or any Person located in a Sanctioned Country; or (iv) a party acting or purporting to act, directly or indirectly, on behalf of, or a party

18 fifty percent or more owned, or where relevant under applicable Sanctions Laws, controlled by, any of the parties listed in clauses (i) through (iii). “Security Incident” means any unauthorized Processing of Company Data, any unauthorized access to any Group Company’s IT Assets, or any incident that requires notification to any Person, Governmental Entity, or any other entity under Privacy Requirements. “SEED Program” means the SAP S4/Hana software platform acquired and implemented by the Danish Company or one of its Subsidiaries. “Seller Benefit Plan” means each Benefit Plan (i) that is established, sponsored, maintained or contributed to by Sellers or their Affiliates (other than any Group Company), (ii) to which Sellers or their Affiliates are obligated to contribute or are parties or (iii) with respect to which Sellers or their Affiliates has any Liability, in each case, in which any current or former Company Group Employee or other current or former individual service provider of a Group Company participates in, or is a party to or receives a benefit from, other than any Multiemployer Plan and other than any plan, policy, program or arrangement which is maintained by a Governmental Entity to which a Seller or any of its Affiliates (other than any Group Company) contributes pursuant to applicable Law, and excluding the Company Group Benefit Plans. “Seller Debt Documents” means all Contracts governing indebtedness for borrowed money of Sellers and their Affiliates (other than the Group Companies). “Seller Debt Obligations” means (i) any guarantee by a Group Company and (ii) any Lien encumbering the Business or the assets of the Group Companies and securing the repayment, in each case of clauses (i) and (ii), of the loans made under, the notes issued pursuant to and/or any obligations under the Seller Debt Documents. “Seller Disclosure Schedules” means those certain Seller Disclosure Schedules delivered pursuant to this Agreement by Sellers to Purchaser. “Seller Marks” means any and all Trademarks owned by Sellers or any of their Affiliates (other than the Group Companies) containing or comprising the AGCO triangle logo, “AGCO”, and “AGCO Your Agriculture Company” name, or any confusingly similar variations, translations, transliterations, abbreviations or derivatives thereof, whether used alone or in combination with other words or logos. “Sellers” means U.S. Seller, Swiss Seller and Canadian Seller. “Shared Contract” means any Contract to which Seller Parent or any of its Subsidiaries is a party with any non-Affiliated third party and which benefits, is in respect of, or otherwise relates to, both the Business (or any Group Company) and the Retained Business (or Seller Parent or any of its Subsidiaries other than the Group Companies), other than any Seller Benefit Plan, any Contract pursuant to which any of the services set forth on Schedule 1 of the Transition Services Agreement as of the Closing Date are provided, any insurance policy or any Contract that is immaterial to the ordinary course operations of the Business.

19 “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means with respect to any Person, any corporation, limited liability company or other entity whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member; provided, that each Group Company shall be deemed to be a Subsidiary, prior to Closing, of U.S. Seller and, after the Closing, of Purchaser. “Swiss Seller” means AGCO International GmbH, a Swiss corporation. “Target Working Capital” means $166,000,000. “Tax” means any U.S. federal, state, local or non-U.S. tax or other governmental fee in the nature of a tax, including net income, gross income, estimated, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, excise, franchise, premium, property, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative or add-on minimum, occupation, together with all interest, penalties and additions imposed with respect to such amounts by any Taxing Authority. “Tax Proceeding” means any audit, examination, contest, litigation or other Proceeding with or against any Taxing Authority. “Tax Return” means any return, declaration, report, claim for refund or information return or statement required to be filed with any Taxing Authority relating to Taxes, including any schedules or attachments thereto or any amendment thereof. “Tax Sharing Arrangement” means any agreement or arrangement providing for the allocation or payment of Tax liabilities or for Tax benefits between or among members of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis (other than Contracts entered into in the ordinary course of business, the primary purpose is not related to Taxes). “Taxing Authority” means the IRS and any other domestic or foreign Governmental Entity responsible for the administration of any Taxes. “Termination Fee” means an amount equal to $49,000,000. “Transaction Accounting Principles” means the accounting principles, practices, methodologies and policies set forth on Exhibit B. “Transaction Documents” means this Agreement, the Transition Services Agreement, the Nominee Agreement (Changzhou) (if applicable), the Nominee Agreement (Shanghai) (if applicable), the Equity Commitment Letter and the Confidentiality Agreement.

20 “Transfer Regulations” means European Council Directive of March 12, 2001 (2001/23/EC) (the “Directive”), relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses, and any country legislation implementing the Directive and any other similar Law. “U.S. Seller’s Fundamental Representations” means those representations and warranties set forth in Section 3.1(a), Section 3.1(b), Section 3.2, Section 3.3, Section 3.4(a) and Section 3.22. “Willful Breach” means a knowing and intentional deliberate act or deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. “Working Capital” means, as of any time, the net working capital of the Group Companies as of such time, calculated by subtracting (a) the sum of the amounts as of such time for the current Liability line items and general ledger accounts (and only such general ledger accounts) shown on the illustrative calculation of Working Capital on the Sample Working Capital Schedule, from (b) the sum of the amounts as of such time for the current asset line items and general ledger accounts (and only such general ledger accounts) shown on the illustrative calculation of Working Capital on the Sample Working Capital Schedule, in each case determined in accordance with the Transaction Accounting Principles; provided, that in no event shall Working Capital include (i) any amount included within the definition of Cash Amounts, Company Transaction Expenses or Funded Debt or (ii) any deferred or income Tax assets, deferred or income Tax liabilities or Transfer Taxes. Section 1.2. Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement: Acquiring Person ................................. 5.8(a) Actions on Seller Credit Enhancements ...................................... 5.8(b) Affiliated Transaction ............................ 3.23 Agreement ...................................... Preamble Asset Purchase ..................................... 2.1(a) Audited Financial Statements .............. 3.7(a) Automatic Transfer Employee ....... 5.7(a)(iv) Balance Sheet Date .............................. 3.7(a) Base Purchase Price ................................. 2.3 Bill of Sale ..................................... 2.4(a)(iv) Brand ........................................................ 1.1 Business Carveout Financial Statements ................................................ 3.7 Canadian Sale....................................... 2.1(d) CapEx Cap ................................... 5.2(b)(xvi) Cimbria Sale......................................... 2.1(b) Closing ..................................................... 2.3 Closing Date............................................. 2.3 Closing Statement ................................ 2.5(b) Company Material Contract ............... 3.13(a) Company Permits ................................. 3.6(a) Company Subsidiary ............................ 3.1(c) Competing Business........................... 5.13(c) Competing Business Divestiture Period ........................................... 5.13(c)(iv) Compliant Offer .............................. 5.7(a)(ii) Compliant Offer Conditions ................ 5.7(b) Confidential Information ......................... 5.3 Confidentiality Agreement....................... 5.3 Continuing Employees ......................... 5.7(b)

21 Credit Enhancement Change of Control ................................................. 5.8(a) Credit Enhancements ........................... 5.8(a) Current Representation ........................ 10.15 D&O Insurance Policy ........................... 5.19 Damages Cap ....................................... 8.2(e) Debt Financing ................................... 5.16(a) Debt Financing Sources Protective Provisions ............................................. 10.16 Deductible ............................................ 9.7(c) Designated Person ................................ 10.15 Dispute Notice ..................................... 2.5(d) Dispute Resolution Period ................... 2.5(d) Documentation Obligations ................. 5.1(a) DOJ ...................................................... 5.1(b) Effects ...................................................... 1.1 Enforceability Exceptions ........................ 3.3 Environmental Permits........................... 3.15 EOR.................................................. 5.7(a)(i) Equity Commitment Letter .............. Recitals Equity Financing ...................................... 4.5 Estimated Adjustment Amount ............ 2.5(b) Estimated Closing Cash Amounts ....... 2.5(b) Estimated Closing Company Transaction Expenses........................... 2.5(b) Estimated Closing Funded Debt .......... 2.5(b) Excluded Information ........................ 5.16(a) Existing Facility Guarantee.................... 5.29 Final Purchase Price ............................. 2.5(f) Former Facilities ...................................... 3.8 FTC ...................................................... 5.1(b) HSR Act ................................................... 1.1 Improvements ........................................ 3.21 Indemnified Party................................. 9.4(a) Indemnifying Party .............................. 9.4(a) Independent Accounting Firm ............. 2.5(d) Insurance Policies .................................. 3.19 Intercompany Settlement Taxes and Liabilities....................................... 5.6(a) Interim Period ...................................... 5.2(a) IP Contracts .................................. 3.13(a)(vi) IT Migration ........................................... 5.20 JV ........................................................... 5.26 JV Supply Agreement ............................ 5.26 Labor Agreement ............................... 3.12(f) Leased Real Property ............................. 3.21 Malaysian Entities .................................... 1.1 Material Customers ............................ 3.25(a) Material Suppliers .............................. 3.25(b) Maximum Term Limit ........................... 5.28 Most Recent Balance Sheet Date ......... 3.7(a) Multiemployer Plan ........................... 3.11(e) New Facility Guarantee ......................... 5.29 Offered Employee ............................ 5.7(a)(i) OneStream Balance Amount.................... 1.1 Outside Date......................................... 8.1(d) Owned Real Property ............................. 3.21 Parties ............................................. Preamble Party ............................................... Preamble Phase I Facilities .................................... 5.23 Phase I Reports ...................................... 5.23 Post-Closing Statement ........................ 2.5(c) Property Taxes ......................................... 6.3 Purchaser ........................................ Preamble Purchaser 401(k) Plan .......................... 5.7(e) Purchaser Group................................... 5.1(a) Purchaser Indemnified Parties ................. 9.2 R&W Insurance Policy .......................... 5.17 R&W Insurer .......................................... 5.17 Real Property Leases.............................. 3.21 Regulatory Remedy ............................. 5.1(c) Related Parties ..................................... 10.14 Released Purchaser Parties ................ 5.24(a) Released Seller Parties ....................... 5.24(b) Releasing Purchaser Parties ............... 5.24(b) Releasing Seller Parties...................... 5.24(a) Reorganization ....................................... 5.25 Reseller Agreement ................................ 5.27 Review Period ...................................... 2.5(d) Sample Closing Statement ................... 2.5(a) Securities Act ........................................... 4.8 SEED Program Milestones .................... 3.26 Seller 401(k) Plans ............................... 5.7(e) Seller Consolidated Return .................. 6.1(c) Seller Counsel ...................................... 10.15 Seller Credit Enhancements ................. 5.8(b) Seller Parent ................................... Preamble Seller Parties .................................. Preamble Shared Contract Separation................ 5.18(a) Solvent ..................................................... 4.9 Sponsor ............................................ Recitals Steering Committee ............................. 5.4(a)

22 Stranded Shared Contract .................. 5.18(b) Surviving Arrangements ...................... 5.6(b) Surviving Intercompany Accounts ...... 5.6(a) Tecno Sale ............................................ 2.1(c) Third Party Claim ................................ 9.4(a) Trade Laws......................................... 3.18(a) Trademark License Agreement .............. 5.28 Trademarks .............................................. 1.1 Transition Period .................................. 5.9(a) Transition Services Agreement ...... 2.4(a)(iii) U.S. Seller ...................................... Preamble Unaudited Financial Statements .......... 3.7(a) Workers’ Compensation Event ............. 5.7(j) ARTICLE II PURCHASE AND SALE; CLOSING Section 2.1. Purchase and Sale of the Transferred Assets and Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing, the following transactions shall occur in the following order: (a) U.S. Seller shall cause its applicable Subsidiaries to sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, or shall cause its designee to, purchase, acquire and accept from such Subsidiaries, all of such Subsidiaries’ right, title and interest in, to and under all of the assets, properties and rights that are owned by such Subsidiaries (after giving effect to the Reorganization) primarily relating to the Protein Business (collectively, the “Transferred Assets”), including (i) all accounts receivable, notes receivable and trade receivables (whether current or non-current), (ii) all raw materials, work-in-process, finished goods, supplies and other inventories and (iii) all tangible personal property and interests therein, including all the equipment, vehicles, machinery, tools, spare parts, furniture and other tangible personal property (collectively, the “Transferred Assets”) (such transaction, the “Asset Purchase”). (b) Immediately following the consummation of the Asset Purchase, U.S. Seller shall cause Swiss Seller to sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, or shall cause its designee to, purchase and acquire from Swiss Seller, all of Swiss Seller’s right, title and interest in and to the Cimbria Equity Interests (such transaction, the “Cimbria Sale”). (c) Immediately following the consummation of the Cimbria Sale, U.S. Seller shall cause Swiss Seller to sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, or shall cause its designee to, purchase and acquire from Swiss Seller, all of Swiss Seller’s right, title and interest in and to the Tecno Equity Interests (such transaction, the “Tecno Sale”). (d) Immediately following the consummation of the Tecno Sale, U.S. Seller shall cause Canadian Seller to sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, or shall cause its designee to, purchase and acquire from Canadian Seller, all of Canadian Seller’s right, title and interest in and to the Canadian Equity Interests (such transaction, the “Canadian Sale”). (e) Immediately following the consummation of the Canadian Sale, U.S. Seller shall sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, or shall cause

23 its designee to, purchase and acquire from U.S. Seller, all of U.S. Seller’s right, title and interest in and to the Company Equity Interests; in each case of clauses (b)-(e), free and clear of all Liens (other than Liens arising under applicable securities Laws). Section 2.2. Purchase Price. In consideration for the Equity Interests and the other obligations of Seller Parties pursuant to this Agreement, at the Closing, Purchaser shall pay, or cause its applicable designees to pay, to Sellers (or their designees) in accordance with the Entity-Level Allocation Schedule an aggregate of seven hundred million dollars ($700,000,000) in cash (the “Base Purchase Price”), as adjusted in accordance with Section 2.5, which amount shall be paid by Purchaser in full, without any set-off or deduction or withholding for any amounts (except as provided in Section 2.6). Section 2.3. Closing Date. The closing of the Transaction (the “Closing”) shall take place at 8:00 a.m. Eastern Time remotely by exchange of documents and signatures (or their electronic counterparts), in each case, on the third (3rd) Business Day following the date on which the last of the conditions set forth in Article VII (other than those conditions that are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as may be agreed between U.S. Seller and Purchaser; provided that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, unless otherwise agreed by Purchaser and U.S. Seller, Purchaser shall not be required to effect the Closing prior to September 23, 2024; provided, further, that at either U.S. Seller’s or Purchaser’s request at its discretion, the Parties shall delay the Closing until the next day following the satisfaction or waiver of such conditions that is the last day or last Business Day of a fiscal month of Sellers. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Section 2.4. Closing Deliveries. (a) At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers or their designees the following: (i) payment in immediately available funds of an amount equal to the Closing Purchase Price, by wire transfer(s) to one or more bank accounts designated in writing by Sellers and in Dollars or such other currency or currencies designated by Sellers, which amount shall be paid by Purchaser in full, without any set-off or deduction or withholding for any amounts (except as provided in Section 2.6); (ii) the certificate to be delivered pursuant to Section 7.3(c); (iii) a counterpart of the Transition Services Agreement attached as Exhibit A hereto (the “Transition Services Agreement”), duly executed by Purchaser; and (iv) a counterpart of the bill of sale and assignment and assumption agreement for the Transferred Assets in form and substance mutually agreed

24 upon by the Parties (the “Bill of Sale”), duly executed by Purchaser or its designee. (b) At the Closing, U.S. Seller shall deliver, or cause to be delivered, to Purchaser or its designees the following: (i) the certificate to be delivered pursuant to Section 7.2(d); (ii) a counterpart of the Transition Services Agreement, duly executed by the applicable Affiliate of Sellers party thereto; (iii) evidence of assignment of the applicable Equity Interests to Purchaser, duly executed by each of U.S. Seller, Swiss Seller and Canadian Seller; (iv) a counterpart of the Bill of Sale, duly executed by the applicable Subsidiaries of U.S. Seller; (v) evidence of resignations or removals, of each director, manager or officer of the Group Companies with respect to whom Purchaser has requested in writing resignation or removal at least five (5) Business Days prior to the Closing; (vi) a duly executed Internal Revenue Service Form W-9 from U.S. Seller; (vii) a duly executed certificate of an authorized officer of U.S. Seller certifying as to (A) the Organizational Documents of each Group Company as currently in effect, and (B) if applicable, certificates or other evidence of good standing of each Group Company issued by the applicable Governmental Entity of the jurisdiction of such Group Company’s organization or formation no more than ten (10) Business Days prior to the Closing; (viii) customary Lien release documentation with respect to the Seller Debt Obligations, duly executed by the applicable lenders (or agent or trustee therefor), substantial drafts of which shall be provided to Purchaser at least three (3) Business Days prior to the Closing; (ix) solely if the Chinese Separation (Changzhou) has not been completed as of the Closing, a counterpart to the Nominee Agreement (Changzhou), duly executed by the applicable Affiliates of Sellers party thereto; and (x) solely if the Chinese Separation (Shanghai) has not been completed as of the Closing, a counterpart to the Nominee Agreement (Shanghai), duly executed by the applicable Affiliates of Sellers party thereto. Section 2.5. Adjustment to Base Purchase Price.

25 (a) Section 2.5(a) of the Seller Disclosure Schedules sets forth a calculation of the Working Capital, the Cash Amounts, the Company Transaction Expenses and the Funded Debt of the Group Companies, in each case, as of the Balance Sheet Date (the “Sample Closing Statement”). (b) At least four (4) Business Days prior to the Closing Date, U.S. Seller shall cause to be prepared and delivered to Purchaser a closing statement (the “Closing Statement”) setting forth U.S. Seller’s good-faith estimate of (i) the Adjustment Amount (such estimate, the “Estimated Adjustment Amount”), (ii) the Closing Cash Amounts (such estimate, the “Estimated Closing Cash Amounts”), (iii) the Company Transaction Expenses (such estimate, the “Estimated Closing Company Transaction Expenses”) and (iv) the Closing Funded Debt (such estimate, the “Estimated Closing Funded Debt”). The Closing Statement shall set forth the calculations of such amounts in substantially the same format as the Sample Closing Statement and be prepared consistent with the definitions in this Agreement and in accordance with the Transaction Accounting Principles. U.S. Seller shall consider in good faith any comments provided by Purchaser no later than two (2) Business Days prior to the Closing Date with respect to the Closing Statement, and if U.S. Seller accepts any such comments, U.S. Seller shall deliver to Purchaser an updated version of the Closing Statement, which updated version shall replace the prior version for all purposes hereunder. The Estimated Adjustment Amount, the Estimated Closing Cash Amount, the Estimated Closing Company Transaction Expenses and the Estimated Closing Funded Debt shall be used to calculate the Closing Purchase Price to be paid by Purchaser to U.S. Seller at the Closing. Purchaser agrees that, following the Closing through the date that the Post-Closing Statement becomes final and binding in accordance with this Section 2.5, it will not take any actions with respect to any accounting books, records, policies or procedures solely in respect of the accounting period prior to the Closing on which the Sample Closing Statement or the Closing Statement is based, or on which the Post-Closing Statement is to be based, that are inconsistent with the ordinary course past practice of the Business prior to the Closing that would impede or delay the final determination of the Post-Closing Statement; it being understood that Purchaser shall not be restricted from taking any actions with respect to any accounting, books, records, policies or procedures relating to the Business in respect of the accounting period following the Closing. (c) Within ninety (90) days after the Closing Date, Purchaser shall prepare or cause to be prepared, and will provide to U.S. Seller, a written statement (the “Post-Closing Statement”), setting forth the Adjustment Amount, the Closing Cash Amounts, the Closing Company Transaction Expenses and the Closing Funded Debt. The Post-Closing Statement shall (i) set forth in reasonable detail Purchaser’s good faith calculations of such amounts in substantially same format as the Sample Closing Statement, and in a manner consistent with the definitions in this Agreement and the Transaction Accounting Principles, and (ii) not reflect any accounting principles, policies, methods, practices, categories, estimates, judgments or assumptions other than the Transaction Accounting Principles. (d) Within sixty (60) days following receipt by U.S. Seller of the Post-Closing Statement (such period, the “Review Period”), U.S. Seller shall deliver written notice to Purchaser of any dispute U.S. Seller has with respect to the calculation, preparation or content of the Post-Closing Statement (the “Dispute Notice”); provided, that if U.S. Seller does not deliver any Dispute Notice to Purchaser within such Review Period, the Post-Closing Statement will be

26 final, conclusive and binding on the Parties. The Dispute Notice shall set forth in reasonable detail (i) any item on the Post-Closing Statement that U.S. Seller disputes and (ii) U.S. Seller’s estimate of the correct amount of such item. Any items not disputed or objected to in the Dispute Notice timely delivered by U.S. Seller to Purchaser shall be deemed to have been accepted by the Parties. The Post-Closing Statement shall be deemed to have been accepted by the Parties and shall become final and binding upon the Parties as of the expiration of the Review Period with respect to any matters set forth therein not then subject to an unresolved dispute set forth in the Dispute Notice. Upon receipt by Purchaser of a Dispute Notice, Purchaser and U.S. Seller shall negotiate in good faith to resolve any dispute set forth therein. All such discussions and communications related thereto shall (unless otherwise agreed by Purchaser and U.S. Seller) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, and any resolution by them agreed to in writing as to any disputed amounts shall be final, binding and conclusive. If Purchaser and U.S. Seller fail to resolve any such dispute within thirty (30) days after delivery of the Dispute Notice (the “Dispute Resolution Period”), then, within ten (10) Business Days following the expiration of the Dispute Resolution Period, a nationally recognized firm of independent certified public accountants reasonably acceptable to U.S. Seller and Purchaser (other than U.S. Seller’s accountants or Purchaser’s accountants) (the “Independent Accounting Firm”) shall be engaged to resolve any such dispute; provided, that, if U.S. Seller and Purchaser are unable to mutually agree on an accounting firm to serve as the Independent Accounting Firm or such selected accounting firm is unwilling or unable to perform the services required under this Section 2.5 and U.S. Seller and Purchaser are unable to mutually agree on another accounting firm to serve as the Independent Accounting Firm, then each of U.S. Seller and Purchaser shall select a nationally recognized major accounting firm, and the two (2) firms will mutually select a third nationally recognized firm of independent certified public accountants to serve as the Independent Accounting Firm. U.S. Seller and Purchaser each agree to promptly sign an engagement letter, in commercially reasonable form, as may reasonably be required by the Independent Accounting Firm. As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Independent Accounting Firm, Purchaser and U.S. Seller shall each prepare and submit a written presentation detailing each party’s complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm (it being understood that the content of each such presentation shall be limited to whether the Adjustment Amount, the Closing Cash Amounts, the Closing Company Transaction Expenses and the Closing Funded Debt were properly calculated in accordance with the definitions in this Agreement and the Transaction Accounting Principles, the proposed resolution of each disputed issue by such party and reasonable supporting detail for the foregoing). Purchaser and U.S. Seller shall instruct the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than twenty (20) days following such presentations, acting as an expert in accounting and not as an arbitrator, make a final determination, binding on the Parties to this Agreement, of the appropriate amount of each of the line items that remain in dispute as indicated in the Dispute Notice. None of U.S. Seller, Purchaser, nor any of their respective Affiliates shall have any ex parte communications or meetings with the Independent Accounting Firm regarding the subject matter hereof without the other party’s prior written consent. The Independent Accounting Firm shall agree that between the time U.S. Seller delivered the Dispute Notice and the date on which any disputed item was submitted to the Independent Accounting Firm, Purchaser and U.S. Seller and their respective Representatives

27 may have exchanged certain proposals relating to the disputed items that were intended solely for purposes of facilitating settlement discussions, and such proposals were confidential and were provided solely on the condition and understanding that such proposals would not be permitted to be disclosed in any court or arbitration hearing or in respect of the Independent Accounting Firm’s engagement in the dispute, and the Independent Accounting Firm will be instructed to disregard any evidence of such settlement proposals and negotiations in its consideration of the disputed items. With respect to each disputed line item, such determination, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller or Purchaser, as applicable, in their respective presentations to the Independent Accounting Firm described above. Notwithstanding the foregoing, the scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to whether any disputed determinations of the Adjustment Amount, the Closing Cash Amounts, the Closing Company Transaction Expenses and the Closing Funded Debt were properly calculated in accordance with the definitions in this Agreement and the Transaction Accounting Principles. The fees and expenses of the Independent Accounting Firm shall be allocated to be paid by Purchaser, on the one hand, and U.S. Seller, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accounting Firm. For example, if U.S. Seller claims in a Dispute Notice that the Adjustment Amount is $1,000 greater than the amount determined by Purchaser in the Closing Statement, and if the Independent Accounting Firm ultimately resolves the dispute by awarding U.S. Seller $600 of the $1,000 contested, then the costs and expenses of the Independent Accounting Firm will be allocated 60% (i.e., 600 ÷ 1,000) to Purchaser and 40% (i.e., 400 ÷ 1,000) to U.S. Seller. All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm, will, absent manifest error or fraud, be final, conclusive and binding on the Parties. The Parties agree that any adjustment as determined pursuant to this Section 2.5(d) shall be treated as an adjustment to the Final Purchase Price, except as otherwise required by Law. (e) For purposes of complying with the terms set forth in this Section 2.5, each of U.S. Seller and Purchaser shall reasonably cooperate with and promptly make available to each other and their respective Representatives, to the extent requested, all personnel, information, records, data and working papers (subject to customary confidentiality agreements and access letters, as applicable), in each case to the extent related to the Company, the Business or the Transaction, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Closing Statement or Post-Closing Statement, as applicable, and the resolution of any disputes thereunder; provided, that U.S. Seller or Purchaser may withhold any document (or portions thereof) or information that may constitute privileged attorney-client communications or attorney work product, the transfer of which, or the provision of access to which, on the advice of legal counsel, would reasonably be expected to risk a waiver of such privilege or if the provision of access to such document (or portion thereof) or information, on the advice of legal counsel, would reasonably be expected to conflict with applicable Law (it being agreed, that, in the event any of the restrictions in the foregoing apply, the disclosing party shall provide the other party with a reasonably detailed description and summary of the information not provided and cooperate in good faith with such other party to design and implement alternative disclosure arrangements to enable such other party and its Representatives to evaluate any such information without

28 resulting in such violation or jeopardizing such attorney-client privilege or contravening such Laws). (f) The “Final Purchase Price” shall mean the Base Purchase Price, plus (i) the Closing Cash Amounts, plus (ii) the Adjustment Amount (which may be a positive or negative number), minus (iii) the Closing Funded Debt, minus (iv) the Closing Company Transaction Expenses, in each case of clauses (i), (ii), (iii) and (iv), as finally determined pursuant to this Section 2.5. (g) If the Closing Purchase Price shall exceed the Final Purchase Price, then U.S. Seller shall pay or cause to be paid an amount in cash equal to such excess to Purchaser (or its designee) by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser to U.S. Seller; or if the Final Purchase Price shall exceed the Closing Purchase Price, then Purchaser shall pay or cause to be paid an amount in cash equal to such excess to U.S. Seller by wire transfer of immediately available funds to an account or accounts designated in writing by U.S. Seller to Purchaser. Any such payment is to be made within five (5) Business Days of the date on which the Adjustment Amount, Closing Cash Amounts, Closing Company Transaction Expenses and Closing Funded Debt are finally determined pursuant to this Section 2.5, and any amounts owing pursuant to this Section 2.5(g) shall be paid in full, without any set-off or deduction or withholding for any amounts (except as provided in Section 2.6). Section 2.6. Withholding. Purchaser, Seller Parties and each of their respective Affiliates and agents shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any payments made hereunder any and all Taxes, if any, that such party is required to deduct and withhold under any provision of applicable Laws; provided, however, that it is the understanding of the Parties that, except with respect to any amounts treated as compensation for U.S. income Tax purposes, no Taxes shall be required to be deducted or withheld from the payment of the Closing Purchase Price or Final Purchase Price to U.S. Seller so long as U.S. Seller provides Purchaser with the documentation required under Section 2.4(b)(vi) or unless otherwise required by a change in applicable Laws on or after the date hereof. To the extent that any amounts are deducted or withheld under this Section 2.6, such amounts shall be duly and timely deposited with or paid to the appropriate Taxing Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. ARTICLE III REPRESENTATIONS AND WARRANTIES OF U.S. SELLER Except as set forth in, or qualified by any matter set forth in, the Seller Disclosure Schedules (which qualifies the representations and warranties in Article III in the manner provided in Section 10.12(a)), U.S. Seller hereby represents and warrants to Purchaser as follows: Section 3.1. Organization and Qualification; Subsidiaries. (a) Each of Seller Parent, U.S. Seller and the Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Swiss Seller is duly

29 organized, validly existing and in good standing under the Laws of Switzerland. Canadian Seller is duly organized, validly existing and in good standing under the Laws of Canada. (b) Each of Sellers and the Company, the Italian Company, the Danish Company and the Canadian Company has all requisite organizational power and authority necessary to enable it to own, lease or otherwise hold and operate its properties and assets (including the Transferred Assets) and to carry on its business as it is now being conducted. Each of Sellers and the Company, the Italian Company, the Danish Company and the Canadian Company is duly qualified to do business and in good standing in each jurisdiction in which the ownership, leasing, holding or operation of its properties or assets (including the Transferred Assets) or the conduct of its business requires such qualification, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (c) Section 3.1(c) of the Seller Disclosure Schedules contains a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) as of the date of this Agreement and sets forth (i) the authorized and issued capital stock or other Equity Securities of each Company Subsidiary as of the date of this Agreement; and (ii) the record and beneficial owners of capital stock or other Equity Securities of such Company Subsidiary, including the number and type of shares of capital stock or other Equity Securities of such Company Subsidiary that, as of the date of this Agreement, are owned, directly or indirectly, by the Company. A Seller owns 100% of the Equity Securities of each Group Company, and each share of capital stock or other Equity Securities of each Company Subsidiary owned directly or indirectly by the Company is owned free and clear of any Liens (other than Permitted Liens). None of the capital stock or other Equity Securities of each Company Subsidiary were issued in violation of any stockholder agreement, proxy, voting trust or similar agreement, or purchase options, call options, preemptive rights, subscription rights, rights of first offer, rights of first refusal or similar rights of any Person. (d) Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and each jurisdiction in which it operates and each Company Subsidiary has the requisite power and authority to own, lease, hold and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so duly organized, validly existing, in good standing or have such power and authority would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of its business or where the ownership, leasing, holding or operation of its properties or assets or the conduct of the Business by such Company Subsidiary requires such qualification, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Except for the capital stock or other Equity Securities of the Company Subsidiaries, the Company does not own or have any obligation under a Contract or commitment to acquire, directly or indirectly, any capital stock or other Equity Securities of any Person or have an obligation to otherwise make any investment in any Person.

30 (e) Sellers have made available to Purchaser true, correct and complete copies of the Organizational Documents of the Company and each Company Subsidiary, each as amended and otherwise in effect on the date hereof. Section 3.2. Capitalization. The Company Equity Interests comprise all of the issued and outstanding Equity Securities of the Company, and 100% of the Company Equity Interests are owned by U.S. Seller. The Cimbria Equity Interests comprise all of the issued and outstanding Equity Securities of Danish Company, and 100% of the Cimbria Equity Interests are owned by Swiss Seller. The Tecno Equity Interests comprise all of the issued and outstanding Equity Securities of Italian Company, and 100% of the Tecno Equity Interests are owned by Swiss Seller. The Canadian Equity Interests comprise all of the issued and outstanding Equity Securities of Canadian Company, and 100% of the Canadian Equity Interests are owned by Canadian Seller. All of the Equity Interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to or have not been issued in violation of any stockholder agreement, proxy, voting trust or similar agreement, or purchase options, call options, preemptive rights, subscription rights, rights of first offer, rights of first refusal or similar rights of any Person, and a Seller has good and valid title to each of the Equity Interests, free and clear of all Liens (other than Liens arising under applicable securities Laws or restrictions on transfer arising under the Organizational Documents or the Transaction Documents). There are no, and as of immediately prior to the Closing, there will be no stock appreciation, phantom stock, profit participation or other similar rights with respect to the Equity Interests. There are no outstanding Equity Securities of the Company, Italian Company, Danish Company and Canadian Company (other than the Equity Interests) or Contracts or other commitments or arrangements of any kind to which any of the Company, Italian Company, Danish Company and Canadian Company is subject or bound (other than this Agreement) restricting or requiring the issuance, transfer, granting, delivery or sale of any Equity Securities of the Company, Italian Company, Danish Company and Canadian Company. Section 3.3. Authority; Execution and Delivery; Enforceability. Each of Seller Parent and its applicable Affiliates has all necessary organizational power and authority to execute this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transaction and the other transactions contemplated hereby and thereby. The execution and delivery by Seller Parent and each of its applicable Affiliates of this Agreement and the other Transaction Documents, as applicable, to which it is or will be a party and the consummation by Seller Parent or its applicable Affiliate of the Transaction and the other transactions contemplated hereby and thereby have been duly (or, with respect to any Transaction Document to be entered into at the Closing, will have been as of the Closing) authorized by all necessary corporate or other action of Seller Parent or its applicable Affiliate. Each of Seller Parent or its applicable Affiliate has (or, with respect to any Transaction Document to be entered into at the Closing, will have as of the Closing) duly executed and delivered this Agreement and each other Transaction Document to which it is or will be a party, and assuming due authorization, execution and delivery by Purchaser, this Agreement and the other Transaction Documents will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether

31 such enforceability is considered in a Proceeding in equity or at law) (the “Enforceability Exceptions”). Section 3.4. No Conflict. None of the execution, delivery or performance of this Agreement or the other Transaction Documents by Seller Parent or its applicable Affiliates party thereto, the consummation by it of the Transaction or any other transaction contemplated hereby and thereby, including the provision by Seller Parent and its applicable Affiliates of the transition services contemplated by the Transition Services Agreement, or compliance by Seller Parent or its applicable Affiliates with any of the provisions of this Agreement or any other Transaction Document, as applicable, will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Organizational Documents of Seller Parent, Sellers or the Group Companies (other than Sellers); (b) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Judgment or Law applicable to Seller Parent, Sellers, the Group Companies (other than Sellers) or the Business or any of their respective properties or assets; (c) require any authorization, consent or approval under, violate, conflict with, result in any violation or breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give rise to any right of termination, vesting, amendment, acceleration or cancellation of, any terms, conditions or provisions of any Company Material Contract or any material Company Permit; or (d) result in the creation of a Lien upon any of the rights, respective properties or assets of any Group Company or the Business pursuant to any Company Material Contract or any material Company Permit; except, in the case of clauses (b) through (d), for any such items that are not, or would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Section 3.5. Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Seller Parent or its applicable Subsidiaries, the consummation by Seller Parent or its applicable Subsidiaries of the Transaction or any other transaction contemplated by this Agreement, or Seller Parent’s or its applicable Subsidiaries’ compliance with any of the provisions of this Agreement, as applicable, will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) compliance with any applicable Law, including approvals and/or termination or expiration of any applicable waiting periods and any extension thereof (including any agreement with any Governmental Entity not to consummate the Closing) required to be obtained or to have occurred under the HSR Act and under the Antitrust Laws and FDI Laws of the jurisdictions listed on Section 3.5 of the Seller Disclosure Schedules, and (b) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any

32 Governmental Entity would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Section 3.6. Permits; Compliance with Law. (a) The Group Companies have all Permits that are required to operate the Business in all material respects in substantially the same manner as conducted during the twelve (12) month period prior to the date hereof (the “Company Permits”). No Group Company is, nor since January 1, 2021 has been, in default or violation of any Company Permit in any material respects. The Company Permits are valid and in full force and effect, and no condition exists that with notice or lapse of time or both would constitute a default of any Company Permits to which any Group Company is a party, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Since January 1, 2021, none of Sellers or any of their Affiliates has received any written notice of any Action or investigation relating to the revocation, nonrenewal, suspension or modification of any Company Permit, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. (b) Each Group Company is, and since January 1, 2021 has been, in compliance with all Laws and Judgments applicable to it, except, in each case, where non-compliance with such Laws and Judgments has not been, or would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. Since January 1, 2021, none of Sellers or any of their Affiliates has received any written notice of or been charged with any violation of any Laws applicable to the Business or Group Companies, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole. (c) The Group Companies are operating, and in the five years prior to the date of this Agreement have operated, in compliance in all material respects with applicable Anti-Corruption Laws. Section 3.7. Financial Statements. (a) Section 3.7(a) of the Seller Disclosure Schedules sets forth (i) the audited balance sheet of the Business as of December 31, 2022 and December 31, 2023 (such latter date being the “Balance Sheet Date”) and the related audited statements of income and cash flows for the respective twelve (12) month periods then ended (collectively, the “Audited Financial Statements”) (provided, that the Audited Financial Statements do not encompass APAC ex- China) and (ii) the unaudited balance sheet of the Business as of May 31, 2024 (the “Most Recent Balance Sheet Date”) and the related unaudited statements of income for the five (5) month period then ended (collectively, the “Unaudited Financial Statements”) and together with the Audited Financial Statements, collectively, the “Business Carveout Financial Statements”). The Business Carveout Financial Statements were derived from the financial books and records of Seller Parent. The Audited Financial Statements present fairly, in all material respects, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as noted therein or on Section 3.7(a) of the Seller Disclosure Schedules), the financial

33 position and results of operations and cash flows of the Business (excluding APAC ex-China) as of and for the respective periods indicated therein. The Unaudited Financial Statements present fairly, in all material respects, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except (A) as noted therein or on Section 3.7(a) of the Seller Disclosure Schedules and (B) subject, to the absence of footnotes and normal year-end adjustments), the financial position and results of operations of the Business as of and for the respective periods indicated therein. Notwithstanding anything to the contrary in this Section 3.7(a), the Business Carveout Financial Statements and the foregoing representations are qualified by the fact that (i) the Group Companies have not operated on a stand-alone basis and instead historically the financial position and results of operations of the Business have been reported within the consolidated financial statements of Seller Parent, (ii) the Business Carveout Financial Statements assume certain allocated balances which do not necessarily reflect amounts that would have resulted from arms-length transactions or that the Group Companies would incur on a stand-alone basis and (iii) the Business Carveout Financial Statements are not necessarily indicative of what the financial position and results of operations of the Business will be in the future. (b) The accounts receivable reflected on the Most Recent Balance Sheet and the accounts receivable arising after the Most Recent Balance Sheet Date (i) have arisen from bona fide transactions entered into by the Group Companies involving the sale of goods or the rendering of services in the ordinary course of business and (ii) constitute only valid and collectible claims, (A) subject to normal cash discounts accrued in the ordinary course of business and (B) except (1) to the extent of (x) any specific reserves against any such accounts receivable reflected in the Business Carveout Financial Statements or (y) any allowance for doubtful accounts reflected in the Business Carveout Financial Statements, in each case, or as reflected in the books and records of the Group Companies after the dates of the Business Carveout Financial Statements, and (2) as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. (c) The accounts payable reflected on the Most Recent Balance Sheet and the accounts payable arising after the Most Recent Balance Sheet Date have arisen from bona fide arms-length transactions entered into by the Group Companies in the ordinary course of business. (d) All of the Inventory of the Group Companies, whether or not reflected on the Most Recent Balance Sheet, are usable or salable in the ordinary course of business, subject to any reserves for obsolescence or surplus included in the Unaudited Financial Statements, or as reflected in the books and records of the Group Companies after the date of the Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP. Slow-moving, obsolete, damaged or defective inventory in any material respects has been adjusted to reflect the lower of cost or net realizable value in the Unaudited Financial Statements. All of the Inventory have been purchased or acquired by the Group Companies in the ordinary course of business and are valued in accordance with GAAP at the lower of cost or net realizable value. Section 3.8. No Undisclosed Liabilities. There are no Liabilities of the Group Companies or the Business, of any nature, whether or not accrued, contingent or otherwise

34 (whether or not required to be disclosed under GAAP and reflected on a balance sheet of the Group Companies (or the notes thereto)), other than those that (i) are expressly reflected or reserved against in the Business Carveout Financial Statements, (ii) have been incurred in the ordinary course of business since the Balance Sheet Date (none of which arises out of or in connection with breach or default under any Contract or violation of any Law), (iii) will be incurred pursuant to this Agreement or the Transaction Documents, related agreements and the transactions contemplated hereby, including the Transaction, (iv) will be discharged or paid off prior to or at the Closing or (v) would not reasonably be expected to be material to the Business or the Group Companies, taken as a whole. There are no Liabilities of the Group Companies or the Business relating to any facilities which were owned or operated by the Business since January 1, 2011, which are, as of the date hereof, no longer owned or operated by the Business (collectively, the “Former Facilities”) . Section 3.9. Indebtedness. Section 3.9 of the Seller Disclosure Schedules sets forth all Indebtedness of any Group Company in excess of $1,000,000 as of the date of this Agreement; provided, that for all purposes of this Section 3.9, “Indebtedness” shall have the meaning given to it in this Agreement except that the reference therein to “Funded Debt of such Person” shall be replaced with a reference to “Funded Debt of such Person within the scope of clause (a), (b) or (d) thereof (in the case of such Funded Debt under clause (d) thereof, whether such letters of credit, performance bonds, surety bonds, bankers’ acceptances or similar facilities are drawn or undrawn)”. Section 3.10. Absence of Certain Changes or Events. (a) Except as required or expressly contemplated by this Agreement, since the Balance Sheet Date until the date of this Agreement, (i) the Business has been conducted, and each Group Company has conducted its business, in all material respects, in the ordinary course of business and (ii) there has not occurred any action or event that, had it occurred after the date hereof and prior to the Closing, would require the consent of Purchaser pursuant to clauses (i)- (vi), (x)-(xii), (xiv), (xv), (xvii) and (xviii) of Section 5.2(b). (b) Since the Balance Sheet Date until the date of this Agreement, there has not been any Company Material Adverse Effect. Section 3.11. Employee Benefit Plans. (a) Section 3.11(a)(i) of the Seller Disclosure Schedules sets forth a complete and accurate list, as of the date of this Agreement, of each material Seller Benefit Plan. Section 3.11(a)(ii) of the Seller Disclosure Schedules sets forth a complete and accurate list, as of the date of this Agreement, of each material Company Group Benefit Plan. (b) With respect to each material Company Group Benefit Plan, Sellers have made available to Purchaser complete and accurate copies of (i) each such Company Group Benefit Plan and related documentation (and, with respect to any unwritten Company Group Benefit Plan, a written summary thereof), (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent summary plan description and summaries of material modifications thereto, (iv) the most recent financial statement and actuarial or other valuation

35 report prepared with respect thereto, (v) the most recent IRS determination letter or opinion letter issued by the IRS with respect to any Company Group Benefit Plan that is intended to qualify under Section 401(a) of the Code, (vi) the most recent annual reports on Form 5500 (and all schedules thereto) required to be filed with the IRS with respect thereto, (vii) the most recent results of all required compliance testing (including nondiscrimination and coverage), and (viii) all material, non-routine correspondence received from or provided to any Governmental Entity. For each material Seller Benefit Plan, Sellers have made available to Purchaser complete and accurate copies of the plan document (including all amendments thereto) with respect to such Seller Benefit Plan and, to the extent applicable, the most recent determination, opinion, or advisory letter issued by the IRS. (c) Each Seller Benefit Plan and, to the extent related to any Company Group Employee or current or former employee of a Group Company, each Seller Benefit Plan, has and each Company Group Benefit Plan has, in each case, been established, maintained and administered in accordance with its terms in all respects and is in compliance in all material respects with ERISA, the Code and all other applicable Laws. Each Group Company has complied in all material respects with all contribution obligations with respect to any plan, policy, program or arrangement which is maintained by a Governmental Entity to which any Group Company is required to contribute pursuant to applicable Law. With respect to any Company Group Benefit Plan, and, to the extent related to any Company Group Employee or current or former employee of a Group Company, each Seller Benefit Plan, (i) no material actions, suits or claims (other than routine claims for benefits in the ordinary course of business consistent with past practice) are pending or threatened in writing, relating to or otherwise in connection with the Company Group Benefit Plan, assets thereof, or fiduciaries or parties-in- interest, as defined under ERISA, (ii) to the Knowledge of Sellers, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims, (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Entity is pending or threatened in writing, and (iv) all contributions, payments, reimbursements or other amounts payable or required to be paid by the Group Companies (or, if applicable, by Sellers and their Affiliates) have been timely paid or, to the extent not yet due, accrued in accordance with GAAP or applicable international accounting standards (and all premiums due or payable with respect to insurance policies funding any plan have been timely made or paid in full). (d) Each Company Group Benefit Plan and each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a currently effective determination letter or is entitled to rely on a favorable opinion letter from the IRS, in either case, that has not been revoked and, to the Knowledge of Sellers, no event or circumstance exists that would reasonably be expected to adversely affect such qualification or exemption. No current or former employees or other individual service providers participate in any Company Group Benefit Plans other than individuals employed by a Group Company. The Business Employees and the Group Company Employees, together with any employees of the Retained Business providing services pursuant to the Transition Services Agreement (and assuming that Purchaser replaces the services of persons who prior to the Closing provide services to Business, on the one hand, and the Retained Business, on the other hand, but will not provide services pursuant to the Transition Services Agreement), are sufficient from an employee perspective to

36 independently operate the Business in all material respects in substantially the same manner as of immediately following the Closing as operated as of immediately prior to the date hereof. (e) No Company Group Benefit Plan or Seller Benefit Plan is, and none of the Group Companies or any of their respective ERISA Affiliates has now or in the past six (6) years sponsored, maintained, contributed to, been obligated to contribute to, or had any Liability with respect to (i) any single employer pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”), (iii) any “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. (f) No Group Company has incurred any material liability in respect of, or obligation to provide, post-retirement health, medical, disability, life insurance benefits or other welfare benefits for former or current employees or directors of any Group Company (or the spouses, dependents or beneficiaries of any such individuals) under any Company Group Benefit Plan, except as required to comply with Section 4980B of the Code or any similar Law, at the sole expense of the participant or the participant’s beneficiary or through the end of the month of termination of employment. No Group Company has any material Liability for, or is reasonably expected to incur any Liability under, COBRA as a result of a failure to comply with the continuation coverage requirements thereof. Each Group Company has complied, in all material respects with the applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended. (g) Each Foreign Plan (i) has been maintained, operated and administered in compliance with its terms and in compliance in all material respects with applicable Laws; (ii) if required to be registered or approved by a non-US Governmental Entity, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all material requirements for such treatment; (iv) if required to be fully funded, book-reserved or fully insured, is fully funded, book-reserved or fully insured, as applicable, on an ongoing and termination or solvency basis (in each case, determined using reasonable actuarial assumptions) in compliance in all material respects with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of Sellers, threatened in writing material claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits. (h) None of the execution, delivery or performance of this Agreement by the Seller Parties, the consummation of the Transaction or any other transaction contemplated by this Agreement, or the Seller Parties’ compliance with any of the provisions of this Agreement will (either alone or in conjunction with any other event), (i) entitle any current or former Company Group Employee or individual service provider of a Group Company to any compensation or benefit, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any compensation or benefit, (iii) result in any forgiveness of indebtedness with respect to any current or former Company Group Employee or individual

37 service provider of a Group Company or trigger any funding obligation under any Company Group Benefit Plan or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” under Section 280G of the Code. No Group Company has any obligation to make, and no current or former Company Group Employee or individual service provider of a Group Company is entitled to receive, a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code. Section 3.12. Labor and Other Employment Matters. (a) Section 3.12(a) of the Seller Disclosure Schedules sets forth a true, complete and accurate list of each Company Group Employee and to the extent not a Company Group Employee, each Business Employee, together with the following information for each listed person: (i) employee’s name or unique identification number; employer’s name; (iii) job title; (iv) classification status as exempt or non-exempt from overtime; (v) annual salary or hourly or daily wage rate (as applicable); (vi) to the extent applicable, target annual bonus opportunity; (vii) leave status (i.e., active or inactive); (viii) work location (including city, state, and country); (ix) full-time or part-time status; (x) date of hire; and (xi) visa status (if applicable). (b) (i) Except as set forth in Section 3.12(b)(i) of the Seller Disclosure Schedules, each Company Group Employee and to the extent not a Company Group Employee, each Business Employee is primarily assigned or dedicated to performing services for the Business based on working patterns in the six (6) month period prior to the date hereof (or if shorter, during the period of employment of such Company Group Employee or Business Employee). (ii) Except as set forth in Section 3.12(b)(ii) of the Seller Disclosure Schedules, Seller Parent transferred, or caused to be transferred, (A) any employee or worker who was not a Business Employee prior to the date hereof out of the Group Companies in connection with the Reorganization (or otherwise)) and (B) (1) with respect to employees located in the U.S., any employee who is a Business Employee into the Group Companies prior to the date hereof and (2) with respect to employees not located in the U.S., any employee who is a Business Employee into the Group Companies prior to the date hereof (other than Offered Employees and Automatic Transfer Employees). (c) The Group Companies are in, and have been since January 1, 2021 in compliance in all material respects with all applicable Laws respecting fair employment practices (including with respect to equal employment opportunity, discrimination, harassment, and retaliation), terms and conditions of employment, reasonable accommodations, paid and unpaid leaves, workers’ compensation, occupational safety, compensation and benefits, wages and hours, overtime and classification as exempt/non-exempt employees classification of Company Group Employees and Contingent Workers, whistleblower protections, background checks, immigration, background checks, plant closings, layoffs and reductions in force. (d) Except as set forth on Section 3.12(d) of the Seller Disclosure Schedules, since January 1, 2021, there has not been any material Proceeding pending or, to the Knowledge of Sellers, threatened or reasonably anticipated against any Group Company relating to any labor or

38 employment matter. No Company Group Employee with a title of Vice President or higher (or the functional equivalent) or Contingent Worker of the Business (i) has been the subject of a formal written complaint to any Group Company alleging misconduct, (ii) is being investigated in connection with any misconduct, nor, to the Knowledge of Sellers, engaged in any conduct, or (iii) aided or assisted any other person or entity to engage in any conduct or cover-up of such conduct, that could reasonably cause damage to the reputation of the Business or Group Companies, in each case, including any conduct constituting sexual misconduct, sexual harassment, harassment or discrimination. (e) Except as set forth on Section 3.12(e) of the Seller Disclosure Schedules, none of the Group Companies is a party to or bound by any collective bargaining or material works council or similar collective labor agreement (excluding any such agreement that applies on a national or industry-wide basis) (each, a “Labor Agreement”). (f) Except as set forth on Section 3.12(f) of the Seller Disclosure Schedules, all Company Group Employees located in the United States with a title of Vice President or higher (or the functional equivalent) and who are not covered by a collective bargaining or other labor Contract are employed at will, and the Group Companies may terminate employment at any time for any reason or no reason without requirement of advance notice. (g) As of the date of this Agreement, except as would reasonably expected to be, individually or in the aggregate, material to the Business or the Group Companies: (i) no grievances, arbitrations or legal or administrative Proceedings which allege the violation of any Labor Agreement are pending, there is no unfair labor practice charge pending against any Group Company before the National Labor Relations Board or any comparable labor relations authority, and there is no pending or, to the Knowledge of Sellers, threatened grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any current or former employees of any Group Company in their capacities as such; (ii) there are no labor strikes, slowdowns, work stoppages, picketings, boycotts, lockouts, or other forms of organized labor disruption pending or, to the Knowledge of Sellers, threatened, against any Group Company; and (iii) no labor union, works council or similar labor organization has made a pending demand for recognition or certification to any Group Company, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Sellers, threatened to be brought or filed with any labor relations tribunal or authority. (h) Since January 1, 2022, other than with respect to the Reorganization, no Group Company (nor any predecessor or owner of any part of their businesses) has been a party to a relevant transfer for the purposes of the Transfer Regulations affecting any current or former Business Employee. Each Business Employee located outside the United States may have their employment terminated with the longer of statutory notice or four months’ notice.

39 Section 3.13. Contracts. (a) Section 3.13(a) of the Seller Disclosure Schedules sets forth a true, correct and complete list of each Contract in effect as of the date hereof (including all amendments and supplements thereto, but excluding any invoices, Benefit Plans and Real Property Leases) to which any Group Company or any of their respective assets (including the Transferred Assets) is a party to or bound by and which falls within any of the following categories (each, a “Company Material Contract”): (i) any joint venture, joint development agreement or partnership agreement with any Person (other than between Group Companies); (ii) any material Contract with a Material Customer or Material Supplier; (iii) any Contract in respect of Indebtedness of the Group Companies or any Indebtedness for which any of the Group Companies would be liable immediately after the Closing in an amount in excess of $100,000 (and all related guarantees), other than any Indebtedness owed by a Group Company to another Group Company and any Indebtedness of any Group Company, in each case, as set forth on Section 5.6 of the Seller Disclosure Schedules and to be settled pursuant to Section 5.6; (iv) any Contract with respect to any future disposition or granting of a right of first refusal, right of first offer or right of first negotiation with respect to the sale of any of the Equity Securities of the Group Companies (or rights thereto); (v) any Contract for the sale of any of the Group Companies or the Business or a substantial portion of the assets thereof or of the Business or the Transferred Assets (whether by merger, sale of stock, sale of assets or otherwise) or for the grant to any Person of any preferential rights to purchase any of its assets, including the Transferred Assets (whether by merger, sale of stock, sale of assets or otherwise); (vi) any Contract (A) pursuant to which any Group Company is a licensee or licensor of (or grants or is granted rights in or to use) any Intellectual Property Rights or IT Assets that are material to the Business (other than “off- the-shelf” or “shrink-wrap” in-licenses for commercially available software or standard commercial service offerings that are generally available on standard terms with annual license, maintenance, and other fees of less than $4,000,000, or non-exclusive licenses granted to customers in the ordinary course of business), (B) with respect to any Intellectual Property Rights or IT Assets developed on behalf of a Group Company that is material to the Business, and (C) with respect to a settlement, co-existence, covenant not to sue or similar agreement that is material to the Business related to Intellectual Property Rights or IT Assets (the foregoing, “IP Contracts”);

40 (vii) any Contract that mortgages, pledges or otherwise creates a material Lien (other than a Permitted Lien) over any of the material assets of the Business or the Group Companies or the Transferred Assets; (viii) any Contract that purports to limit, impair, restrict or prohibit the ability of any Seller Party (with respect to the Business) or any Group Company from soliciting customers, competing in any line of business with any Person or in any geographical area or offering or selling any product or service of the Business to any Person or class of Persons; (ix) any Contract that (A) grants any exclusive rights or “most favored nation” or similar rights or (B) provides for a minimum volume purchase requirement; (x) a currency exchange, interest rate exchange, commodity exchange or similar Contract, in each case with a value in excess of $2,000,000; (xi) any Contract providing for the issuance, sale, transfer, registration or voting of any of the Equity Securities of any Group Company, or the grant of any options, warrants, rights or other securities convertible into or exchangeable or exercisable for, any Equity Securities of any Group Company; (xii) any Contract that prohibits or restricts (A) the payment of dividends or distributions with respect to the Equity Interests of any Group Company, (B) the pledging of any Equity Interests of any Group Company, or (C) the issuance of guarantees by any Group Company; (xiii) any Contract that relates to any settlement of a Proceeding or threatened Proceeding in excess of $2,500,000, other than Contracts for which there are no continuing material obligations or Liabilities; (xiv) any Contract for the acquisition or disposition of all or any portion of a business under which a Group Company has a material obligation with respect to an earnout, contingent purchase price or other similar contingent payment obligation; and (xv) any Contract pursuant to which the Business leases any equipment or other tangible personal property involving aggregate payment reasonably expected to be in excess of $1,000,000 from or to any third party in any calendar year; (xvi) any Contract which involves (or is reasonably expected to involve) payments (A) to any Group Company or in respect of the Business in excess of $5,000,000 in any year and (B) from any Group Company or made in respect of the Business in excess of $5,000,000 in any year, in each case other than IP Contracts;

41 (xvii) any material Contract with any professional employer organization; (xviii) any material Contract with any staffing agency, labor agency, or similar provider of temporary workers; (xix) any Shared Contract; and (xx) any Contract obligating or binding any Group Company to enter into any of the foregoing. (b) Except as would not reasonably be expected, individually or in the aggregate, to be material to the Business or the Group Companies, taken as a whole: (i) Each Company Material Contract is a valid, binding and enforceable obligation of the applicable Seller Party or Group Company party thereto and, to the Knowledge of Sellers, of the other party or parties thereto, in accordance with its terms, and is in full force, in each case, subject to the Enforceability Exceptions; (ii) the applicable Seller Party or Group Company party thereto has performed in all material respects the obligations required to be performed by it under each Company Material Contract and is not otherwise in default or breach thereof and, to the Knowledge of Sellers, each other party to each Company Material Contract has performed all obligations required to be performed by it under such Company Material Contract and is not otherwise in default or breach thereof; and (iii) as of the date of this Agreement, no Seller Party or Group Company has received or delivered written notice of any material violation or material default under or the intention to terminate (nor, to the Knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice or both would cause a violation or breach of or default under or give rise to a right to terminate) any Company Material Contract. Sellers have made available to Purchaser true, correct and complete copies of each Company Material Contract, in each case, as amended or otherwise modified and in effect through the date hereof. Except as set forth in Section 3.13(b) of the Seller Disclosure Schedules or as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, as of the date hereof, no party to any Company Material Contract has exercised any termination, cancellation or non-renewal of rights with respect thereto and no such party has given written, or to the Knowledge of Sellers, oral, notice of termination, cancellation or non-renewal with respect to any Company Material Contract. There are no material Proceedings pending, or threatened in writing, under any Company Material Contract. Section 3.14. Litigation. Except as set forth in Section 3.14(a) of the Seller Disclosure Schedules, there is no material Proceeding pending or threatened in writing against the Business, any Group Company, any of their assets or properties, the Transferred Assets or Assumed Liabilities or, to the Knowledge of Sellers, their current or former directors, managers, officers or employees (in their capacities as such), as applicable, nor has there been any such material Proceeding since January 1, 2021. None of the Business, any Group Company, any of their respective assets or properties, the Transferred Assets or Assumed Liabilities or, to the Knowledge of Sellers, their current or former directors, managers, officers or employees (in their capacities as such), as applicable, are or has been, since January 1, 2021, subject to any

42 outstanding material Judgment, except as set forth in Section 3.14(b) of the Seller Disclosure Schedules. Section 3.15. Environmental Matters. Except as set forth on Section 3.15 of the Seller Disclosure Schedules or as would not reasonably be expected to be material to the Business or the Group Companies, taken as a whole: (a) each Group Company and the Business are and since January 1, 2021 have been in compliance with all applicable Environmental Laws; (b) the Group Companies have all Permits required under any applicable Environmental Laws for the operation of the Business or the Transferred Assets (“Environmental Permits”), and each Group Company is and has been in compliance with the requirements of such Environmental Permits, such Environmental Permits are in full force and effect, there are no Actions pending or threatened in writing that seek revocation, cancellation, suspension, or adverse modification of any such Environmental Permit and if and to the extent required by Environmental Laws, timely and complete applications for new or renewed Environmental Permits have been filed for any Environmental Permits that will expire within the next six (6) months; (c) no Group Company has received since January 1, 2021 any written notice, claim, complaint, inquiry, or citation, and there are no Actions pending or threatened in writing against any Group Company or the Transferred Assets, concerning any violation of, non-compliance with, or liability under any Environmental Law that remains unresolved or for which there remain outstanding obligations (including, any investigatory, remedial, monitoring, or corrective action obligations); and (d) there has been no Release of Hazardous Materials by any Group Company or associated with the Business or the Transferred Assets, or at or affecting any Owned Real Property (or, to the Knowledge of Sellers, any Leased Real Property, any real property formerly, owned, leased or operated by any Group Company, the Transferred Assets or any third-party location where Hazardous Materials generated by any Group Company may have been sent for disposal) that would reasonably be expected to result in (i) a requirement under any applicable Environmental Law for any Group Company to investigate or remediate such Hazardous Materials, (ii) a Proceeding by any private party or Governmental Entity under any applicable Environmental Laws against any Group Company, or (iii) any liability to any Group Company under Environmental Law; (e) no Group Company has assumed or become subject to, by written contract or operation of Law, any liability of any other Person relating to Environmental Laws for which a Group Company would not otherwise be liable; (f) no Group Company is currently operating the Business, the Transferred Assets, any Owned Real Property or Leased Real Property subject to any outstanding Judgment entered into with any Governmental Entity, or outstanding settlement agreement entered into with any Person, issued under or entered into with respect to any Environmental Law; and (g) Sellers and the Group Companies have made available to Purchaser complete and accurate copies of all environmental audits, reports, and assessments relating to the Group Companies, their respective operations, the Owned Real Property, the Leased Real Property, any real property formerly owned, leased, or operated by any Group Company and the Transferred Assets, in each case, which are in their possession or reasonable control. Section 3.16. Intellectual Property; Data Protection; Cybersecurity. (a) Section 3.16(a) of the Seller Disclosure Schedules identifies, as of the date of this Agreement, each registration or application for registration of Company Owned Intellectual Property, including patents, patent applications, registered trademarks, applications for registered

43 trademarks, registered copyrights, and registrations of Internet domain names, and (i) all of such scheduled items are subsisting, unexpired, and valid and enforceable, (ii) the Group Companies exclusively own all Company Owned Intellectual Property free from any Lien, except for Permitted Liens, and (iii) all Persons who created or invented Intellectual Property Rights that (x) are material to the Business or the Group Companies, and (y) in the case of independent contractors, were intended to be owned by Sellers or the Group Companies, in each case, in the course of their employment by or provision of services to a Group Company have assigned in writing to the Group Companies all of their right, title and interest in same that did not vest initially in a Group Company by operation of Law. (b) Since January 1, 2021, no material Proceedings have been instituted or are pending or have been threatened in writing against any Group Company that challenge the validity, enforceability or ownership of any Company Owned Intellectual Property. (c) The Group Companies have taken reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets and other material confidential information included in the Company Owned Intellectual Property or for which the any Group Company has an obligation to maintain in confidence pursuant to a Company Material Contract to which a Group Company is a party. (d) (i) None of the Group Companies, the conduct of the Business, or the use of the products and services of the Group Companies as intended by the Group Companies infringes, misappropriates or otherwise violates, or in the past six (6) years, has infringed, misappropriated, or otherwise violated, the Intellectual Property Rights of any third party in any material respect, and since January 1, 2020, no Group Company has received any written notice alleging same, and (ii) to the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating, or has in the past six (6) years, infringed, misappropriated, or otherwise violated, any Company Owned Intellectual Property. (e) (i) No software that is material Company Owned Intellectual Property is incorporated into, linked to or otherwise combined or distributed with any Open Source Software in a manner that, according to the terms of the license applicable to such Open Source Software, requires any Group Company to (A) disclose, license or make available any source code that is Company Owned Intellectual Property to a third party, (B) grant to any third party any license or covenant not to assert with respect to Company Owned Intellectual Property, or (C) prohibit or restrict any Group Company from charging fees to its licensees or other users of such material Company Owned Intellectual Property, and (ii) no Person (other than the Group Companies’ employees and service providers providing services to them under reasonable confidentiality conditions) has received any source code that is Company Owned Intellectual Property or has the current or contingent right to possess any material source code that is Company Owned Intellectual Property. (f) (i) No funding, facilities, personnel or resources of a Governmental Entity, university, college, other educational or research institution was used in the development of any material Company Owned Intellectual Property in a manner that required any Group Company to grant rights to such Governmental Entity, university, college, other educational or research institution or that restricts the use, transfer or licensing of such Company Owned Intellectual

44 Property and (ii) the Group Companies are not, and have not been, members of, participants in or contributors to any standards-setting, patent pool, patent aggregator or similar organization that requires or obligates any of the Group Companies to license or make available any Company Owned Intellectual Property to any other Person. (g) To the extent AI Technologies are used by any of the Group Companies or included in the Transferred Assets, such AI Technologies are developed, trained, improved and otherwise operated and used in compliance in all material respects with all applicable Laws and binding industry standards. (h) No Contract to which any Group Company is a party would, upon Closing, grant or purport to grant to any Person any material license, covenant not to sue, or other rights related to Intellectual Property Rights owned by Purchaser or any of its Affiliates (other than the Group Companies). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, (i) the Group Companies own or have the right to use all Intellectual Property Rights used in the conduct of their Business as currently conducted (including Intellectual Property Rights included in the Transferred Assets), and (ii) neither the execution, delivery or performance of this Agreement or the other Transaction Documents by Seller Parent or its applicable Affiliates party thereto, the consummation by it of the Transaction or any other transaction contemplated hereby and thereby, including the provision by Seller Parent and its applicable Affiliates of the transition services contemplated by the Transition Services Agreement, or compliance by Seller Parent or its applicable Affiliates with any of the provisions of this Agreement or any other Transaction Document, as applicable, will (with or without notice or lapse of time, or both) result in the loss, termination, or impairment of any rights of the Group Companies or included in the Transferred Assets in any Intellectual Property Rights. (i) The Group Companies and, with respect to the Processing of Company Data and to the Knowledge of Sellers, their Data Processors comply and, since January 1, 2021 have complied in all material respects, with Company Privacy Policies, Privacy Requirements and all applicable Laws with respect to Company Privacy Policies and Privacy Requirements. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents by Seller Parent or its applicable Affiliates party thereto, the consummation by it of the Transaction or any other transaction contemplated hereby and thereby, including the provision by Seller Parent and its applicable Affiliates of the transition services contemplated by the Transition Services Agreement, or compliance by Seller Parent or its applicable Affiliates with any of the provisions of this Agreement or any other Transaction Document, as applicable, shall (with or without notice or lapse of time, or both) violate any Privacy Requirements or Company Privacy Policies in any material respect. Where any Group Company uses a Data Processor to Process Personal Data, the Data Processor has provided guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality and security measures, and has agreed to comply with those obligations in a manner sufficient for the Group Companies’ compliance in all material respects with Privacy Requirements. (j) Except as set forth in Section 3.16(j) of the Seller Disclosure Schedules, the Group Companies and, to the Knowledge of Sellers, their Data Processors (including those included in the Transferred Assets) (i) have not suffered and are not suffering a material Security Incident, (ii)

45 have not been and are not required to notify any Person or Governmental Entity of any Security Incident, and (iii) have not been and are not adversely affected in any material respect by any Malicious Code, ransomware or malware attacks, or denial-of-service attacks on any IT Assets. Neither any Group Company nor any third party acting at the direction or authorization of any Group Company has paid any perpetrator of any actual or threatened Security Incident or cyber- attack, including, a ransomware attack or a denial-of-service attack. No Group Company has received a written notice (including any enforcement notice), letter, demand, lawsuit, or complaint from a Governmental Entity or any Person alleging noncompliance or potential noncompliance in any material respect with any Privacy Requirements or Company Privacy Policies or has been subject to any Proceeding or Action relating to noncompliance or potential noncompliance, in any material respect, with Privacy Requirements or Company Privacy Policies or has been subject to any Proceeding or Action relating to noncompliance or potential noncompliance, in any material respect, with Privacy Requirements or any Group Company’s Processing of Personal Data and, to the Knowledge of the Sellers, there are no circumstances which might give rise to any such noncompliance or potential noncompliance. No Group Company (x) is in material breach or default of any Contracts (including those included in the Transferred Assets) relating to its IT Assets or to Company Data or (y) transfers Personal Data internationally except where such transfers comply in all material respects with Privacy Requirements and Company Privacy Policies. Since January 1, 2021, the Group Companies maintain and have maintained cyber liability insurance with reasonable coverage limits. (k) Since January 1, 2021, the Group Companies (i) have provided all relevant Persons with relevant privacy notices, and acquired the consents of such Persons in the Processing of their Personal Data to the extent required to comply in all material respects with Privacy Requirements, and any Processing of Personal Data by any Group Company or, to the Knowledge of Sellers, any Data Processor has been in accordance with such notices and consents in all material respects; and (ii) taken steps to ensure in all material respects that the transfer of Personal Data by any Group Company or, to the Knowledge of Sellers, any Data Processor outside the EEA or UK complies, and has complied in all material respects at all times, with Privacy Requirements. (l) (i) The Group Companies have established an Information Security Program that is implemented and maintained in all material respects, and (ii) there have been no material violations of the Information Security Program. The Group Companies have remediated all identified critical risks and vulnerabilities in their IT Assets and the Information Security Program is compliant with Privacy Requirements in all material respects. All IT Assets (including those included in the Transferred Assets): (i) are functioning properly in all material respects in accordance with all applicable specifications and with the applicable contractual service levels and are fit in all material for the purposes of the Business; (ii) do not contain any material Malicious Code or material defect; (iii) are not materially defective in any respect and have not been materially defective or materially failed to function since January 1, 2021; (iv) are maintained in all material respects to ensure the availability, confidentiality, integrity and security of the IT Assets and the Company Data therein; and (v) operate and perform as necessary to conduct the Business in all material respects. (m) The provisions of Section 3.16(m) of the Seller Disclosure Schedules are incorporated into this Section 3.16(m) by reference.

46 Section 3.17. Taxes. (a) All income and other material Tax Returns that are required to have been filed with respect to the Group Companies have been timely filed, and all such Tax Returns were true, correct and complete in all material respects. All income and other material Taxes (whether or not shown on any Tax Return) with respect to any Group Company have been paid. (b) The Group Companies have complied in all material respects with all applicable Laws relating to the collection and withholding of Taxes. (c) No Tax Proceeding relating to a material amount of Taxes with respect to the Group Companies is currently pending. (d) There are no Liens with respect to any material Taxes on any of the assets of the Group Companies, other than Permitted Liens. (e) Since the date that is two (2) years prior to the date hereof, no Group Company has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code (or any similar provision of state, local or non-U.S. Laws). (f) The Group Companies have not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or any similar provision of state, local or non- U.S. Laws). (g) No waiver of any statute of limitations relating to Taxes for which the Group Companies may be liable is in effect, and no written request for such a waiver is outstanding other than, in each case, than automatic extensions or waivers in the ordinary course. (h) No Group Company has been informed in writing by any jurisdiction that the jurisdiction believes that such Group Company was required to file any Tax Return that was not filed or was required to pay any Tax that was not paid. (i) No Group Company is a party to or bound by a Tax Sharing Arrangement, no Group Company has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, combined, unitary or Consolidated Group for Tax purposes under any corresponding or similar provision of state, provincial, local or foreign Tax Laws (other than an affiliated group of which U.S. Seller or Seller Parent was the common parent), and no Group Company has any liability for Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or (ii) as a transferee or successor. (j) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or any portion thereof) ending after the Closing Date (i) under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax Laws) by reason of the use of an improper accounting method or a change in method of accounting in any taxable period ending on or before the Closing Date, (ii) pursuant to the

47 provisions of any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, provincial, local or foreign Tax Laws) executed on or prior to the Closing Date, (iii) as a result of the installment method of accounting or open transaction disposition made on or prior to the Closing, (iv) as a result of the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred prior to the Closing Date, (v) as a result of any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, (vi) as the result of an intercompany transaction or an excess loss account under Treasury Regulations Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision of state, provincial, local or non-U.S. Tax Laws) arising before Closing, (vii) as a result of any inclusion in income pursuant to Section 951 or Section 951A of the Code or (viii) as a result of any election under Section 965(h) of the Code. (k) No Group Company (i) has or has ever had a permanent establishment in any country other than the country of its organization, (ii) has engaged in a trade or business in any country other than the country in which it is organized that subjected it to Tax in such country or (iii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized. (l) No Group Company is a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a) of the Code. (m) Notwithstanding anything herein to the contrary, no attributes of the Group Companies will be reduced or reattributed pursuant to Treasury Regulation Section 1.1502-36 or Section 362(e) of the Code. (n) No Group Company has established or has been required to establish a subpart F income recapture account within the meaning of Treasury Regulation Section 1.952-1(f). (o) No Group Company organized under the laws of a country other than the United States (i) is engaged in a United States trade or business for United States federal income Tax purposes, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, (iii) is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code or (iv) has elected under Section 897(i) of the Code to be treated as a domestic corporation. (p) No Group Company is a party to any gain recognition agreement under Section 367 of the Code. (q) No Group Company has entered into any agreement or arrangement (including Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements) with any Taxing Authority that requires such Group Company to take any action or to refrain from taking any action, and no Group Company is a party to any agreement with any Taxing Authority that would be terminated or adversely affected as a result of the Transaction. (r) No Group Company has a material liability for escheat or unclaimed property.

48 (s) The Reorganization (other than relating to the Chinese Separation (Changzhou) or the Chinese Separation (Shanghai) or the entering into of the Nominee Agreement (Changzhou) or the Nominee Agreement (Shanghai)) does not result in the recognition of income or gain to any Seller or any Group Company for United States federal income Tax and applicable state, local and non-U.S. Tax purposes. Section 3.18. International Trade. (a) The Group Companies are, and for the five (5) years prior to the date hereof have been, in compliance with Sanctions Laws and, in all material respects, export and import controls, customs laws, anti-boycott laws, and related measures (“Trade Laws”) maintained by the United States, the European Union and its Member States, the United Kingdom, and any other applicable Governmental Entity. (b) Neither the Group Companies, nor any of their respective officers or directors (nor, to the Knowledge of Sellers, any of their respective agents or employees (each in their capacity as such)) (i) is a Sanctioned Person, (ii) has, in the five (5) years prior to the date hereof, directly or indirectly engaged in violation of applicable Sanctions in any dealings with or involving any Sanctioned Person or Sanctioned Country, or (iii) has in the five (5) years prior to the date hereof been notified that they are the target of any investigation or enforcement by, or made any voluntary or directed disclosures to, any Governmental Entity relating to applicable Trade Laws. (c) The Group Companies have implemented and maintain policies and procedures reasonably designed to ensure compliance by the Group Companies with applicable Sanctions Laws and, in all material respects, Trade Laws. (d) Since January 1, 2024, none of the Group Companies has engaged in any exports to or imports from, earned revenue in or from, or employed Persons located in the Russian Federation. Section 3.19. Insurance. Section 3.19 of the Seller Disclosure Schedules sets forth, as of the date hereof, a true, complete and accurate list of each insurance policy relating to the Group Companies under which any Group Company is an insured or otherwise the principal beneficiary of coverage (collectively, the “Insurance Policies”). All material Insurance Policies are valid and in full force and effect as of the date hereof, all premiums due and payable thereon have been paid in full on a timely basis, and no written notice of cancellation, revocation or termination that any Insurance Policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by Sellers or the Group Companies, as applicable, with respect to any such policy. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, the Insurance Policies are of the type and amount necessary to comply with all material requirements under applicable Laws, Permits and Company Material Contracts. The Group Companies are in compliance with the terms and conditions of the Insurance Policies in all material respects. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, no Group Company is in material breach or default (including any such breach or default

49 with respect to the payment of premiums or the giving of notice under any such policy) under any Insurance Policy, and, to the Knowledge of Sellers, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under such policy. As of the date hereof, there are no pending, and since January 1, 2021 through the date hereof there have not been any, material claims related to the Business, the Transferred Assets or the Group Companies under any Insurance Policy with respect to which an insurer has questioned, denied or disputed or otherwise reserved its rights with respect to coverage. Since January 1, 2021 through the date hereof, no insurer has threatened in writing to cancel or not renew any material Insurance Policy. Section 3.20. Properties and Assets. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, (a) each Group Company has good and valid title to, or a valid leasehold interest in or valid license to, each of its tangible assets and properties that are leased or owned by it as reflected in the Business Carveout Financial Statements or that are otherwise used in or necessary for the conduct of the Business (including the Transferred Assets), in each case, free from any Lien, except for Permitted Liens, (b) all material improvements, machinery, equipment, vehicles and other tangible personal property owned by the Group Companies or Seller Parent or included in the Transferred Assets are in good operating condition and repair, subject to ordinary wear and tear, and are suitable in all material respects for the purposes for which they presently are used and (c) there are no facts or conditions affecting any tangible assets or properties (including the Transferred Assets) that, with or without notice or the lapse of time, or both, would reasonably be expected, individually or in the aggregate, to materially interfere with the use, occupancy or operation of such assets or properties as of the date of this Agreement and as of the Closing Date. Section 3.21. Real Property. Section 3.21 of the Seller Disclosure Schedules sets forth an accurate and complete list of all real property (i) owned by any Group Company or included in the Transferred Assets (the “Owned Real Property”) and (ii) leased, subleased, licensed or occupied by any Group Company or included in the Transferred Assets (the “Leased Real Property”). Sellers have made available to Purchaser true, correct and complete copies of all Real Property Leases for the Leased Real Property, including all amendments and other modifications thereto. No Group Company is obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property (except under the Real Property Leases). The applicable Group Company party to the respective lease, license or occupancy agreement pertaining to each Leased Real Property (the “Real Property Leases”) has good and valid title to the leasehold estate under such Real Property Lease or good and valid title to each parcel of Real Property, free and clear of any Liens other than Permitted Liens. All of the material buildings, fixtures and other improvements located on the Real Property (collectively, “Improvements”) are reasonably adequate and suitable for the purpose of conducting the Business as presently conducted and in good operating condition (ordinary wear and tear excepted). No Group Company is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to another Person any right to the possession, lease, occupancy or enjoyment of the Real Property. There are no pending or, to the Knowledge of Sellers, threatened material condemnation, eminent domain or administrative actions affecting any Real Property or any portion thereof. A Group Company, as applicable, has the right to use all of the Leased Real Property for the full term of each such Real Property Lease (and any renewal options relating

50 thereto). No Group Company has assigned, transferred or pledged any interest in any of the Real Property Leases. The use and occupancy of the Real Property by the Group Company and the conduct of the Business thereat as presently conducted does not violate in any material respect any applicable Laws (including zoning Laws) and the Improvements comply in all material respects with valid and current certificates of occupancy or similar Permits to the extent required by Laws for the use thereof, and conform in all material respects with all applicable Laws. The Owned Real Property and Leased Real Property constitutes all of the real property used in the Business. No Group Company is in material default or breach under any Real Property Lease. Section 3.22. Brokers. Except as set forth on Section 3.22 of the Seller Disclosure Schedules, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, financial advisory or similar fee payable by any Group Company in connection with the transactions contemplated by this Agreement, including the Transaction, based upon arrangements made by or on behalf of any Seller Party or Group Company or for which any Group Company may be liable. Section 3.23. Affiliated Transactions. Except (x) as set forth on Section 3.23 of the Seller Disclosure Schedules or (y) for Contracts solely between Group Companies, none of Seller Parent or any of its Affiliates or any officer or member of the board of directors (or similar governing body) of any such Person or any individual in any such officer’s or director’s immediate family (a) is a party to any Contract or transaction with any Group Company, or (b) licenses, leases or otherwise has contractual rights to use, in whole or in part, directly or indirectly, any interest in any material intellectual property or other material property or asset used in the Business or by any Group Company (any of the foregoing clauses (a) or (b), an “Affiliated Transaction”). Section 3.24. Sufficiency of Assets. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Group Companies, taken as a whole, as of the Balance Sheet Date and as of immediately prior to the Closing, (x) assuming the receipt of all Approvals required to consummate the Transaction and the other transactions contemplated by this Agreement, (y) assuming the completion of the Shared Contract Separation in respect of all Shared Contracts and (z) taking into account the Transaction Documents and all of the rights, assets, services, benefits, products, real property, Intellectual Property Rights to be provided, acquired, leased or licensed under the Transaction Documents (but excluding for purposes of this clause (z), any Omitted Services or Additional Services (each as defined in the Transition Services Agreement), the Group Companies will own or have the right to use (including by means of ownership or rights pursuant to licenses or other Contracts, including the other Transaction Documents) all of the assets, rights and properties owned or leased by Seller Parent and its Affiliates (including the Transferred Assets) that are necessary to conduct the Business in all material respects in substantially the same manner as it is conducted since the Balance Sheet Date and as of immediately prior to the Closing; provided, however, that this Section 3.24 shall not be deemed to be breached, in and of itself, as a result of (i) any action that Sellers or the Company is required or expressly permitted to take or not take pursuant to this Agreement or the Transaction Documents or for which Purchaser has provided its written consent or (ii) the failure to obtain any Approval. As of the Closing Date, the Group Companies will have all bank accounts necessary to operate the Business in all jurisdictions in which (A) the

51 Group Companies operate as of the Closing Date and (B) U.S. Seller and its Affiliates have bank accounts as of the date hereof. Section 3.25. Material Customers and Material Suppliers. (a) Section 3.25(a) of the Seller Disclosure Schedules sets forth a true and correct list of (i) the top five (5) customers of the GSI, AP, Cumberland Brands, taken together, by combined annual revenues for such Brands, and (ii) the top five (5) customers of each of the Tecno and Cimbria Brands by annual revenues for such Brands, in each case of clauses (i) and (ii), for calendar year 2023 (collectively, the “Material Customers”). (b) Section 3.25(b) of the Seller Disclosure Schedules sets forth a true and correct list of (i) the top five (5) suppliers of the GSI, AP, Cumberland Brands, taken together, by combined annual spend for such Brands, and (ii) the top five (5) suppliers of each of the Tecno and Cimbria Brands by annual spend for such Brands, in each case of clauses (i) and (ii), for calendar year 2023 (collectively, the “Material Suppliers”). (c) As of the date hereof, no Material Customer or Material Supplier has terminated, cancelled or failed to renew or effected any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be, or threatened in writing to terminate, cancel or fail to renew or otherwise materially adversely alter any Contract with any Group Company. None of Sellers or any of their Affiliates has received, during the twelve (12) month period prior to the date hereof, any written, or to the Knowledge of Sellers, oral, notice that any of the Material Customers or Material Suppliers intends to terminate, cancel, fail to renew or effectuate any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be, in relation to any Contract with any Group Company. Section 3.26. SEED Program. Section 3.26 of the Seller Disclosure Schedules sets forth in all material respects each material outstanding activity relating to the implementation, stabilization and optimization of the SEED Program as of the date hereof (collectively, the “SEED Program Milestones”), including with respect to each SEED Program Milestone, Sellers’ good faith estimate of the expected time frame to completion. As of the date hereof, Seller’s good faith estimate of the total expected cost of completing and implementing the SEED Program is set forth on Section 3.26 of the Seller Disclosure Schedules. Section 3.27. Transition Services. Seller Parent and its Affiliates own or have the rights to, and following the Closing, will own or have the rights to, all of the assets, rights and properties necessary for the provision of services under the Transition Services Agreement (including all exhibits and schedules thereto) in all material respects and such assets, rights and properties will be sufficient in all material respects for the provision of services provided under the Transition Services Agreement (including all exhibits and schedules thereto). Section 3.28. Acknowledgement of No Other Representations or Warranties. Each Seller Party acknowledges and agrees that, except for the representations and warranties contained in Article IV or any certificate delivered by Purchaser pursuant to Section 7.3(c), neither Purchaser nor any of its Affiliates, Representatives or any other Person makes any

52 express or implied representation or warranty with respect to Purchaser or any of its Affiliates, the Equity Interests, the Transferred Assets, the Business or with respect to any other information provided, or made available, to Seller or any of its Affiliates or Representatives in connection with the transactions contemplated hereby. Each Seller Party acknowledges and agrees that, except to the extent of the representations and warranties contained in Article IV or any certificate delivered by Purchaser pursuant to Section 7.3(c), neither Purchaser nor any of its Affiliates, Representatives or any other Person will have, or be subject to, any Liability or other obligation to Sellers, their Affiliates or Representatives or any other Person resulting from a Seller Party’s use of, or the use by any of its Affiliates or Representatives, of any information, including information, documents, projections, forecasts, business plans or other material (including any Confidential Information (as defined in the Confidentiality Agreement)) made available to Sellers, their Affiliates or Representatives in any virtual data room, confidential information memorandum or presentations, management presentations, offering materials, site tours or visits, diligence calls or meetings. Each Seller Party acknowledges and agrees that it is not relying on any representation or warranty of Purchaser or any of its Affiliates or Representatives or any other Person, other than those representations and warranties specifically and expressly set forth in Article IV as modified by the Purchaser Disclosure Schedules or any certificate delivered by Purchaser pursuant to Section 7.3(c) or in any other Transaction Document. Each Seller Party acknowledges and agrees that Purchaser and its Affiliates disclaim any and all representations and warranties, whether express or implied, except for the representations and warranties contained in Article IV as modified by the Purchaser Disclosure Schedules or any certificate delivered by Purchaser pursuant to Section 7.3(c). ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Except as set forth in the Purchaser Disclosure Schedules (which qualifies the representations and warranties in Article IV in the manner provided subject to Section 10.12(a)), Purchaser hereby represents and warrants to U.S. Seller as follows: Section 4.1. Organization and Qualification. Purchaser is a private company limited by shares incorporated duly organized, validly existing and in good standing under the Laws of England and Wales. Purchaser has all the requisite organizational power and authority necessary to enable it to own, lease or otherwise hold and operate its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, leasing, holding or operation of its properties or assets or the conduct of its business requires such qualification, except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 4.2. Authority; Execution and Delivery; Enforceability. Each of Purchaser and its applicable Affiliates has all necessary organizational power and authority to execute this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transaction and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser and each of its applicable Affiliates of this Agreement and the other Transaction Documents, as applicable, to which it is or will be a party and the consummation by Purchaser or its applicable

53 Affiliates of the Transaction and the other transactions contemplated hereby and thereby have been duly (or, with respect to any Transaction Document to be entered into at the Closing, will have been as of the Closing) authorized by all necessary organizational action of Purchaser or its applicable Affiliates. Purchaser and its applicable Affiliates each has (or, with respect to any Transaction Document to be entered into at the Closing, will have as of the Closing) duly executed and delivered this Agreement and each other Transaction Document to which it is or will be a party, and assuming due authorization, execution and delivery by Sellers and Seller Parent, this Agreement and the other Transaction Documents will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. Section 4.3. No Conflicts. None of the execution, delivery or performance of this Agreement or the other Transaction Documents by Purchaser or its applicable Affiliates party thereto, the consummation by it of the Transaction or any other transaction contemplated hereby and thereby, including the receipt by Purchaser and its applicable Affiliates of the transition services contemplated by the Transition Services Agreement, or compliance by Purchaser or its applicable Affiliates with any of the provisions of this Agreement or any other Transaction Document, as applicable, will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Organizational Documents of Purchaser; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Judgment or Law applicable to Purchaser or any of its properties or assets; (c) require any authorization, consent or approval under, violate, conflict with, result in any violation or breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give rise to any right of termination, vesting, amendment, acceleration or cancellation of, any terms, conditions or provisions of any Contract to which Purchaser is a party or by which its properties or assets are bound; or (d) result in the creation of a Lien upon any of the rights, properties or assets of Purchaser; except, in the case of clauses (b) through (d) of this Section 4.3, for any such items that would not reasonably be expected to be, individually or in the aggregate, material to Purchaser. Section 4.4. Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Purchaser or its applicable Affiliates, the consummation by Purchaser or its applicable Affiliates of the Transaction or any other transaction contemplated by this Agreement, or Purchaser’s or its applicable Affiliates’ compliance with any of the provisions of this Agreement, as applicable, will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to,

54 any Governmental Entity, other than (a) compliance with any applicable Law, including approvals and/or termination or expiration of any applicable waiting periods and any extension thereof (including any agreement with any Governmental Entity not to consummate the Closing) required to be obtained or to have occurred under the HSR Act and under the Antitrust Laws and FDI Laws of the jurisdictions listed on Section 4.4(a) of the Purchaser Disclosure Schedules, and (b) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 4.5. Financial Ability to Perform. Purchaser affirms that is it not a condition to the Closing or to any of its other obligations under this Agreement that Purchaser obtain financing for, or related to, any of the transactions contemplated by this Agreement. Concurrently with the execution of this Agreement, the Sponsors have entered into the Equity Commitment Letter, a true, correct and complete copy of which has been provided to Sellers, pursuant to which the Sponsors have committed, subject to the terms and conditions set forth therein, to (i) provide to Purchaser (directly or indirectly) equity financing up to an aggregate amount specified therein for purposes specified therein (the “Equity Financing”) to Purchaser and pursuant to which Sellers are third-party beneficiaries thereof and (ii) severally guaranty certain obligations of Purchaser in connection with this Agreement. As of the date hereof, the Equity Commitment Letter has not been amended, supplemented or modified, and no such amendment, supplement or modification is contemplated or pending, and as of the date of this Agreement, the respective commitments contained in the Equity Commitment Letter have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. As of the date hereof, the Equity Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligation of Purchaser and the other parties thereto, subject to the Enforceability Exceptions. Purchaser is not aware of any fact or occurrence existing on the date hereof that would or would reasonably be expected to make any of the assumptions or any of the statements set forth in the Equity Commitment Letters inaccurate or that would or would reasonably be expected to cause the Equity Commitment Letters to be ineffective. As of the date hereof, there are no conditions or other contingencies related to the provision, funding or investing of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter delivered to Sellers prior to the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (A) constitute a default or breach on the part of Purchaser or Sponsors under the Equity Commitment Letter, (B) constitute a failure to satisfy a condition on the part of Purchaser or any other party thereto under the Equity Commitment Letter or (C) result in any portion of the amounts to be provided, funded or invested in accordance with the Equity Commitment Letter being unavailable on the Closing Date. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Purchaser has no reason to believe that, and is not aware of the existence of any fact or event that would or would reasonably be expected to cause, any of the conditions to the Equity Financing contemplated by the Equity Commitment Letter to not be satisfied on a timely basis or that the full amount of the Equity Financing contemplated by the Equity Commitment Letter will not be made available to Purchaser in full on the Closing Date. Assuming the Equity Financing is funded in full in accordance with the Equity Commitment Letter, Purchaser will have on the Closing Date funds sufficient to (i) make all payments contemplated under Article II that are to be made in connection with the Closing, (ii) pay any and all fees and expenses required to be

55 paid by Purchaser in connection with the transactions contemplated by this Agreement and the Equity Financing, and (iii) satisfy obligations of Purchaser to consummate the Transaction and the other transactions contemplated hereby. Section 4.6. Litigation. As of the date hereof, there is no material Proceeding pending or threatened in writing against Purchaser or any of its assets or properties or, to the Knowledge of Purchaser, its current or former directors, managers, officers or employees (in their capacities as such), as applicable, nor has there been any such Proceeding since January 1, 2021. None of Purchaser or any of its assets or properties or, to the Knowledge of Purchaser, its current or former directors, managers, officers or employees (in their capacities as such), as applicable, are or has been, since January 1, 2021, subject to any outstanding material Judgment. Section 4.7. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, financial advisory or similar fee payable by Purchaser or any of its Affiliates in connection with the transactions contemplated by this Agreement, including the Transaction, based upon arrangements made by or on behalf of Purchaser or for which Sellers or any of their Affiliates are or may become liable. Section 4.8. Investigation; Acquisition of Equity Interests for Investment. Purchaser has knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of the Transaction and the other transactions contemplated by this Agreement. Purchaser confirms that Sellers have made available to Purchaser and its Affiliates and Representatives the opportunity to ask questions of the officers and management of Sellers, the Group Companies and the Business, as well as access to the documents, information and records of or with respect to the Business and the Group Companies and to acquire additional information about the business and financial condition of the Group Companies, and Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Business and the Group Companies. Purchaser is acquiring the Equity Interests for investment purposes and not with a view toward or for offer or sale in connection with any distribution thereof, or with any present intention of offering, distributing or selling any of the Equity Interests. Purchaser acknowledges that the Equity Interests have not been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or any state securities Laws, and agrees that the Equity Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available, or in a transaction not subject to registration, under the Securities Act and without compliance with foreign securities Laws, in each case, to the extent applicable. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and any Equity Interests that Purchaser receives hereunder will be received only on its own behalf and its Affiliate assignees and not for the account or benefit of any other person or entity. Purchaser is able to bear the economic risk of holding the Equity Interests (including total loss of its investment). Section 4.9. Solvency. On the Closing Date, immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the payment of the Closing Purchase Price and payment of all related fees and expenses) and assuming the accuracy in all material respects of the representations and warranties contained in Article III, Purchaser

56 and its Subsidiaries, taken as a whole, will be Solvent as of the Closing Date and immediately after the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, “Solvent” means that, with respect to any Person, as of any date of determination, (a) the amount by which the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person has, as of such date, adequate capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its debts and obligations, as of such date, including contingent liabilities, in the ordinary course of business as they become due. Section 4.10. No Other Representations or Warranties. Purchaser acknowledges and agrees that (a) none of Sellers or any of their Affiliates or their respective Representatives has made any representation or warranty, expressed or implied, as to the Equity Interests, the Business, the Group Companies or any of their assets (including the Transferred Assets), the transactions contemplated hereby (including the Transaction), the Group Companies’ financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Equity Interests, the Transferred Assets, the Business, the Group Companies or any of their assets furnished or made available to Purchaser or any of its Affiliates or Representatives, except as expressly set forth either (i) in Article III as modified by the Seller Disclosure Schedules or (ii) in the certificate delivered pursuant to Section 7.2(d), (b) Purchaser is not relying and has not relied on any representation or warranty from Sellers, the Group Companies or any of their respective Affiliates or Representatives in determining to enter into this Agreement, except as expressly set forth either (i) in Article III as modified by the Seller Disclosure Schedules or (ii) in the certificate delivered pursuant to Section 7.2(d), and (c) none of Sellers, the Group Companies or any of their respective Affiliates or Representatives shall have or be subject to any Liability to Purchaser or any of its Affiliates or Representatives to the extent resulting from Purchaser’s or its Affiliates’ or Representatives’ use of, any such information, including any information, documents or material made available to Purchaser or any of its Affiliates or Representatives in any “data rooms,” management presentations or in any other form in expectation of or negotiation of this Agreement, the Transaction and the other transactions contemplated hereby. Purchaser acknowledges that, should the Closing occur, Purchaser shall acquire the Equity Interests and the assets of the Group Companies and the Transferred Assets without any representation or warranty as to merchantability or fitness thereof for any particular purpose, in an “as is” condition and on a “where is” basis, except as otherwise expressly set forth in this Agreement. ARTICLE V COVENANTS Section 5.1. Efforts.

57 (a) Subject to the terms and conditions of this Agreement, each of Purchaser and U.S. Seller shall (and, (x) in the case of U.S. Seller, shall cause each of its Affiliates to, and (y) in the case of Purchaser, shall cause each of its Subsidiaries and Affiliates (which shall include, solely with respect to the Documentation Obligations set forth in this Section 5.1(a), any investment fund affiliated with, or managed by, affiliates of AIP, LLC) (collectively, the “Purchaser Group”)) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the Outside Date) (any such documentation, notice, report and filing obligations, “Documentation Obligations”) and consummate the Transaction and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, obtaining as promptly as reasonably practicable (and in any event no later than the Outside Date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the transactions contemplated by this Agreement expeditiously and executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within ten (10) Business Days after the date hereof, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) to file any notification, pre-notification or other form necessary, as the case may be, to obtain any consents, clearances or approvals required or advisable under or in connection with the Antitrust Laws and FDI Laws of the jurisdictions listed in Section 5.1(a) of the Seller Disclosure Schedules and the other Laws described in Section 5.1(a) of the Seller Disclosure Schedules, in each case, as soon as reasonably practicable, and in any event within 15 Business Days after the date hereof (and within seven (7) Business Days after the date hereof in respect of such filing in connection with the FDI Laws of Austria), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any other applicable Antitrust Law or FDI Law. Neither Purchaser nor U.S. Seller shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period, withdraw its initial filing under the HSR Act or any other applicable Laws, as the case may be, and refile it, or enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions contemplated hereby, with any Governmental Entity without the prior written consent of the other Party. In exercising the foregoing rights, Purchaser and U.S. Seller shall act reasonably and as promptly as practicable. (b) Each of Purchaser, on the one hand, and U.S. Seller, on the other hand, shall, in connection with the efforts and obligations referenced in Section 5.1(a) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act and all other applicable Laws (including all applicable other Antitrust Laws or FDI Laws), use its reasonable best efforts to (i) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with

58 any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as practicable to any inquiries received from, and supply as promptly as practicable any additional information or documentation that may be requested by, the FTC, the DOJ or any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person; provided, however, that information may be shared with the other Party in redacted form or on an “Outside-Counsel-Only” basis if the Party producing the information determines in good faith that such procedures are reasonably necessary to prevent disclosure of privileged information, information about valuation of the transaction, or commercially or competitively sensitive information. No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to Section 5.1(a) or Section 5.1(b) without giving the other Party sufficient prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such substantive meeting or communication. Notwithstanding anything in this Agreement to the contrary, Purchaser shall, on behalf of the Parties, control and lead (i) all communications and strategy for dealing with the FTC, the DOJ, and any other Governmental Entity under the HSR Act and all other applicable Laws (including all applicable other Antitrust Laws or FDI Laws) and (ii) the defense through litigation on the merits of any claim asserted by any Person (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit the consummation of the Transaction; provided, that, in the case of both clauses (i) and (ii), Purchaser shall reasonably consult with U.S. Seller and consider in good faith any comments from U.S. Seller on the same. (c) Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Purchaser shall, and shall cause each member of the Purchaser Group to, take any and all steps necessary, proper or advisable to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or FDI Law or (y) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the

59 contemplated transactions expeditiously (but in no event later than the Outside Date), including (A) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Purchaser, any member of the Purchaser Group or any Group Company or any interest or interests therein, (B) otherwise taking or committing or agreeing to restrictions or actions that after the Closing would limit Purchaser, any member of the Purchaser Group or any Group Company’s freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Purchaser, any member of the Purchaser Group or the Group Companies or any interest or interests therein, (C) otherwise agreeing to any other structural or conduct remedy with respect to Purchaser, any member of the Purchaser Group or any Group Company or any interest or interests therein, or (D) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Purchaser, any member of the Purchaser Group or any Group Company or any interest or interests therein, and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto or to such restrictions or actions (such sale, lease, license, defense through litigation, divestiture, disposal and holding separate or other action described or contemplated above in this Section 5.1(c), a “Regulatory Remedy”); provided, however, that in no event shall Purchaser or any member of the Purchaser Group be obligated to effectuate a Regulatory Remedy with respect to the Group Companies to the extent such Regulatory Remedy would have a material adverse effect on the business of the Group Companies, taken as a whole. In furtherance and not in limitation of the foregoing, Purchaser shall, and shall cause each member of the Purchaser Group to, defend through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person or entity (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement. Nothing in this Section 5.1(c) shall require Purchaser or U.S. Seller to (or to cause their respective Affiliates to), and neither Purchaser nor U.S. Seller may (or may cause their respective Affiliates to), effectuate or agree to effectuate any Regulatory Remedy unless such Regulatory Remedy is conditioned upon the Closing and only effective following the Closing. (d) Subject to the obligations under Section 5.1(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Transaction or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Purchaser and U.S. Seller shall, and Purchaser shall cause each member of the Purchaser Group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by this Agreement, and (ii) Purchaser must defend, at its cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

60 (e) Neither Purchaser nor any member of the Purchaser Group shall, and Purchaser shall cause each member of the Purchaser Group not to, take any action, including acquiring or agreeing to acquire, including by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any Person, corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, properties or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation or such other action could reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the Transaction and the other transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the Transaction or any of the other transactions contemplated by this Agreement; or (iii) increase the risk of not being able to remove any such order on appeal or otherwise. (f) Notwithstanding the foregoing and except as otherwise mutually agreed by the Parties (or any of their respective Affiliates) in any separately executed clean team agreement, commercially and/or competitively sensitive information and materials of a Party will be provided to the other Party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other Party. Materials provided to the other Party or its counsel may be redacted (i) to remove references concerning the valuation of the Business or the Group Companies, (ii) as necessary to comply with contractual arrangements or with applicable Law, (iii) as necessary to address reasonable attorney-client privilege or confidentiality concerns, (iv) to remove other competitively sensitive material or (v) to remove information otherwise not germane to regulatory review. (g) Purchaser will be solely responsible for, and pay, all filing fees payable to Governmental Entities pursuant to the HSR Act. U.S. Seller, on the one hand, and Purchaser, on the other hand, shall each be responsible for fifty percent (50%) of all filing fees payable to Governmental Entities under any Antitrust Law (other than the HSR Act) or FDI Law. Section 5.2. Covenants Relating to Conduct of Business. (a) During the period from the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to Article VIII (the “Interim Period”), except (i) as required or expressly permitted by this Agreement, (ii) for actions taken that are required to effectuate the Reorganization (in accordance with Section 5.25), (iii) as Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iv) as required by applicable Law, or (v) as set forth in Section 5.2(a) of the Seller Disclosure Schedules, U.S. Seller shall, with respect to the Business, and shall cause the Group Companies to, operate in all material respects in the ordinary course of business and use commercially reasonable efforts to (A) preserve intact the Group Companies’ goodwill, (B) keep available the services of the Group Companies’ officers and employees and (C) preserve intact the business relationships of the Group Companies and the Business with material customers, material suppliers and other material commercial counterparties.

61 (b) During the Interim Period, except (v) as required or expressly permitted by this Agreement, (w) for actions that are required to effectuate the Reorganization (in accordance with Section 5.25), (x) as Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (y) as required by applicable Law, or (z) as set forth in Section 5.2(b) of the Seller Disclosure Schedules, U.S. Seller shall not, and shall cause the Group Companies and its other Affiliates not to, take any of the following actions, in each case with respect to the Business, the Transferred Assets or the Group Companies: (i) amend the Organizational Documents or the equivalent documents of any Group Company; (ii) other than in the ordinary course of business, assign, transfer, lease, license, abandon, let lapse or sell any assets of the Group Companies that are material to the Business or the Group Companies, taken as a whole, or pledge or subject any material asset or property of the Business or any Group Company (including the Transferred Assets) to any Lien (other than any Permitted Liens) not in existence as of the date hereof; (iii) (A) issue, sell, grant, transfer, pledge, redeem, repurchase or subject to any Lien to or authorize or propose the issuance, sale, transfer, pledge, redemption, repurchase of or imposition of any Lien on any Equity Securities of any Group Company or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Equity Securities of any Group Company, or any rights, warrants, calls, subscriptions or options to purchase any Equity Securities of any Group Company, or (B) reclassify, adjust, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any Equity Securities of any Group Company; (iv) (A) waive, release, settle or resolve any pending or threatened Proceeding involving amounts in excess of $1,000,000 or equitable relief, fines in excess of $1,000,000 or criminal penalties or (B) commence any Proceeding involving amounts in excess of $1,000,000; (v) agree to, request or adopt (A) any moratorium or suspension of payment of any Indebtedness, (B) the appointment of a receiver, administrator, liquidator, assignee, trustee or other similar officer with respect to any Group Company or the Business or (C) an assignment for the benefit of creditors or an admission in writing of the inability of any Group Company to pay its debts as they become due; (vi) adopt a plan of complete or partial liquidation or other resolution providing for or authorizing a liquidation, dissolution, merger, consolidation or other restructuring of any Group Company; (vii) except to the extent required by (A) applicable Law or (B) the existing terms of any Company Group Benefit Plan or Seller Benefit Plan (as in effect on the date hereof), and except for any broad-based amendments or

62 changes to any Seller Benefit Plan that are generally applicable to employees of Sellers and their Subsidiaries and that do not disproportionately impact Company Group Employees: (1) increase (or otherwise materially modify) the compensation or benefits payable or to become payable to any current or former Company Group Employee (except for increases in annual base salary and target annual bonus opportunity and commission rates for employees of any Group Company whose annual base salary is less than or equal to $200,000 in connection with promotions or periodic reviews in the ordinary course of business consistent with past practice), (2) amend any Company Group Benefit Plan or establish, adopt, or enter into any arrangement that would be a Company Group Benefit Plan if in effect on the date hereof that would, in either case, increase the aggregate annual cost of the Company Group Benefit Plans collectively by more than $100,000, (3) hire, promote, or terminate the employment of any Company Group Employee holding the title of Senior Vice President, or a more senior title, other than a termination for cause, (4) grant any equity- or equity-based award to any Company Group Employee or current or former service provider of a Group Company, (5) accelerate the time of payment, funding, or vesting of any compensation or benefits to any Company Group Employee, or (6) except as expressly provided under this Agreement or as otherwise mutually agreed in writing between the Parties, transfer, (x) the employment of any employee who is employed by a Group Company to any entity that is not a Group Company or (y) the employment of any individual who is employed by any entity that is not a Group Company to a Group Company; (viii) recognize any labor union, works council or similar labor organization as the representative of any Company Group Employees, or enter into, or adopt any Labor Agreement with respect to any Company Group Employees, or terminate or amend in a material respect any existing Business Labor Agreement with respect to any Company Group Employees, except (A) any such actions that are required by Law or (B) renewals, extensions or terminations of existing Labor Agreements in accordance with the terms thereof in the ordinary course of business that do not materially increase aggregate costs with respect to the Company Group Employees; (ix) solely with respect to the Group Companies (and excluding any action taken in connection with a Seller Consolidated Return): (A) prepare or file any Tax Return inconsistent with past practice; (B) make (other than in the ordinary course of business), change or revoke a Tax election; (C) amend a material Tax Return; (D) settle a material Tax Proceeding; (E) request a ruling or similar guidance with respect to material Taxes; (F) consent to any extension of the limitation period applicable to any material Taxes (other than in the ordinary course and consistent with past practice); (G) settle or compromise any claim related to material Taxes; (H) enter into any closing agreement or similar agreement related to material Taxes; (I) surrender any right to claim a material Tax refund; or (J) initiate or enter into any voluntary disclosure agreement with any Taxing Authority for the payment of material Taxes;

63 (x) make any material change in any method of accounting or accounting practices, policies, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, including any working capital procedures or practices, except for any such change required by reason of a concurrent change in GAAP (or any authoritative interpretation thereof) or other applicable Law; (xi) sell, assign, transfer, lease, license, encumber, abandon or permit to lapse any of material Company Owned Intellectual Property except for non- exclusive licenses granted in the ordinary course of business, or disclose any of its trade secrets or other material confidential information to a third party other than pursuant to a written confidentiality agreement or other circumstances of confidentiality; (xii) declare, set aside, issue, make or pay any non-cash dividends or other distributions of non-cash assets in respect of any Equity Securities of the Group Companies; (xiii) except in the ordinary course of business, terminate, cancel, materially amend or materially modify or waive any right or benefit under any Company Material Contract, Shared Contract, Contract for Leased Real Property or Contract in respect of any Affiliated Transactions (or any Contract which if entered into prior to the date of this Agreement would be a Company Material Contract, Shared Contract or Contract for Leased Real Property or Contract in respect of any Affiliated Transactions; (xiv) enter into, conduct, engage in or otherwise operate any new lines of business or assume any Retained Business of Seller Parent and its Affiliates; (xv) (A) make any material acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any assets or businesses, in each case, in excess of $1,000,000 individually or $5,000,000 in the aggregate, other than acquisitions of inventory or other assets in the ordinary course of business, or (B) merge, combine or consolidate with any Person, whether by merger or consolidation, purchase of all or a substantial portion of the Equity Securities of such Person or by any other means; (xvi) (A) except as set forth in the capital budget of the Business set forth on Section 5.2(b)(xvi) of the Seller Disclosure Schedules, enter into any binding commitment for, authorize or incur any capital expenditures in excess of $250,000 in the aggregate (such aggregate amount, the “CapEx Cap”); provided, however, that in response to exigent circumstances, the CapEx Cap shall be increased to $500,000; provided, further, that in the case of such exigent circumstances, U.S. Seller shall use commercially reasonable efforts to consult with Purchaser to the extent practicable under the circumstances; or (B) fail to make capital expenditures in the ordinary course of business and in a manner not

64 materially inconsistent with the capital budget of the Business set forth on Section 5.2(b)(xvi) of the Seller Disclosure Schedules; (xvii) acquire any ownership interest in real property providing for a purchase price or annual payments in excess of $250,000; (xviii) incur, create, assume, guarantee or otherwise become liable for any Indebtedness for borrowed money in excess of $2,500,000 outstanding at any time, other than any such Indebtedness to be repaid or released at Closing (including any accrual of interest thereof); provided, however, that this clause (xviii) shall not restrict intercompany loans made by and among the Group Companies in order for U.S. Seller and its Affiliates to take the actions set forth in clauses (i) and (ii) of the “Closing Cash Amounts” definition; (xix) enter into any Credit Enhancements; or (xx) agree or commit, in a legally binding manner, to take any action described in this Section 5.2(b). (c) Notwithstanding the foregoing, nothing in this Section 5.2 shall prohibit or otherwise restrict in any way the operation of the business of U.S. Seller or any of its Affiliates, except solely with respect to the conduct of the Business, and nothing contained herein shall give Purchaser or any of its Affiliates any right to manage, control, direct or be involved in the management of U.S. Seller or any of its Affiliates at any time or the management of the Group Companies or the Business prior to the Closing. Section 5.3. Confidentiality. Purchaser and U.S. Seller acknowledge that the information being provided to Purchaser in connection with the Transaction and the other transactions contemplated hereby is subject to the terms of that certain confidentiality agreement between AIP, LLC and Seller Parent, dated as of February 9, 2024 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference in their entirety and shall survive the Closing in accordance with its terms; provided, that actions taken by the Parties hereunder to the extent necessary in order to comply with their respective obligations under Section 5.1 shall not be deemed to be in violation of this Section 5.3 or the Confidentiality Agreement; provided, further, that the foregoing shall not affect Section 5.1(b) to the extent that Section 5.1(b) specifies that it is subject to this Section 5.3 or the Confidentiality Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information to the extent concerning or relating to the Business or the Group Companies; provided, further, that Purchaser acknowledges that its obligations of confidentiality, non- disclosure and use with respect to any and all other information concerning U.S. Seller or any of its Affiliates (other than to the extent relating to the Business and the Group Companies) shall continue to remain subject to the terms and conditions of the Confidentiality Agreement in accordance with the term of the Confidentiality Agreement. From and after the Closing until the second (2nd) anniversary of the Closing Date, U.S. Seller shall, and shall cause its Affiliates to, unless required to disclose by judicial or administrative process or applicable Law or the applicable requirements of any Governmental Entity (including the federal securities laws, rules and regulations of any national securities exchange) or requested to disclose (by court order,

65 deposition, interrogatory questions, request for information or documents, subpoena, civil investigative demand, regulatory demand or similar process) (provided that U.S. Seller will, to the extent legally permissible, provide Purchaser with prompt written notice of such request so that Purchaser may seek, at its sole expense, an appropriate protective order and/or waive compliance with this Section 5.3), hold in confidence all information that is not publicly available or known to the extent concerning or relating to the Business or the Group Companies (the “Confidential Information”); provided, that for purposes of this Agreement, “Confidential Information” shall not include any information to the extent such information (i) is in the public domain other than directly as a result of a disclosure by U.S. Seller or its Affiliates (excluding, after the Closing, the Group Companies) in violation of their confidentiality obligations of this Section 5.3, (ii) was acquired after the Closing by U.S. Seller or any of its Affiliates from third- party sources other than those related to its prior ownership of the Business that is not known by U.S. Seller to be under any obligations of confidentiality in respect of such information or (iii) is generated independently by U.S. Seller or any of its Affiliates without reference to or use of any non-public information to the extent concerning or relating to the Business or the Group Companies. The obligation of U.S. Seller and its Affiliates to hold any such Confidential Information in confidence shall be satisfied to the extent they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Section 5.4. Access to Information. (a) Subject to applicable Law, during the Interim Period, upon reasonable advance written notice, U.S. Seller shall, and shall cause the Group Companies to, afford to Purchaser and its Representatives reasonable access during normal business hours in a manner that does not unreasonably interfere with the operation of the Business, under the supervision of U.S. Seller’s or the Group Companies’ personnel, at Purchaser’s expense, and in accordance with the reasonable procedures established by U.S. Seller (including the requirement that any third party for whom access is requested to enter into customary access letters), to the information, assets, premises, properties, books (including pro forma Tax Returns of the Group Companies and related work papers), Contracts, records and personnel of the Business and the Group Companies for purposes of integration planning facilitating the consummation of the Transaction and the other transactions contemplated hereby; provided, that no Seller nor any Group Company shall be required to permit Purchaser or any of its Representatives to, and neither Purchaser nor any of its Representatives shall, (x) perform or conduct any Phase II Environmental Site Assessment or conduct any testing or sampling of soil, sediment, surface water, groundwater or other environmental media or any building material at, on, under or within any facility of the Business, the Owned Real Property, the Leased Real Property or included in the Transferred Assets or any other property of U.S. Seller, any Group Company or any of their respective Affiliates or (y) access any real property to perform any title or survey work, in each case without the written consent of U.S. Seller; provided, further, that none of U.S. Seller or any of its Affiliates shall be required to make unreimbursed material expenditures to provide any such access. During the Interim Period, U.S. Seller and Purchaser shall establish and maintain a steering committee (the “Steering Committee”) of certain employees of the Business reasonably mutually agreed by U.S. Seller and Purchaser to be subject matter experts with respect to key areas of the Business (including the SEED Program and the IT Migration). Purchaser and U.S. Seller shall convene the Steering Committee on a regular basis of at least twice a month (or as otherwise agreed upon by

66 U.S. Seller and Purchaser) for purposes of integration planning and discussing material updates in respect of the Group Companies or the Business, including the provision of any services under the Transition Services Agreement, any other separation matters contemplated herein (including the IT Migration), the SEED Program Milestones and keeping Purchaser reasonably apprised of the Proceedings set forth on Section 3.14 of the Seller Disclosure Schedules. Notwithstanding anything to the contrary set forth in this Agreement, none of U.S. Seller or any of its Affiliates (including the Group Companies) shall be required to provide access to Purchaser or any of its Representatives to any information, properties, books, Contracts, records and personnel (i) if it is determined, upon consultation with counsel, that doing so would violate any Contract (including any obligation of confidentiality thereunder) to which U.S. Seller or any of its Affiliates are parties or may be subject; (ii) if U.S. Seller or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, are or are reasonably expected to be adverse parties in a litigation and such information is reasonably pertinent thereto; (iii) to the extent any such information, Contracts or other documents are related to the sale or divestiture process conducted by U.S. Seller or its Affiliates for the Business vis-à-vis any Person other than Purchaser and its Affiliates, or U.S. Seller’s or its Affiliates’ and direct or indirect equityholders’ (or their respective Representatives’) evaluation of the Business in connection therewith, including projections, financial and other information relating thereto; or (iv) if, upon the advice of counsel, such access or disclosure would reasonably be expected to jeopardize any legal privilege (including attorney work product doctrine and attorney-client privilege) or contravene any applicable Laws to which the Business or any of the Group Companies or any of their Affiliates is subject (it being understood that U.S. Seller shall use its commercially reasonable efforts to provide Purchaser with a reasonably detailed description of the information not provided and cooperate in good faith to design and implement alternative disclosure arrangements (including, to the extent applicable, entry into a joint defense agreement) to enable Purchaser to evaluate any such information without violating the foregoing clauses (i) through (iv)). Purchaser agrees that any investigation undertaken pursuant to the access granted under this Section 5.4(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business, and none of Purchaser or any of its Affiliates or Representatives shall communicate with any of the employees of the Business without the prior written consent of U.S. Seller. (b) Subject to applicable Law, from the Closing until the sixth (6th) anniversary of the Closing Date, upon reasonable advance written notice, Purchaser shall, and shall cause its Affiliates to, afford to U.S. Seller, its Affiliates and their respective Representatives reasonable access during normal business hours in a manner that does not unreasonably interfere with the operation of the Business, under the supervision of the Group Companies’ personnel, at U.S. Seller’s expense, and in accordance with the reasonable procedures established by Purchaser (including the requirement that any third party for whom access is requested to enter into customary access letters), to the information, assets, premises, properties, books (including pro forma Tax Returns of the Group Companies and related work papers), Contracts, records and personnel of the Business and the Group Companies; provided, that neither Purchaser nor any of its Affiliates shall be required to make unreimbursed material expenditures to provide any such access. Notwithstanding anything to the contrary set forth in this Agreement, neither Purchaser nor any of its Affiliates (including the Group Companies) shall be required to provide access to U.S. Seller, its Affiliates or any of their respective Representatives to any information, properties, books, Contracts, records and personnel (i) if it is determined, upon consultation with

67 counsel, that doing so would violate any Contract (including any obligation of confidentiality thereunder) to which Purchaser or any of its Affiliates is a party or may be subject; (ii) if Purchaser or any of its Affiliates (including the Group Companies), on the one hand, and U.S. Seller or any of its Affiliates, on the other hand, are or are reasonably likely to become adverse parties in a litigation and such information is reasonably pertinent thereto; or (iii) if, upon the advice of counsel, such access or disclosure would jeopardize any legal privilege (including attorney work product doctrine and attorney-client privilege) or contravene any applicable Laws to which the Business or any of the Group Companies or any of their Affiliates is subject (it being understood that Purchaser shall use its commercially reasonable efforts to provide U.S. Seller with a reasonably detailed description of the information not provided and cooperate in good faith to design and implement alternative disclosure arrangements (including, to the extent applicable, entry into a joint defense agreement) to enable Purchaser to evaluate any such information without violating the foregoing clauses (i) through (iii)). U.S. Seller agrees that any investigation undertaken pursuant to the access granted under this Section 5.4(b) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business, and none of U.S. Seller or any of its Affiliates or Representatives shall communicate with any of the employees of the Group Companies without the prior written consent of U.S. Seller. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit any of U.S. Seller’s or any of its Affiliates’ rights of discovery. (c) Purchaser agrees to hold all the Books and Records of the Business and the Group Companies existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by Law. Section 5.5. Publicity. The initial press release regarding this Agreement and the Transaction and the other transactions contemplated by this Agreement shall be a joint press release mutually agreed upon by the Parties. Thereafter, U.S. Seller and Purchaser shall consult with each other prior to (a) issuing any press releases or otherwise making public announcements with respect to the Transaction and the other transactions contemplated by this Agreement (unless the information contained in such releases or announcements has been previously approved by U.S. Seller and Purchaser, in which case such consultation shall not be required), and (b) making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect to this Agreement and/or the Transaction, except as may be required by (x) applicable Law, (y) obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or (z) the request of any Governmental Entity (or, in the case of U.S. Seller , by the fiduciary duties of the board of directors of Seller Parent as reasonably determined by such board of directors), in which case, such Party shall not issue or cause the publication of such press release or other public announcement or make such filing without prior consultation with the other Party and considering in good faith all comments from such other Party; provided, that (a) any such press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation if the Party making the release or statement has used its reasonable best efforts to provide the other Party an opportunity to comment on such release or statement in advance of such publication and (b) each Party may issue public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby that consist solely of information previously disclosed in press releases or public statements previously approved by

68 either Party or made by either Party in compliance with this Section 5.5 to the extent such disclosure is consistent in all material respects with the information previously disclosed and still accurate at the time of such disclosure; provided, further, that the first sentence of this Section 5.5 shall not apply to (x) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement and (y) internal announcements to employees which are not made public. Notwithstanding the foregoing, Purchaser and its Affiliates and Representatives, without the consent of the other Parties, may provide ordinary course communications regarding this Agreement, the other Transaction Documents, the Transaction and the other transactions contemplated hereby or thereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of Purchaser, in each case, who are subject to customary confidentiality restrictions. Section 5.6. Intercompany Accounts and Intercompany Arrangements. (a) Immediately prior to the Closing, all intercompany balances and accounts (other than intercompany balances and accounts set forth in Section 5.6(a) of the Seller Disclosure Schedules (the “Surviving Intercompany Accounts”)) between Sellers and any of their Affiliates (other than the Group Companies), on the one hand, and any Group Company, on the other hand, shall be settled or otherwise eliminated in such a manner as U.S. Seller shall determine in its sole discretion (including by Sellers or any of their Affiliates removing from any Group Company any Cash Amounts or funds from cash pools by means of dividends, distributions, contribution, the creation or repayment of intercompany debt, increasing or decreasing of cash pool balances or otherwise); provided, that, without duplication, all Taxes and other Liabilities incurred in connection therewith shall be for the account of Sellers or their Affiliates (other than the Group Companies) (such Taxes and Liabilities, the “Intercompany Settlement Taxes and Liabilities”). Intercompany balances and accounts solely among the Group Companies shall not be affected by this provision. Notwithstanding anything to the contrary in this Agreement, Sellers may, or may cause any of their Affiliates (including the Group Companies) to, pay, prepay, reduce or otherwise discharge any Indebtedness. Notwithstanding anything in this Agreement to the contrary, to the extent Intercompany Settlement Taxes and Liabilities are included in the determination of Final Purchase Price, the Seller Parties shall have no further obligations or liability in connection with this Section 5.6 with respect to such Taxes and Liabilities included in the determination of Final Purchase Price. For the avoidance of doubt, none of Purchaser or any Group Company shall, following the Closing, have any obligation to pay to U.S. Seller or any of its Affiliates any amounts whatsoever in respect of such intercompany balances and accounts (other than the Surviving Intercompany Accounts) referred to in this Section 5.6 and none of U.S. Seller or any of its Affiliates shall, following the Closing, have any obligation to pay to Purchaser or any Group Company or any of its or their respective Affiliates any amounts whatsoever in respect of such intercompany balances and accounts (other than the Surviving Intercompany Accounts) referred to in this Section 5.6. (b) Immediately prior to the Closing, except for the Transaction Documents to be entered into in connection with this Agreement or as set forth on Section 5.6(b) of the Seller Disclosure Schedules (those arrangements, understandings or Contracts set forth on Section 5.6(b) of the Seller Disclosure Schedules being the “Surviving Arrangements”), all arrangements, understandings or Contracts, including all obligations to provide goods, services

69 or other benefits, between Sellers or any of their Affiliates (other than the Group Companies), on the one hand, and any Group Company, on the other hand, shall automatically be terminated without further payment or performance and cease to have any further force and effect, such that no party thereto shall have any further obligations or Liabilities therefor or thereunder. Section 5.7. Employee Matters. (a) Employer of Record. (i) At least twenty (20) Business Days prior to the Closing, Purchaser shall, or shall cause its Affiliates (or an employer of record provider engaged by Purchaser or Affiliate of Purchaser (an “EOR”) to, use commercially reasonable efforts to make a Compliant Offer to each Business Employee who is not a Company Group Employee or an Automatic Transfer Employee who do not reside in the United States (each, an “Offered Employee”), subject to (A) such Offered Employee’s continuous employment through the Closing Date, (B) such Offered Employee not becoming subject to formal or final written corrective action related to misconduct in violation of any of the Group Companies’ policies, and (C) with respect to any Offered Employee on a leave of absence at the Closing Date, subject to such Offered Employee returning to active employment within six (6) months following the Closing Date (or such later date as may be required by applicable Law). U.S. Seller shall (i) to the extent that the relevant information has not been disclosed in the data room, provide to Purchaser promptly and within ten (10) Business Days any information reasonably requested by Purchaser related to the terms and conditions of employment of the Offered Employees to allow Purchaser to make offers of employment and (ii) provide Purchaser with access to meet with or otherwise provide access to the Offered Employees for the purpose of making offers of employment and otherwise communicating to the Offered Employees in connection with the offers of employment. Following the date hereof, Purchaser shall keep U.S. Seller reasonably informed of its plans to employ the Offered Employees in each jurisdiction, including, without limitation, the EOR or other entity that is expected to make a Compliant Offer to each Offered Employee, and the Parties shall cooperate in good faith with respect to their obligations under this Section 5.7 and applicable Law with respect to the Offered Employees. A “Compliant Offer” with respect to an Offered Employee shall mean a written offer of employment for substantially the same role held by such Offered Employee, substantially the same scope of responsibilities (taking into account the context of the transaction) and work location (or for the employee to work from home), in each case, as immediately prior to Closing (based on the information disclosed to Purchaser) and on terms and conditions that satisfy the Compliant Offer Conditions set out in Section 5.7(b). (ii) Where Purchaser, its Affiliate or an EOR, as applicable, makes an offer of employment to an Offered Employee and such Offered Employee fails to accept such offer within ten (10) Business Days, Sellers shall, and shall cause their applicable Affiliates to, be responsible for any Liability for the continued

70 employment or termination of employment of such Offered Employee. Where Purchaser, its Affiliate or an EOR, as applicable, fails to make a Compliant Offer to a Offered Employee, and within ten (10) Business Days following the later of (A) the Closing Date, and (B) the last day of any applicable continued employment period pursuant to HR-5 in the Transition Services Agreement (or within such longer period of time under applicable Law or to comply with the terms of any applicable employment contract), U.S. Seller or its applicable Affiliates terminates the employment of such Offered Employee fairly and in accordance with such Offered Employee’s contract of employment (if applicable), Purchaser shall be responsible for any redundancy or severance pay in accordance with applicable Law, any payment in lieu of contractual or statutory notice required to be paid, any payment with respect to any accrued but untaken annual leave where required to be paid, and all other costs and liabilities arising from the termination of such Offered Employee, in each case, as required under applicable Law. (iii) U.S. Seller shall take, or shall cause to be taken, all actions reasonably required to release, or cause to be released, each Offered Employee, effective at or before the Closing, from any Contract with, or other obligation to, U.S. Seller or its Affiliates (other than the Group Companies) to the extent (and only to the extent) such Contract or obligation limits or restricts such Offered Employee from being employed by or providing services to Purchaser or any of its Affiliates, or otherwise engaging in the Business on behalf of Purchaser or any of its Affiliates. To the extent required under applicable Law or advisable under local practice, Purchaser and U.S. Seller shall, and shall cause their Affiliates to, cooperate to enter into a tripartite agreement between each Offered Employee who accepts Purchaser’s offer of employment, U.S. Seller (or its applicable Affiliate), and Purchaser (or its applicable Affiliate or EOR), which shall include (A) the voluntary resignation of such Offered Employee, where consistent with local practice, and (B) such Offered Employee’s acceptance of new employment terms with Purchaser; provided that each such tripartite agreement shall be prepared by U.S. Seller (or its applicable Affiliate) and shall not impose upon Purchaser or any of its Affiliates (or EOR) any additional Liabilities or obligations, other than as set forth in this Section 5.7. (iv) The Parties shall cooperate in good faith to determine whether any Business Employee will transfer to Purchaser (or its Affiliate or an EOR) with effect from the Closing Date by operation of the Transfer Regulations (each, an “Automatic Transfer Employee”) and Sellers shall promptly following such determination, and no later than ten (10) Business Days prior to the Closing Date, provide to Purchaser a list of the Automatic Transfer Employees. Sellers shall, and shall cause their Affiliates (including the Group Companies) to, comply with its and their obligations under the Transfer Regulations with respect to any Automatic Transfer Employees or their representatives, and the Parties agree to provide, and cause their Affiliates, and in the case of the Purchaser, any EOR, to provide, reasonable cooperation and assistance with respect to such compliance.

71 (v) Sellers shall, no later than thirty (30) Business Days following the date hereof, provide a schedule of each Contingent Worker actively engaged in, and primarily assigned or dedicated to performing services for, the Business as of the date hereof and whose annual fees exceed $150,000, including details of (A) engaging entity, (B) annual fees, and (C) a brief summary of the services provided. (vi) No later than one Business Day prior to the Closing Date, Sellers shall cause the employment of each individual set forth on Section 3.12(b)(ii)(A) of the Seller Disclosure Schedules to be transferred to Sellers or their Affiliates (other than any Group Company). (vii) No later than one Business Day prior to the Closing Date, Sellers shall use reasonable best efforts to cause the employment of each individual set forth on Section 3.12(b)(ii)(B) of the Seller Disclosure Schedules who is not an Automatic Transfer Employee (a “Covered Employee”) to be transferred to a Group Company; provided that (A) any individual who provides services under the Transition Services Agreement shall not be so required to be transferred until the last day of any applicable continued employment period pursuant to HR-5 in the Transition Services Agreement, and (B) in the event that, notwithstanding Sellers reasonable best efforts, the employment of any Covered Employee has not been transferred to a Group Company no later than one Business Day prior to the Closing Date, any such Covered Employee shall be treated as an Offered Employee for purposes of this Section 5.7. (b) Terms and Conditions of Employment. With respect to (x) each Company Group Employee who remains employed by a Group Company immediately following the Closing Date, (y) each Offered Employee who accepts a Compliant Offer and commences employment with Purchaser or any of its Affiliates (or EOR) at or following the Closing, and (z) each Automatic Transfer Employee who continues employment with Purchaser or any of its Affiliates at or following the Closing, in each case, who is not covered by a collective bargaining or other labor Contract (collectively, the “Continuing Employees”), Purchaser shall maintain, for a period of twelve (12) months following the Closing Date, (i) at least the same wage rate or base salary level in effect for such Continuing Employee immediately prior to the Closing, (ii) target annual cash incentive compensation opportunities (excluding special, one-time or transaction-based compensation and benefits, and equity or equity-based incentive opportunities) for such Continuing Employee that are substantially comparable to those in effect immediately prior to the Closing, and (iii) employee health, welfare and retirement benefits (excluding any severance, defined benefit plan and retiree welfare benefits) that are substantially similar, in the aggregate, as those in effect for such Continuing Employees immediately prior to the Closing (the “Compliant Offer Conditions”); provided, however, that the employment of any and all Continuing Employees located in the United States shall be at will, and any Group Company may terminate such employment for any reason or no reason, unless prohibited by a collective bargaining agreement, other labor Contract, or applicable Law. The compensation, benefits and work location of Continuing Employees who are covered by a collective bargaining or other labor Contract shall be provided in accordance with the applicable Contract. As of and after the Closing, Purchaser shall, where permitted under applicable Law and/or under the terms of the relevant Benefit Plan, provide to each Continuing Employee full credit for purposes of eligibility

72 and vesting (but not for purposes of determining benefit accruals, including those under a defined benefit plan, or eligibility for benefits under a retiree health or welfare arrangement) under any Company Group Benefit Plan and each other employee Benefit Plan by Purchaser or any of its Affiliates for such Continuing Employee’s service prior to the Closing with Sellers or any of their Affiliates, to the same extent such service is recognized by Sellers and their Affiliates immediately prior to the Closing; provided, that such service shall not be credited for purposes of benefit accrual under any defined benefit pension plan or to the extent it would result in a duplication of benefits. (c) Health Coverages. Unless otherwise contemplated by the Transition Services Agreement, Purchaser shall take commercially reasonable efforts to cause each Continuing Employee and his or her eligible dependents to be covered on and after the Closing by a group health plan or plans maintained by Purchaser or any of its Affiliates, to the extent such Continuing Employee satisfied participation requirements and waiting period requirements under a comparable Seller Benefit Plan, that (i) do not limit or exclude coverage on the basis of any preexisting condition of such Continuing Employee or dependent (other than any limitation already in effect under the applicable group health Benefit Plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health Benefit Plan, and (ii) provide each Continuing Employee full credit under Purchaser’s or such Affiliate’s group health plans, for the year in which the Closing Date occurs, for any deductible or co-payment already incurred by the Continuing Employee under the applicable group health Benefit Plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable group health Benefit Plan or Purchaser’s or such Affiliate’s group health plans. (d) Severance. With respect to each Continuing Employee whose employment is terminated without “cause” during the period commencing on the Closing Date and ending twelve (12) months after the Closing Date, Purchaser shall provide such Continuing Employee with severance benefits equal in value to the severance benefits determined in accordance with the policy set forth on Section 5.7(d) of the Seller Disclosure Schedules, in each case, taking into account such Continuing Employee’s service with Sellers and their Affiliates prior to the Closing and with Purchaser and its Affiliates on and after the Closing. (e) 401(k) Plan. As soon as administratively practicable following the Closing, Purchaser shall designate a defined contribution plan or plans with a cash or deferred feature that is intended to be tax-qualified (the “Purchaser 401(k) Plan”) for the benefit of each Continuing Employee located in the United States who, as of immediately prior to the Closing, was eligible to participate in a tax-qualified defined contribution plan maintained by Sellers or their Affiliates (collectively, the “Seller 401(k) Plans”). As soon as administratively practicable following the Closing, U.S. Seller shall use reasonable best efforts to cause the accounts of Continuing Employees under the Seller 401(k) Plans, including promissory notes evidencing outstanding loans of Containing Employees (subject to the approval of the Purchaser 401(k) Plan provider (which Purchaser shall use reasonable best efforts to attain)), and the value of assets attributable to such accounts of Continuing Employees, to be transferred to the Purchaser 401(k) Plan in a “transfer of assets or liabilities” in accordance with Section 414(l) of the Code and Section 208 of ERISA and the respective rules and regulations promulgated thereunder.

73 (f) Annual Bonuses. Purchaser or its applicable Affiliate shall continue the Company Group Benefit Plans or Seller Benefit Plans (to the extent any Continuing Employees participate in any such Seller Benefit Plan) that are annual bonus plans and set forth on Section 5.7(f) of the Seller Disclosure Schedules for the year in which Closing occurs and will pay such annual bonuses for the year in which the Closing occurs at such time as Sellers or their applicable Affiliate has historically paid such bonuses; provided, that each Continuing Employee’s bonus in respect of the year in which Closing occurs shall not be less than the accrued amount of such annual bonus in respect to such Continuing Employee and provided for as a credit to Purchaser as Funded Debt or in the calculation of Working Capital. (g) Collective Bargaining Agreements. Purchaser agrees that as of and following the Closing Date, Purchaser shall, recognize the unions and works councils that are signatories to the collective bargaining or other labor Contracts covering Continuing Employees as the Representatives of the Continuing Employees of the bargaining units described therein. (h) Paid Time Off. As of the Closing Date, Purchaser shall, or shall cause its applicable Affiliate to, assume all Liabilities associated with vacation and paid time off balances of the Continuing Employees, to the extent accrued and unused as of the Closing Date, and shall credit and honor, in accordance with the terms of the applicable policy of Sellers or their Subsidiaries, all vacation days and other paid time off accrued but not yet taken by the Continuing Employees, in each case, solely to the extent the value of such amounts is provided for as a credit to Purchaser as Funded Debt or in the calculation of Working Capital. (i) Health and Welfare Benefits. With respect to the Seller Benefit Plans, U.S. Seller shall be, or shall cause its Affiliates (other than the Group Companies) to be, responsible for all (a) medical, vision, dental and prescription drug claims for expenses incurred by any Continuing Employee or his or her dependents, (b) claims for short-term and long-term disability income benefits incurred by any Continuing Employee and (c) claims for group life, travel and accident and accidental death and dismemberment insurance benefits incurred by any Continuing Employee, in each case, on or prior to the Closing. Purchaser shall be, or shall cause its Affiliates to be, responsible for all (i) medical, vision, dental and prescription drug claims for expenses incurred by any Continuing Employee or his or her dependents, (ii) claims for short-term and long-term disability income benefits incurred by any Continuing Employee and (iii) claims for group life, travel and accident and accidental death and dismemberment insurance benefits incurred by any Continuing Employee, in each case, after the Closing. Except in the event of any claim for workers’ compensation benefits, for purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (x) medical, vision, dental or prescription drug benefits (including hospital expenses), upon provision of the services, materials or supplies comprising any such benefits, and (y) short- and long-term disability, life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness, injury or accident giving rise to such benefits. (j) Workers’ Compensation. Sellers shall be, or shall cause their Affiliates to be, responsible for all claims for workers’ compensation benefits that are incurred prior to the Closing by any Continuing Employee to the extent such claims are covered under a workers’ compensation plan or policy maintained or owned by Sellers or their Affiliates (for the avoidance of doubt, other than any Group Company). Purchaser shall be, or shall cause its Affiliates to be,

74 responsible for all claims for workers’ compensation benefits that are incurred from and after the Closing by any Continuing Employee to the extent such claims are covered under a workers’ compensation plan or policy maintained or owned by Purchaser or its Affiliates (including, following the Closing, any Group Company). A claim for workers’ compensation benefits shall be deemed to be incurred when the event giving rise to the claim (the “Workers’ Compensation Event”) occurs. If the Workers’ Compensation Event occurs over a period both preceding and following the Closing, the claim shall be the joint responsibility and liability of U.S. Seller and Purchaser and shall be equitably apportioned between U.S. Seller, on the one hand, and Purchaser, on the other, based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Closing. (k) Subject to applicable Law, Sellers agree that Sellers will, and will cause their Affiliates and their respective service providers to, use commercially reasonable efforts to provide Purchaser, its Affiliates and their respective service providers with access, on a schedule to be mutually agreed between Sellers and Purchaser in good faith, to (i) all information reasonably requested by Purchaser and its service providers to allow Purchaser to comply with the provisions of this Section 5.7 and (ii) the Company Group Employees and other Business Employees for purposes of communicating with them regarding Purchaser’s benefits programs and arrangements and facilitating enrollment therein (to the extent applicable); provided, that any communications by Purchaser, its Affiliates and their respective service providers with Company Group Employees and other Business Employees prior to the Closing Date shall be subject to prior review, reasonable comment and approval (not to be unreasonably withheld, conditioned or delayed) by Sellers and their Affiliates. Nothing in this Agreement shall result in Purchaser or its Affiliates (including, after the Closing, the Group Companies) assuming any Liability under or in relation to Title IV of ERISA or on account of any violation of COBRA or, except as provided in the Transition Services Agreement, under any other Seller Benefit Plan or any Multiemployer Plan to which Sellers or any of their ERISA Affiliates sponsors, maintains, contributes to (or has ever been obligated to contribute to), or had any Liability with respect to, including all withholding and employment Taxes and costs related to such plans. Purchaser and its Affiliates shall assume all Liabilities under the Company Group Benefit Plans, effective as of the Closing (except as expressly provided under this Agreement or the Transition Services Agreement). (l) No Third-Party Beneficiaries. Without limiting the generality of Section 10.4, the provisions of this Section 5.7 are solely for the benefit of the parties to this Agreement. Nothing in this Agreement shall confer upon any Company Group Employee or Continuing Employee any right to continue in the employ or service of any Seller, any Group Company or any their respective Affiliates, or shall interfere with or restrict in any way the rights of any Seller, any Group Company or any their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Group Employee or Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between any Seller, any Group Company or any their respective Affiliates and the Company Group Employee or Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Company Group Employee or Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.7 shall (i) be deemed or construed to be an establishment, amendment or other modification of any Benefit Plan, (ii) prevent Sellers, Purchaser, any Group Company or any their respective Affiliates from amending or terminating any Benefit Plan in

75 accordance with their terms or (iii) create any third-party rights in any current or former service provider of Sellers, any Group Company or any their respective Affiliates (or any beneficiaries or dependents thereof). (m) WARN ACT. Purchaser shall be solely responsible for WARN Act Liabilities in connection with Continuing Employees relating to any act or omission occurring after the Closing Date. U.S. Seller shall be responsible for all WARN Act Liabilities in connection with (i) any Company Group Employee who does not become a Continuing Employee, and (ii) all Company Group Employees or Continuing Employees relating to any act or omission occurring on or prior to the Closing Date. Section 5.8. Financial Obligations. (a) On or after the Closing, to the extent U.S. Seller or any of its Affiliates incurs any cost or expense, or is required to make any payment, in connection with the exercise by any third party of its rights against the U.S. Seller or its Affiliates with respect to any outstanding letters of credit, surety, performance and other bonds, bankers’ acceptances and similar facilities and guarantees entered into by or on behalf of Sellers or any of their Affiliates (other than the Group Companies) in connection with, for the benefit of, or relating to the Business or the assets of the Group Companies (including the Transferred Assets) (collectively, the “Credit Enhancements”), Purchaser and its applicable Subsidiaries shall indemnify and hold harmless U.S. Seller and its Affiliates against, and reimburse U.S. Seller and its Affiliates for, any and all amounts paid by U.S. Seller or its Affiliates solely to the extent drawn upon or required to be performed, excluding costs or expenses in connection with maintaining such Credit Enhancements after the Closing (and, for the avoidance of doubt, excluding the period prior to the Closing). To the extent Purchaser or any of its Affiliates incurs any costs or expenses, or is required to make any payment, on or after the Closing, in connection with the exercise by any third parties of their rights relating to the period prior to Closing with respect to the Credit Enhancements, U.S. Seller shall indemnify and hold harmless Purchaser and its Affiliates against, and reimburse Purchaser and its Affiliates for, any and all amounts paid by Purchaser or its Affiliates. The indemnifying party, in each case, shall, promptly and in no event later than three (3) Business Days after written demand therefor from the indemnified party, reimburse the indemnified party or its Affiliates to the extent that such applicable Credit Enhancement is called upon and the indemnified party or any of its Affiliates makes any payment or incurs any costs or expenses in respect of such Credit Enhancement. In no event shall Purchaser or any Group Company be obligated to obtain, replace or secure any such arrangement with respect to, any Credit Enhancements to the extent such Credit Enhancements support obligations that are Liabilities relating to the Retained Business of Sellers and their Affiliates. Purchaser shall not, and shall cause its Affiliates not to, increase U.S. Seller’s or its Affiliates’ obligations under or amend in a manner adverse to U.S. Seller or its Affiliates or renew or extend the term of, any Credit Enhancement without the consent of U.S. Seller. Notwithstanding anything to the contrary herein, in the event that there is a Credit Enhancement Change of Control with respect to any Credit Enhancement following the Closing, Purchaser shall, or shall cause its applicable Affiliate to, and U.S. Seller shall, or shall cause its applicable Affiliate to, use commercially reasonable efforts to cooperate with Purchaser or its applicable Affiliate to, at Purchaser’s sole cost and expense, terminate or cause to be terminated such Credit Enhancement, effective upon the consummation of such Credit Enhancement Change of Control, without Liability to U.S. Seller

76 or any of its Affiliates. For purposes of this Agreement, “Credit Enhancement Change of Control” means (a) with respect to any Group Company that is the beneficiary of a Credit Enhancement, the consummation of any transaction or series of related transactions involving: (i) any direct or indirect purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction or otherwise) by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) that is not an Affiliate of such Group Company (such Person or group, an “Acquiring Person”), of either (i) the majority of the Equity Securities entitled to elect the board of directors or equivalent governing body of such Group Company, or (ii) all or substantially all of the assets of such Group Company and its Subsidiaries, taken together as a whole; or (b) with respect to any assets of the Business (including any Transferred Assets) that are the beneficiaries of a Credit Enhancement, any sale, lease, exchange, transfer, license or disposition of all or substantially all of such assets to an Acquiring Person. (b) At or prior to the Closing, U.S. Seller shall, and shall cause its Affiliates to, use reasonable best efforts to, effective as of the Closing, terminate or cause to be terminated the outstanding letters of credit, surety, performance and other bonds, bankers’ acceptances and similar facilities and guarantees to replace any outstanding letters of credit, surety, performance and other bonds, bankers’ acceptances and similar facilities and guarantees entered into by or on behalf of the Group Companies in connection with, for the benefit of, or relating to the Retained Business or the assets of Sellers or their Affiliates (other than the Group Companies) (collectively, the “Seller Credit Enhancements”), in each case, without Liability to Purchaser or any of its Affiliates or, subject to the written consent of Purchaser, (i) arrange for substitute letters of credit, surety, performance and other bonds, bankers’ acceptances and similar facilities and guarantees to replace the Seller Credit Enhancements or (ii) assume all obligations under each such Seller Credit Enhancement effective as of the Closing, obtaining as soon as reasonably practicable from the creditor or other counterparty a full and irrevocable release of the Group Companies that are liable, directly or indirectly, for reimbursement to the creditor or fulfillment of other Liabilities to a counterparty in connection with such Seller Credit Enhancements (the foregoing, collectively, the “Actions on Seller Credit Enhancements”). In the event that U.S. Seller is unable to effectuate the Actions on Seller Credit Enhancements with respect to such Seller Credit Enhancements, each of Purchaser and U.S. Seller shall, and shall cause their respective Affiliates to, use reasonable best efforts to effectuate the Actions on Seller Credit Enhancements with respect to such Seller Credit Enhancements as promptly as reasonably practicable (which, for the avoidance of doubt, may be after the Closing). U.S. Seller further agrees that to the extent Purchaser or any of its Affiliates incurs any cost or expense, or is required to make any payment, on or after the Closing, in connection with the exercise by any third party of its rights against Purchaser or its Affiliates with respect to the Seller Credit Enhancements, U.S. Seller shall indemnify and hold harmless Purchaser and its Affiliates against, and reimburse Purchaser and its Affiliates for, any and all amounts paid by Purchaser or its Affiliates, including costs or expenses in connection with maintaining such Seller Credit Enhancements after the Closing, solely to the extent drawn upon or required to be performed. To the extent Purchaser or any of its Affiliates incurs any cost or expense, or is required to make any payment, on or after the Closing, in connection with the exercise by any third party of its rights relating to the period prior to Closing with respect to the Seller Credit Enhancements, U.S. Seller shall indemnify and hold harmless Purchaser and its Affiliates against, and reimburse Purchaser and its Affiliates for, any and all amounts paid by Purchaser or its Affiliates. The indemnifying

77 party, in each case, shall, promptly and in no event later than three (3) Business Days after written demand therefor from the indemnified party, reimburse the indemnified party or its Affiliates to the extent that such applicable Seller Credit Enhancement is called upon and the indemnified party or any of its Affiliates makes any payment or incurs any costs or expenses in respect of such Seller Credit Enhancement. (c) Without limiting U.S. Seller’s undertaking in the foregoing Section 5.8(b), in the event either of the Actions on Seller Credit Enhancements are not completed effective as of the Closing, to the extent that Purchaser or any of its Affiliates has performance obligations under any Seller Credit Enhancements after the Closing, (i) U.S. Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts not to renew or extend the term of, increase its obligations under, or (without the consent of Purchaser) transfer to a third party, any such Seller Credit Enhancements and (ii) U.S. Seller shall, or shall cause its Affiliates to, (A) if requested by Purchaser, perform such obligations on behalf of Purchaser or any of its Affiliates, as applicable, and (B) otherwise take such action as requested by Purchaser so as to put Purchaser or its applicable Affiliate in the same position as if U.S. Seller or its Affiliates had performed or was performing such obligations. (d) U.S. Seller shall use reasonable best efforts to cause the termination or release of all Seller Debt Obligations at or prior to the Closing and shall use its commercially reasonable efforts to provide Purchaser with evidence from the holder(s) of such Seller Debt Obligations with respect to such release (including customary “payoff letters” or similar documents in customary form specifying the aggregate amount of the applicable debtor under the Seller Debt Obligations (including principal, interest, fees, expenses and other amounts payable thereunder) that will be outstanding as of the Closing under such Seller Debt Obligations and containing customary lien release language), which shall if necessary include an authorization in favor of Sellers or any of their Affiliates or other Representatives or any of their Affiliates to file UCC-3 termination statements or amendments. On or as soon as reasonably practicable after the Closing Date, U.S. Seller shall make all filings (including UCC-3 termination statements or amendments if and as necessary) that may be made by U.S. Seller without the signature of any other party, or use its commercially reasonable efforts to cause the holders of the Seller Debt Obligations to make such filings, in all local, state and foreign jurisdictions necessary to give public notice of the termination and release of such Seller Debt Obligations (in each case to the extent that such filing or public notice is necessary for the release of the relevant Seller Debt Obligation), it being understood that certain releases (including mortgage releases) of Seller Debt Obligations may require the signatures of the applicable secured parties and/or counterparties, as the case may be, which U.S. Seller agrees to use commercially reasonable efforts to obtain promptly after the Closing Date. Section 5.9. Intellectual Property Matters. (a) Subject to the terms and conditions set forth herein, each Seller hereby grants to the Group Companies a limited, non-exclusive, fully paid-up, royalty-free, non-assignable, non- sublicensable license to use the Seller Marks as Trademarks solely (i) in a manner consistent with past practice and customary “phase out” use and (ii) on existing materials that display the Seller Marks as of the Closing Date: (x) for three (3) months for all external online or digital materials and (y) for twelve (12) months for all other uses of Seller Marks as they were used in

78 the Business during the twelve (12) month period prior to the date hereof, including on products, physical and tangible materials in any form or media in existence as of the Closing Date (including, for the avoidance of doubt, invoices and delivery notifications (provided that Purchaser makes clear that Purchaser or the applicable Group Company is the counterparty to the same) and engineering drawings) (the above, the “Transition Period”). At the end of the Transition Period, Purchaser shall cause the Group Companies to cease all further use or display of the Seller Marks and destroy all physical and tangible materials in their possession or control bearing same. (b) Within ninety (90) days after the Closing Date, Purchaser shall file to change any applicable corporate, trade, d/b/a and similar names of the Group Companies to names that do not contain the Seller Marks, and shall diligently prosecute any such name changes until completion. (c) Purchaser agrees that the Group Companies’ use of the Seller Marks pursuant to the license in Section 5.9(a) shall be solely (i) in connection with goods and services that reflect the high levels of quality and goodwill associated with the Seller Marks as of the Closing Date and (ii) in compliance with all applicable Laws. Notwithstanding the foregoing in this Section 5.9, the Group Companies have the right to use the Seller Marks after the Transition Period: (v) for uses that are required by applicable Laws, (w) for internal uses that are not visible to the public, until such items are replaced in the ordinary course of business, (x) on historical legal and business agreements and documents, (y) to describe the history of or current state of the relationship between the Group Companies and Seller and its other Affiliates, and (z) in any other manner that would constitute “fair use” of the Seller Marks under applicable Law. Section 5.10. Insurance. (a) Purchaser acknowledges that all insurance coverage for the Group Companies under policies of Sellers and their Affiliates (including the Group Companies) shall terminate as of the Closing. Purchaser shall be solely responsible for procuring, paying for and maintaining insurance coverage for the Group Companies effective from and after the Closing. (b) Notwithstanding Section 5.10(a), with respects to acts, omissions, events or circumstances relating to the Group Companies or the Business that occurred or existed prior to the Closing that are covered by occurrence-based insurance policies (other than the Workers’ Compensation Policies) of Sellers or any of their Affiliates that are maintained on behalf of any Group Company or the Business, including the Insurance Policies, U.S. Seller shall reasonably cooperate with Purchaser or the Group Company covered under the applicable insurance policy (upon Purchaser’s or such Group Company’s reasonable written request) in such Group Company’s submission of a claim under such policies; provided, however, that the Group Companies acknowledge and agree that (A) any proceeds to the Group Companies from the making of such claims will be decreased by the total amount of any increased out-of-pocket costs incurred by Sellers or their Affiliates as a result of such claims, including any retroactive or prospective premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies and programs generally applicable from time to time to Sellers or their Affiliates, (B) Purchaser shall be responsible for any deductible or retention associated with such claims, and (C) Sellers may, at any time after the Closing, amend,

79 commute, terminate, buy-out, extinguish liability under or otherwise modify any such insurance policy. (c) For the avoidance of doubt, from and after the Closing, none of Purchaser or the Group Companies shall have any right to make claims or seek coverage under any claims-made insurance policies provided to the Group Companies by third parties or by Seller or any of its Affiliates, and, to the extent Purchaser or any Group Company, or any of their employees or third parties, make claims under such claims-made policies after the Closing, Purchaser agrees to indemnify Sellers and their Affiliates (excluding the Group Companies) for the full amount of all fees, costs and expenses incurred by Seller or any such Affiliate as a result of such claims. (d) Purchaser shall cause the Group Companies to reasonably cooperate with Seller and its Affiliates (upon the reasonable written request of Sellers or their applicable Affiliates) and share such information as is reasonably necessary in the view of Sellers and their Affiliates (excluding the Group Companies) in order to permit Sellers and their Affiliates (excluding the Group Companies) to manage and conduct their insurance matters as such Persons deem appropriate. Section 5.11. Litigation Support. In the event that and for so long as Sellers or any of their Affiliates or Purchaser or any of its Affiliates is prosecuting, contesting or defending any Proceeding or Action by or against a third party or otherwise for legal compliance in connection with (a) the Transaction or any of the other transactions contemplated under this Agreement or any other Transaction Documents, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Business, Group Companies or the Retained Business, to the extent permitted by Law, Purchaser and Seller, as applicable, shall, and shall cause their respective Affiliates (and its and their officers and employees) to, reasonably cooperate with Purchaser and Seller, as applicable, and its counsel (at such requesting party’s cost) in such prosecution, contest or defenses, including by using commercially reasonable efforts to make available its personnel, and provide such testimony and access to its Books and Records as shall be reasonably necessary and requested by such requesting party in connection with such prosecution, contest or defense upon reasonable advance notice and during normal business hours; provided that (i) such requested cooperation shall not unreasonably disrupt or interfere with the business or the operations of the cooperating party and (ii) the cooperating party shall not be obligated to provide access to, or disclose, information where such cooperating party determines, upon advice of counsel, that such access or disclosure could jeopardize the attorney- client privilege or contravene any Law (it being understood that such cooperating party shall use its commercially reasonable efforts to provide such access or to make such disclosure in a manner that would not jeopardize such attorney-client privilege or contravene any such Law); provided, further, that Purchaser and U.S. Seller acknowledge and agree that this Section 5.11 shall not apply with respect to any Proceeding or Action with respect to which Purchaser and/or its Affiliates are adverse to Sellers and/or their Affiliates. In the event of any conflict between this Section 5.11 and Article VI, Article VI shall control.

80 Section 5.12. Payments. (a) Except as otherwise provided in this Agreement or any other Transaction Document, U.S. Seller shall, or shall cause its Affiliates to, promptly pay or deliver to Purchaser (or its designated Affiliates) any monies or checks that have been sent to U.S. Seller or any of its Affiliates after the Closing Date to the extent they are in respect of the Business. (b) Except as otherwise provided in this Agreement or any other Transaction Document, Purchaser shall, or shall cause its applicable Affiliate to, promptly pay or deliver to U.S. (or its designated Affiliates) any monies or checks that have been sent to Purchaser or any of its Affiliates (including the Group Companies) after the Closing Date to the extent they are in respect of the Retained Business. (c) The Parties shall reasonably cooperate to effect any transfers or other arrangements described in Section 5.12 in a manner that is Tax efficient for the Parties and their respective Affiliates, including by treating the Person initially in possession of any such payment referenced in Section 5.12 after the Closing as holding such payment as an agent or nominee for the transferee thereof for all Tax purposes, to the extent permitted by applicable Law. Section 5.13. Non-Solicitation of Employees; Non-Competition. (a) During the two (2) year period immediately following the Closing Date, Seller Parent shall not, and shall cause all of its Subsidiaries not to, without the prior written consent of Purchaser, directly or indirectly, solicit for employment or an engagement, or employ or engage (whether as an employee, independent contractor or otherwise), any Continuing Employee; provided, however, that neither Seller Parent nor any of its Subsidiaries shall be prohibited from (i) making a general solicitation of employment not specifically directed towards Continuing Employees or (ii) soliciting for employment or an engagement, or employing or engaging, any Continuing Employee who has ceased to be employed with or engaged by Purchaser or any of its Affiliates for a consecutive period of at least 180 days prior to being solicited, employed or engaged by Seller Parent or its Subsidiaries. Notwithstanding the foregoing, the non-solicitation period for any Continuing Employee whose employment is governed by the Laws of Denmark shall be a six (6) month period immediately following the Closing Date. (b) During the two (2) year period immediately following the Closing Date, Purchaser shall not, and shall cause its controlled Affiliates not to, without the prior written consent of Seller Parent, directly or indirectly, solicit for employment or an engagement, or employ or engage (whether as an employee, independent contractor or otherwise), any of the Persons set forth on Section 5.13(b) of the Seller Disclosure Schedules; provided, however, that neither Purchaser nor any of its controlled Affiliates shall be prohibited from (i) making a general solicitation of employment not specifically directed towards such Persons or (ii) soliciting for employment or an engagement, or employing or engaging, any such Person who has ceased to be employed with or engaged by U.S. Seller or any of its controlled Affiliates for a consecutive period of at least 180 days prior to being solicited, employed or engaged by U.S. Seller or its controlled Affiliates. Notwithstanding the foregoing, the non-solicitation period for any Continuing Employee whose employment is governed by the Laws of Denmark shall be a six (6) month period immediately following the Closing Date.

81 (c) During the three (3) year period immediately following the Closing Date, without the prior written consent of Purchaser, Seller Parent shall not, and shall cause its Subsidiaries not to, engage in any business that directly competes with the Business in any jurisdiction where the Business operates, in each case, as of the Closing Date (a “Competing Business”); provided, that nothing herein shall preclude Seller Parent or its Subsidiaries from: (i) continuing to engage in, or engaging in natural evolutions or reasonable extensions of, the Retained Business; (ii) owning ten percent (10%) or less in the aggregate of any class of the outstanding securities or ten percent (10%) or less in the aggregate in value of any class or series of voting debt of any Person; (iii) acquiring and, after such acquisition, owning an interest in any Person (or its successor) that is engaged in a Competing Business if such Competing Business generated less than ten percent (10%) of such Person’s consolidated annual revenues in the last completed fiscal year of such Person; (iv) acquiring and, after such acquisition, owning an interest in any Person (or its successor) that is engaged in a Competing Business if (A) such Competing Business generated ten percent (10%) or more of such Person’s consolidated annual revenues in the last completed fiscal year of such Person and (B) U.S. Seller or its applicable Affiliate enters, within one (1) year after the consummation of such acquisition, into a definitive agreement to cause the divestiture of a sufficient portion of the Competing Business of such Person such that the restrictions set forth in this Section 5.13(c) would not operate to restrict such ownership and has completed such disposition within eighteen (18) months of the date of such definitive agreement (the “Competing Business Divestiture Period”); provided, that if such divestiture has not been consummated due to (x) any applicable waiting period (including extension thereof) applicable to such divestiture under the HSR Act, or under any other applicable Law not having expired or been terminated, or (y) the failure to procure or obtain any required governmental or regulatory consents, approvals, permits or authorizations applicable to such divestiture, then the Competing Business Divestiture Period will automatically be extended so that it expires one (1) week following the later of the expiration or termination of such waiting period and the procurement or obtainment of all such consents, approvals, permits and authorizations; (v) providing products or services to any Person that is engaged in a Competing Business or offering, facilities or arranging the provision of products or services by any Person (other than an Affiliate U.S. Seller) that is engaged in a Competing Business to any Person, including any customer of U.S. Seller or any of its Affiliates; or (vi) exercising its rights or complying with its obligations under this Agreement or any of the Transaction Documents.

82 (d) Notwithstanding anything to the contrary set forth in this Section 5.13, this Section 5.13 shall not apply to or restrict any acquiror (other than an Affiliate of any Seller (other than a Group Company)) of (w) U.S. Seller, (x) any of U.S. Seller’s Affiliates, (y) any business division of Seller Parent or (z) any of their respective assets; provided that, at any time during the three (3) year period immediately following the Closing Date, any such acquiring Person does not, directly or indirectly, use (i) any Confidential Information, (ii) any Intellectual Property Rights primarily related to the Business or (iii) any Intellectual Property Rights primarily related to such other businesses, in each case of clauses (i) through (iii), in the conduct of any Competing Business (provided, that notwithstanding the foregoing, Seller Parent and its Subsidiaries shall continue to be bound by the terms and conditions of this Section 5.13). Section 5.14. Misallocated Assets. If, following the Closing, any right, property or asset not primarily related to, or primarily used in, the Business on or prior to the Closing is found to have been transferred to Purchaser through its acquisition of the Group Companies or otherwise, Purchaser shall cause the Group Companies to transfer, for no consideration, such right, property or asset as soon as practicable to U.S. Seller or an Affiliate thereof designated by U.S. Seller. If, following the Closing, any right, property or asset primarily related to, or primarily used in, the Business on or prior to the Closing is found to have been retained by U.S. Seller or an Affiliate thereof, either directly or indirectly, and is not otherwise provided pursuant to a Service (as defined therein) set forth on Schedule 1 of the Transition Services Agreement as of the Closing Date, U.S. Seller shall transfer, or shall cause such Affiliate to transfer, for no consideration, such right, property or asset as soon as practicable to Purchaser or an Affiliate thereof (including a Group Company) designated by Purchaser. To the extent that any transfer under Section 5.14 is required, but not permitted by Law or an applicable Contract, the Parties shall use reasonable best efforts to obtain or structure an arrangement such that Purchaser or U.S. Seller, as applicable, shall receive the rights and benefits and/or bear the obligations and burdens, of such right, property, asset or liability. The Parties shall reasonably cooperate to effect any transfers or other arrangements described in Section 5.14 in a manner that is Tax efficient for the Parties and their respective Affiliates, including by treating the Person initially in possession of any such payment referenced in Section 5.14 after the Closing as holding such payment as an agent or nominee for the transferee thereof for all Tax purposes, to the extent permitted by applicable Law. Section 5.15. Exclusivity. (a) During the Interim Period, Sellers shall not, and shall cause their Affiliates and Representatives not to, (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by furnishing non-public information concerning the Business or the Group Companies) any inquiry, proposal or offer with respect to, or that would reasonably be expected to lead to, a Competing Transaction, (ii) enter into discussions or negotiate with any Person in furtherance of such an inquiry, proposal or offer or to obtain a Competing Transaction, or (iii) authorize, engage in, or enter into any agreement or understanding (whether or not binding) with respect to any Competing Transaction. (b) U.S. Seller shall promptly terminate discussions or negotiations of the nature described in Section 5.15(a) that are pending as of the date hereof.

83 Section 5.16. Financing Assistance. (a) From the date hereof until the Closing Date, U.S. Seller agrees to use reasonable best efforts to provide, and shall cause the Group Companies and their respective officers, directors and employees to use, reasonable best efforts to provide and shall use its reasonable best efforts to direct its and their respective Representatives to provide, in each case at Purchaser’s sole expense, such cooperation as may be reasonably requested by Purchaser that is necessary and customary for financings of the type contemplated in connection with the arrangement of any debt financing as may be obtained by Purchaser in connection with the Transaction (the “Debt Financing”), including using reasonable best efforts to: (i) furnish to Purchaser and prospective lenders (A) the Business Carveout Financial Statements and (B) the unaudited balance sheet of the Business and the related unaudited statements of income as of the last day of each fiscal quarter ended more than 45 days prior to Closing (it being understood, for the avoidance of doubt, that no audit or note review procedures shall be required to be performed on or with respect to the financial statements that are the subject of this clause (i)(B)); provided that (1) Sellers and the Group Companies shall only be obligated to deliver such information to the extent such information may be obtained from the Books and Records of Sellers and the Business without undue effort or expense and without any delay in timing of the consummation of the transactions contemplated by this Agreement and (2) Sellers and the Group Companies shall not be obligated to furnish any of the Excluded Information; (ii) upon reasonable prior notice and at reasonable times and locations to be mutually agreed, cause members of management of the Business to participate in a reasonable number of meetings and presentations with prospective lenders, and sessions with the ratings agencies, in each case in connection with the Debt Financing and only to the extent customarily needed for syndicated credit financings; (iii) cause members of management of the Business to reasonably (A) assist Purchaser in its preparation of any bank information memoranda and related lender presentations and identify any portion of the information set forth in any of the foregoing that would constitute material, non-public information if the Company were a public reporting company, (B) deliver customary authorization letters with respect to the bank information memoranda, (C) assist Purchaser in its preparation of materials for rating agency presentations; provided that any such bank information memoranda, lender presentations, offering memorandum or similar documents that includes disclosure and financial statements with respect to the Business shall only reflect Purchaser as the obligor(s) and no such bank information memoranda, lender presentations or materials shall be issued by Sellers, their Subsidiaries or the Group Companies, and (D) solely with respect to financial information and data derived from the Business’s historical Books and Records, provide information to allow Purchaser to prepare the pro forma financial information and pro forma financial

84 statements, and in each case of clauses (A) through (D), only to the extent customarily needed for financings of the type contemplated by the Debt Financing, it being agreed that information and assistance will not be required relating to (1) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (2) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with any Debt Financing or (3) any financial information related to Purchaser or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Business by Purchaser; (iv) provide Purchaser, at least five (5) Business Days prior to Closing, all documentation and other information with respect to the Group Companies as shall have been reasonably requested in writing by Purchaser at least ten (10) Business Days prior to the Closing Date that is required in connection with the Debt Financing by U.S. regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act; and (v) reasonably facilitating the preparation of definitive documentation for the Debt Financing (including any credit agreement, guarantees, pledge and security documents and perfection certificates, and disclosure schedules to any of the foregoing and the pledging of collateral) (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on Sellers, any Group Company or any of their respective officers or employees involved). Notwithstanding anything to the contrary in this Section 5.16(a), nothing will require Sellers or the Group Companies to provide (or be deemed to require Sellers or the Group Companies to prepare) any (1) pro forma financial statements or (2) projections (“Excluded Information”). (b) Notwithstanding anything herein to the contrary, (i) such requested cooperation shall not (A) unreasonably disrupt or interfere with the business or the operations of Sellers and the Group Companies, including the Business or (B) cause significant competitive harm to Sellers or the Group Companies, including the Business, if the transactions contemplated by this Agreement are not consummated, (ii) nothing in this Section 5.16 shall require cooperation to the extent that it would (A) subject any of Sellers’ or the Group Companies’ respective directors, managers, officers or employees to any actual or potential personal liability, (B) reasonably be expected to conflict with, or violate, Sellers’ and/or any of their Subsidiaries’, including the Group Companies’, organization documents or any Law, or result in the contravention of, or violation or breach of, or default under, any Contract to which Sellers or any of their Subsidiaries, including the Group Companies, is a party, (C) cause any condition to the Closing set forth in Section 7.1, Section 7.2 or Section 7.3 to not be satisfied or (D) cause any breach of this Agreement, (iii) none of Sellers or the Group Companies shall be required to (A) pay any

85 commitment or other similar fee or incur or assume any liability or other obligation in connection with the Debt Financing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Debt Financing or any information utilized in connection therewith, (B) deliver or obtain opinions of internal or external counsel, (C) provide access to or disclose information where Sellers, with advice of external counsel, determine that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law or Contract, or (D) waive or amend any terms of this Agreement or any other Contract to which Seller or the Group Companies, is party, (iv) none of Sellers or the Group Companies, or their respective directors, officers or employees, acting in such capacity, shall be required to execute, deliver or enter into or perform any agreement, document or instrument with respect to the Debt Financing (except for customary authorization letters in any marketing materials for the Debt Financing) or adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which such debt financing is obtained, and (v) none of the Group Companies or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date (except for customary authorization letters in any marketing materials for the Debt Financing) (provided, however, that Sellers shall cause directors, managers and officers of the Group Companies determined by Purchaser to remain as directors, managers and officers of the Group Companies on and after the Closing Date to execute and deliver such documents so long as such documentation is not released from escrow and does not become effective prior to the Closing). To the extent that this Section 5.16 requires Sellers’ and the Group Companies’ cooperation with respect to any obligations relating to the Debt Financing, Sellers and the Group Companies shall be deemed to have complied with this Section 5.16 for purposes of Article VIII of this Agreement if Sellers and the Group Companies have provided Purchaser with the assistance required under this Section 5.16 with respect to the Debt Financing. Sellers hereby consent to the use of logos of the Business in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage Sellers, the Group Companies or the Business. (c) Sellers and the Group Companies shall have no liability whatsoever to Purchaser in respect of any financial information or data or other information provided pursuant to this Section 5.16. Purchaser shall indemnify, defend and hold harmless each of Sellers and the Group Companies, and their respective Affiliates and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any debt financing and the performance of their respective obligations under this Section 5.16 and any information utilized in connection therewith, except in the event such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties arose out of or resulted from gross negligence, Fraud or Willful Breach of any of Seller, the Group Companies and their Representatives. Purchaser shall, promptly upon request of Sellers, reimburse Sellers and the Group Companies, for all out-of- pocket fees, costs and expenses incurred by Sellers, the Group Companies or the Business (including those of their Representatives) in connection with the cooperation required by this Section 5.16.

86 (d) For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 5.16 represent the sole obligation of Sellers, the Group Companies and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Section 5.17. Representations and Warranties Insurance. Purchaser may, at its election, obtain a customary buy-side representations and warranties insurance policy relating to this Agreement (the “R&W Insurance Policy”). Purchaser agrees that any such R&W Insurance Policy shall expressly provide that the insurer thereunder (the “R&W Insurer”) shall not be entitled to exercise, and shall waive and not pursue any and all, subrogation, indemnification, contribution, assignment or other rights against U.S. Seller or any of U.S. Seller’s Related Parties, except in the case of Fraud committed by the Person against whom recourse is sought, and U.S. Seller and U.S. Seller’s Related Parties shall be express third party beneficiaries of such provisions. Except as set forth in the immediately preceding sentence, neither U.S. Seller nor any of U.S. Seller’s Related Parties shall have any liability to the R&W Insurer under the R&W Insurance Policy. Following the date hereof, Purchaser shall not amend or waive, nor permit the amendment or waiver of, the foregoing provisions contained in the R&W Insurance Policy or otherwise amend or modify the R&W Insurance Policy in a manner materially adverse to U.S. Seller or any of U.S. Seller’s Related Parties without U.S. Seller’s prior written consent. If Purchaser elects to obtain a R&W Insurance Policy, Purchaser shall pay 100% of the total cost attributable to the placement of the R&W Insurance Policy, including premium, underwriting fees, broker fees and commissions, Taxes and all other fees and expenses related thereto. Section 5.18. Shared Contracts. (a) From the date of this Agreement until the Closing, with respect to each Shared Contract, U.S. Seller shall, and shall cause its applicable Subsidiaries to, use reasonable best efforts, and upon request of U.S. Seller, Purchaser shall, and shall cause its Affiliates to, reasonably cooperate with Sellers and their Subsidiaries (and, if necessary and advisable, with any applicable third party to such Shared Contract), to divide, partially assign, modify or replicate (in whole or in part) such Shared Contract to the extent permitted under applicable Law such that (i) the rights, benefits, obligations and Liabilities of Sellers or such applicable Subsidiaries in respect of that portion of such Shared Contract relating to the Business will be assigned to or assumed by, as applicable, one or more Group Company and (ii) the rights, benefits, obligations and Liabilities of Sellers or such applicable Subsidiaries in respect of that portion of such Shared Contract relating to the Retained Business will be assigned to or assumed by, as applicable, Sellers or any of its Subsidiaries (other than the Group Companies) (such division, partial assignment, modification or replication, the “Shared Contract Separation”); provided, that nothing in this Section 5.18(a) shall require any Party or any of its Affiliates to pay any fee or other payment or consideration (monetary or otherwise), make any concession or accommodation to any third party, incur any Liability or commence, defend or participate in any Action; provided, further, that prior to the Closing, neither Purchaser nor any of its Affiliates nor any of their respective Representatives may contact any third party to any Shared Contract without U.S. Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). From and after the Closing, (A) Purchaser (or a Group Company) shall reimburse, indemnify and hold harmless Seller Parent and its Subsidiaries against all Covered

87 Losses arising from or relating to the portion of any Shared Contract apportioned to the Business and (B) U.S. Seller and/or its Affiliates shall reimburse, indemnify and hold harmless Purchaser and the Group Companies against all Covered Losses arising from or relating to the portion of any Stranded Shared Contract apportioned to the Retained Business. Other than in the ordinary course of business, neither Purchaser nor U.S. Seller (or their respective Affiliates) shall extend the term or otherwise amend the terms of any Shared Contract in a manner that would materially and adversely affect the other Party (or any of such Party’s Subsidiaries) without the prior written consent of U.S. Seller or Purchaser, as applicable (not to be unreasonably withheld, conditioned or delayed). (b) For any Shared Contract for which the Shared Contract Separation could not be completed prior to the Closing (such Shared Contract, a “Stranded Shared Contract”), from the Closing until the earliest of (x) the completion of such Shared Contract Separation, (y) the expiration or termination of such Stranded Shared Contract in accordance with its terms (without any extensions or renewals thereof) and (z) the first anniversary of the Closing Date, each Party shall, and shall cause its Affiliates to, use reasonable best efforts to continue the Shared Contract Separation of such Stranded Shared Contract and to enter into a mutually agreeable arrangement, to the extent permitted by applicable Law, under which, effective from and after the Closing until the expiration or termination of such Stranded Shared Contract in accordance with its terms (without any extensions or renewals thereof), (i) one or more Group Companies would obtain and assume, as applicable, all of the rights, benefits, obligations and Liabilities of U.S. Seller or its applicable Subsidiaries in respect of that portion of such Shared Contract relating to the Business and (ii) U.S. Seller or any of its Subsidiaries would obtain and assume, as applicable, all of the rights, benefits, obligations and Liabilities of U.S. Seller or its applicable Subsidiaries in respect of that portion of such Shared Contract relating to the Retained Business; provided, that nothing in this Section 5.18(b) shall require any Party or any of its Affiliates pay any fee or other payment or consideration (monetary or otherwise), make any concession or accommodation to any third party, to incur any Liability or commence, defend or participate in any Action for so long as U.S. Seller or any of its Subsidiaries is party to any Shared Contract. (c) Without limiting the foregoing, for the avoidance of doubt, no representation, warranty or covenant of Seller (other than the representations set forth in Section 3.4) contained in this Agreement shall be breached or deemed breached, and no condition shall be deemed not satisfied, based on, in and of itself, (i) the failure to complete the Shared Contract Separation with respect to any Shared Contract or (ii) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to complete the Shared Contract Separation with respect to any Shared Contract. Section 5.19. Director and Officer Insurance. At or prior to the Closing, U.S. Seller shall, or shall cause one of the Group Companies to, at Purchaser’s sole cost and expense, use reasonable best efforts to purchase and for a period of not less than six years after the Closing Date, maintain (or shall obtain a six-year “tail” policy providing for) directors’ and officers’ liability insurance covering the present and former managers, directors and officers of the Group Companies (the “D&O Insurance Policy”) with respect to matters occurring prior to the Closing Date; provided, that the total cost of such “tail” policy shall not exceed 250% of the last annual premium allocated to the Business prior to the date hereof under Seller Parent and its Subsidiaries’ existing directors’ and officers’ insurance policies.

88 Section 5.20. IT Migration. U.S. Seller shall, and shall cause its Affiliates to, at U.S. Seller’s sole cost and expense, take such actions as are set forth on Section 5.20 of the Seller Disclosure Schedules related to the IT migration, separation, and stand-up of the Business (the “IT Migration”). The Parties shall reasonably cooperate and act in good faith in connection with the IT Migration, including promptly responding to reasonable requests from the other Parties. For the avoidance of doubt, the obligations under this Section 5.20 shall survive the Closing through the termination of the Transition Services Agreement in accordance with Section 6.1 thereof. Seller’s discretion will be used to provide any of the actions set forth on Section 5.20 of the Seller Disclosure Schedules prior to the Closing. Section 5.21. SEED Program. From the date hereof until the earlier of (a) the Closing and (b) the termination of this Agreement in accordance with its terms, U.S. Seller shall, and shall cause each applicable Group Company to, use commercially reasonable efforts to cause, and to cause the third party service providers responsible for the SEED Program Milestones, to complete (or cause to be completed) the SEED Program Milestones in all material respects in accordance with the terms of Section 3.26 of the Seller Disclosure Schedules. At the meetings of the Steering Committee, U.S. Seller shall use commercially reasonable efforts to provide Purchaser with notice of any material delay or development of which it is aware and that would reasonably be expected to result in the SEED Program Milestones not being completed in any material respect prior to Closing. Section 5.22. Additional Financial Information. During the six (6) month period immediately following the Closing Date, U.S. Seller shall, and shall cause its Subsidiaries and its and their officers, directors, employees and Representatives to, use commercially reasonable efforts to provide, in each case at Purchaser’s sole expense, historical financial information relating to the Business and such other pertinent and customary information regarding the Business or the Group Companies, in each case, as may be reasonably requested by Purchaser; provided that U.S. Seller and its Subsidiaries shall only be obligated to deliver such information to the extent such information may be obtained from the Books and Records of U.S. Seller and its Subsidiaries and is of a nature consistent with information prepared prior to the date hereof. For the avoidance of doubt, neither U.S. Seller nor any of its Affiliates shall be obligated to provide any information to the extent related to the Retained Business. Section 5.23. Environmental Matters. U.S. Seller shall, and shall cause its applicable Subsidiaries to, use reasonable best efforts to complete Phase I environmental site assessment reports (such reports, the “Phase I Reports”) for the facilities of the Group Companies set forth on Section 5.23 of the Seller Disclosure Schedules (such facilities, the “Phase I Facilities”). U.S. Seller shall, or shall cause its applicable Subsidiaries to, instruct the consultant preparing the Phase I Report to use reasonable best efforts to comply with the ASTM International E1527-21 standard to the extent feasible in the relevant jurisdictions of the Phase I Facilities. Upon receipt of the completed Phase I Reports for each of the Phase I Facilities, Purchaser shall use reasonable best efforts to procure a pollution legal liability insurance policy for such Phase I Facility and notify U.S. Seller in writing within 10 Business Days of receiving such Phase I Report, whether such insurance policy has been obtained for the applicable Phase I Facility.

89 Section 5.24. Release. (a) Effective as of the Closing, except for any rights or obligations of U.S. Seller or its Affiliates under, or contemplated by, this Agreement or any other Transaction Document or any agreement entered into pursuant thereto or in connection with the Transaction and the other transactions contemplated hereby and any Surviving Arrangements, U.S. Seller, on behalf of itself and each of its Affiliates (excluding the Group Companies) and each of its and their respective past, present or future general or limited partners, management companies, members, stockholders, equity holders, controlling Persons or Affiliates, or any successor or assign of any of the foregoing (collectively, the “Releasing Seller Parties”), hereby irrevocably and unconditionally releases and forever discharges Purchaser and its Affiliates and the Group Companies, and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other Representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Released Purchaser Parties”), of and from any and all actions, causes of action, suits, Proceedings, executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), and claims and demands whatsoever, whether in law or in equity (whether based upon contract, tort or otherwise), that the Releasing Seller Parties may have against each of the Released Purchaser Parties, now or in the future, in each case to the extent arising out of or relating to the organization, management, ownership or operation of the Business or the Group Companies. (b) Effective as of the Closing, except for any rights or obligations of Purchaser or its Affiliates under, or contemplated by, this Agreement or any other Transaction Document or any agreement entered into pursuant thereto or in connection with the Transaction and the other transactions contemplated hereby and any Surviving Arrangements, Purchaser, on behalf of itself, each of its Affiliates and the Group Companies and each of its and their respective past, present or future general or limited partners, management companies, members, stockholders, equity holders, controlling Persons or Affiliates, or any successor or assign of any of the foregoing (collectively, the “Releasing Purchaser Parties”), hereby irrevocably and unconditionally releases and forever discharges U.S. Seller and its Affiliates (excluding the Group Companies), and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other Representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Released Seller Parties”) of and from any and all actions, causes of action, suits, Proceedings, executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise), that the Releasing Purchaser Parties may have against each of the Released Seller Parties, now or in the future, in each case to the extent arising out of or relating to the organization, management, ownership or operation of the Business or the Group Companies. (c) Notwithstanding anything to the contrary in this Section 5.24, in no event shall the foregoing releases in this Section 5.24 include (i) any claims or rights as a holder of any Indebtedness of any Released Seller Party or Released Purchaser Party, (ii) any claims or rights

90 for reimbursement, indemnification or contribution of a Releasing Seller Party or Releasing Purchaser Party, respectively, in its individual capacity as an officer, director, manager or employee of a Released Purchaser Party or Released Seller Party, respectively, whenever arising, under the Organizational Documents of such Person, any insurance policy maintained by or on behalf of such Person, or under applicable Law, (iii) any claims or rights of any kind owed to any Releasing Seller Party or Releasing Purchaser Party, respectively, in its individual capacity as an officer, director or employee of a Released Purchaser Party or Released Seller Party, respectively (including any obligations with respect to any compensation, benefits or similar amounts or payments owing to such Person), (iv) any Liability or Contract contemplated by this Agreement or any other Transaction Document to be in effect between U.S. Seller and Purchaser (or their respective Affiliates and, in the case of Purchaser, the Group Companies) after the Closing, or any enforcement thereof, or (v) any commercial or trade agreements or arrangements in effect between U.S. Seller or its Affiliates (other than the Group Companies), on the one hand, and Purchaser or its Affiliates or the Group Companies, on the other hand. Section 5.25. Reorganization. Prior to the Closing, U.S. Seller shall, and shall cause its applicable Affiliates to, take all necessary actions and steps to complete an internal reorganization in accordance with the steps plan set forth on Section 5.25 of the Seller Disclosure Schedules (the “Reorganization”), as may be modified in accordance with this Section 5.25. During the Interim Period, Sellers and their Affiliates may make reasonable changes or modifications to the Reorganization as determined by Sellers in good faith; provided, however, that any change or modification to the Reorganization that would or would reasonably be expected to be materially adverse to the Business (taken as a whole) shall be subject to the consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed). Subject to the consent right of Purchaser in the preceding sentence, (i) such changes or modifications may include the formation or incorporation by Seller or its Affiliates of certain entities for the purpose of holding certain assets or liabilities of the Business, and (ii) Sellers may update Section 5.25 of the Seller Disclosure Schedules one or more times no later than five (5) Business Days prior to the Closing Date to include any such entities, and any reference in this Agreement to the “Group Companies” shall be deemed to have been made for all purposes hereunder giving effect to the formation or incorporation of such entities; provided, further, that no change or modification to the Reorganization provided for in this sentence shall result in the transfer of individual assets or liabilities from or to any of the Group Companies, Seller Parent, Sellers or any of their respective Affiliates, in each case, without the prior written consent of Purchaser, other than the Asset Purchase. Other than as expressly set forth in Article III or in any certificate delivered hereunder, each of Sellers and Purchaser understands and agrees that any transfers, assignments, sales or other dispositions of assets, interests, rights, capital stock or otherwise, whether from a Group Company to Seller Parent or any of its Affiliates (other than a Group Company), or from Seller Parent or any of its Affiliates (other than a Group Company) to a Group Company, or among Group Companies, in each case in connection with the Reorganization, shall be made and shall be deemed to have been made on an “as-is”, “where-is” basis, without representation or warranty of any kind, and without recourse to the recipient thereof, and without recourse to the party making such transfer, assignment, sale or other disposition (it being agreed that neither the foregoing nor the documentation in respect of such transfers shall limit, modify or otherwise affect any of the representations or warranties, or any remedies of the parties expressly provided hereunder). The representations and warranties in Article III shall be deemed to have been made for all purposes hereunder assuming that the

91 Reorganization had been completed substantially in accordance with this Section 5.25 and was effective as of the date hereof and for all backward-looking periods covered by the representations and warranties in Article III, except that the representations and warranties in Section 3.3 and Section 3.4 shall be deemed to have been made without giving effect to completion of the Reorganization. Section 5.26. JV Supply Agreement. During the Interim Period, the Parties shall use reasonable best efforts to negotiate in good faith a supply agreement in accordance with the JV Supply Agreement Term Sheet set forth in Exhibit E hereto and in a form to be mutually agreed upon by the Parties (the “JV Supply Agreement”), to be entered into as of the Closing by GSI Group and CP GSI Machinery Co., Ltd. (the “JV”); provided, that if the parties thereto are unable to negotiate and enter into the JV Supply Agreement as of the Closing, the Parties shall, and shall cause their applicable Affiliates to, be bound by the terms of the JV Supply Agreement Term Sheet following the Closing until the date of execution of the JV Supply Agreement. Section 5.27. Reseller Agreement. During the Interim Period, the Parties shall use reasonable best efforts to negotiate in good faith a reseller agreement in accordance with the Reseller Agreement Term Sheet set forth in Exhibit F hereto and in a form to be mutually agreed upon by the Parties (the “Reseller Agreement”), to be entered into as of the Closing by G&P Parent Holdings, Inc. and AGCO Corporation; provided, that if the parties thereto are unable to negotiate and enter into the Reseller Agreement as of the Closing, the Parties shall, and shall cause their applicable Affiliates to, be bound by the terms of the Reseller Agreement Term Sheet following the Closing until the date of execution of the Reseller Agreement. Section 5.28. Trademark License Agreement. During the Interim Period, the Parties shall use reasonable best efforts to negotiate in good faith a license agreement in accordance with the Trademark License Agreement Term Sheet set forth in Exhibit G hereto and in a form to be mutually agreed upon by the Parties and which shall have a term not to exceed the later of (i) the expiration or termination of the last to expire or be terminated of the two Nominee Agreements and (ii) the date on which the GSI Group commences the Wind-Up (as defined therein) in accordance with the last of the two Nominee Agreements to expire or be terminated (such date, the “Maximum Term Limit”) (the “Trademark License Agreement”), to be entered into as of the Closing by the GSI Group and TECNO Poultry Equipment S.P.A., on the one hand as the licensors, and AGCO GSI (Changzhou) Agricultural Equipment Co. Ltd. and The GSI Group (Shanghai) Co., Ltd., on the other hand as the licensees; provided, that if the parties thereto are unable to negotiate and enter into the Trademark License Agreement as of the Closing, the Parties shall, and shall cause their applicable Affiliates to, be bound by the terms of the Trademark License Agreement Term Sheet following the Closing until the earlier of (a) the date of execution of the Trademark License Agreement and (b) the Maximum Term Limit. Section 5.29. Malaysian Lease Guarantee. Following the Closing, Purchaser shall, or shall cause its Affiliates to, pay to U.S. Seller an amount equal to (a) the guarantee paid by Sellers or their Affiliates prior to the Closing pursuant to the Real Property Lease of the Existing Malaysian Facility (such guarantee, the “Existing Facility Guarantee”) within ten (10) Business Days upon receipt of the Existing Facility Guarantee by Purchaser or its Affiliates, less (b) an amount equal to the sum of (i) the amount of the guarantee paid or payable by the applicable Group Company after the Closing pursuant to a lease agreement to be entered into in respect of

92 the New Malaysian Facility (the “New Facility Guarantee”) or such other lease that Purchaser or its Affiliates may enter into in respect of the Malaysian operations of the Business and (ii) if applicable, any amount paid by Purchaser or its Affiliates for any extension of the term of the Existing Malaysian Facility. Any payment made pursuant to this Section 5.29 shall be net of any Taxes incurred by Purchaser or its Affiliates after the Closing in connection therewith. ARTICLE VI CERTAIN TAX MATTERS Section 6.1. Tax Returns; Tax Cooperation, Tax Proceedings. (a) From and after the Closing, each party to this Agreement shall, and shall cause its Affiliates to, provide to the other party to this Agreement such cooperation, documentation and information as either of them reasonably may request in (i) preparing or filing any Tax Return (including relevant Tax basis information), amended Tax Return or claim for refund, (ii) determining a Liability for Taxes or a right to refund of Taxes, (iii) the determination of the Income Tax Liability Amount, or (iv) participating in any Tax Proceeding. Such cooperation and information shall include providing copies of relevant portions of relevant Tax Returns. (b) Except as provided in Section 6.1(c) and (d), all Tax Returns of any Group Company (other than any Seller Consolidated Return) of a Pre-Closing Tax Period or a Straddle Period required to be filed after the Closing shall be prepared and filed by Purchaser without any review by the Seller Parties. The documented out of pocket expenses for the preparation of all such Tax Returns, which shall not include, for the avoidance of doubt, any Tax Returns for a Straddle Period, for which the relevant Tax period (or portion thereof) ended before or on the Closing Date shall be borne fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by U.S. Seller, on the other hand. (c) Notwithstanding anything to the contrary in this Agreement, in no event shall Purchaser or any of its Affiliates be entitled to receive or review any income Tax Return of U.S. Seller, any of its Affiliates or of any consolidated, affiliated, fiscal, loss sharing, combined or similar group of which includes both Seller Parent or any of its Affiliates (other than any Group Company), on the one hand, and any Group Company, on the other, provided that any such Group Company is not the parent of any such Tax group (a “Seller Consolidated Return”). Seller Parent shall use commercially reasonable efforts upon reasonable request to provide Purchaser with information in its possession from any Seller Consolidated Return, on a pro forma basis, to the extent reasonably necessary in connection with the preparation of Tax Returns or the conduct of any Tax Proceedings with respect to the Group Companies following the Closing. (d) After the Closing, at least twenty (20) days prior to the due date (including extensions) for the filing of any Tax Return (or as soon as reasonably possible if such Tax Return is due within twenty (20) days of the Closing Date) which either (i) reflects the tax treatment, in whole or in part, of a step in the Reorganization (including GSI Brasil Industria e Comercio de Equipamento Agropecuarios Ltda) or (ii) is relevant for determining Seller Parent’s indemnity pursuant to Section 9.2(c), in each case, Purchaser shall provide U.S. Seller with drafts of such Tax Returns for review and Purchaser shall consider in good faith any reasonable comments that U.S. Seller may have with respect thereto. At least twenty (20) days prior to the due date (including

93 extensions) for the filing of any Tax Return (or as soon as reasonably possible if such Tax Return is due within twenty (20) days of the Closing Date) which is a final partnership Tax Return for income tax purposes of the GSI Group, Seller shall provide Purchaser with drafts of such Tax Returns for review and Seller shall consider in good faith any reasonable comments that Purchaser may have with respect thereto. (e) Except to the extent required by Law, no Party shall amend any Tax Return of a Pre-Closing Tax Period (or revoke or modify any election relating thereto) without the prior written consent of U.S. Seller (not to be unreasonably withheld, conditioned or delayed). (f) If Purchaser receives written notice from a Taxing Authority of a Tax Proceeding in respect of (i) a Seller Consolidated Return (a “Seller Consolidated Return Tax Proceeding”) or (ii) a Tax Proceeding that could reasonably be expected to result in (A) an indemnification obligation for Seller Parent pursuant to Section 9.2(c) other than a Seller Consolidated Return Tax Proceeding or (B) a Tax liability of U.S. Seller, Seller Parent or their Affiliates (clauses (A) and (B) collectively, a “Seller Liability Tax Proceeding”), in the case of each of clauses (i) or (ii), Purchaser shall notify Seller Parent of its receipt of such communication as soon as reasonably practicable and, in any event, within thirty (30) days of its receipt of any written notice, provided, that the failure to provide such notice shall not release the Seller Parent from any of its obligations under Section 9.2(c), except to the extent that the Seller Parent is materially prejudiced by such failure (as determined by a court of competent jurisdiction). Notwithstanding anything to the contrary herein, Seller Parent shall have the exclusive right to control, and Purchaser shall have no rights with respect to, any Seller Consolidated Return Tax Proceeding. Purchaser shall control all Seller Liability Tax Proceedings; provided that Seller Parent shall have the right to participate at Seller Parent’s cost and expense in any Seller Liability Tax Proceeding and Purchaser shall not settle or compromise any Seller Liability Tax Proceeding without the approval of Seller Parent (not to be unreasonably withheld conditioned or delayed). To the extent of any conflict between this Section 6.1(f) and Section 9.4, this Section 6.1(f) shall be controlling with respect to any Tax Proceeding. Section 6.2. Transaction Tax Deductions. For purposes of determining the Final Purchase Price, the parties to this Agreement shall, to the extent permitted by Law (at a “more likely than not” or higher level of comfort), allocate any Tax deductions related to the Company Transaction Expenses to the Pre-Closing Tax Period and shall apply the 70% safe harbor election under Revenue Procedure 2011-29 to any “success-based fees”. Section 6.3. Straddle Period. In the case of any Taxes for any Straddle Period required to be apportioned between the Pre-Closing Tax Period and the portion of such Straddle Period beginning after the Closing Date hereunder, the amount of any such Taxes shall be so apportioned ratably based on the number of days in the applicable Straddle Period in the case of real or personal property or other ad valorem Taxes (“Property Taxes”) and in the case of Taxes other than Property Taxes on a “closing of the books” basis as of the close of business on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period. For the avoidance of doubt, for purposes of this Section 6.3, the taxable year of any pass-through entity or “controlled foreign corporation” (as

94 defined in Section 957 of the Code) shall be deemed to terminate as of the end of the Closing Date (including for purposes of recognizing any income pursuant to Section 951 or Section 951A of the Code) and relevant items of income, gain, deduction, loss or credit of such pass-through entity or controlled foreign corporation shall be allocated to the portion of the taxable year or period of such pass-through entity or controlled foreign corporation that that ends as of the end of the Closing Date on a “closing of the books basis”; provided, that the calculation of any amount that is required to be included under Section 951(a) or Section 951A of the Code for any Group Company for the taxable period that includes the Closing Date shall include the concepts under section 951(a)(2)(B) of the Code. Purchaser and Seller Parties shall make, or otherwise cause their Affiliates to make, a timely and valid election under Treasury Regulation Section 1.245A-5(e)(3)(i) with respect to any Group Company that is treated as a “controlled foreign corporation” to the extent such election is available under applicable Law. The Parties agree to reasonably cooperate in the making of such election. Section 6.4. Section 338 Election. Purchaser shall be entitled to make, in its sole discretion, an election under Section 338(g) of the Code (or any similar provision under state, local or non-U.S. Tax Law) with respect to the acquisition of the Group Companies (except for with respect to the Company). Purchaser shall not make any election under Section 338(h)(10) or 336(e) of the Code (or any similar provision under state, local, or non-U.S. Tax Law) with respect to the acquisition of the Group Companies. Section 6.5. Post-Closing Matters. Without prior written consent of Seller Parent (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not, unless otherwise required by applicable Law, (i) take (or cause the Group Companies to take) any action outside the ordinary course of business on the Closing Date after the Closing; (ii) file or amend or permit the Group Companies to file or amend any Pre-Closing Tax Return or Straddle Period Tax Return; (iii) make, change or revoke any election, accounting method or accounting period or take any other action for, or that has retroactive effect to, any Pre-Closing Tax Period; or (iv) make or initiate any voluntary contact, or file a ruling request, with a Taxing Authority regarding any Taxes or Tax Returns of the Group Companies relating to any Pre-Closing Tax Period, in the case of each of clauses (i) through (iv), to the extent such action would reasonably be expected to increase the Tax liability of U.S. Seller or its Affiliates (including any Group Company prior to the Closing) or serve as the basis for a claim for indemnification pursuant to Section 9.2(c) of this Agreement. Section 6.6. Transfer Taxes. Any sales, use, transfer (including real estate transfer), documentary, stamp, value added, goods and services, withholding or similar Taxes and related fees imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by U.S. Seller, on the other hand; provided, that with respect to Transfer Taxes relating to the Protein Business, Purchaser and U.S. Seller (and any applicable Affiliates) shall rely on the bulk sales or similar exemptions under applicable state or local Tax Law (the “Bulk Sales Intended Tax TreatmentBulk Sales Intended Tax Treatment”) and agrees to report consistently with, and take no position inconsistent with, the Bulk Sales Intended Tax Treatment, unless otherwise required under applicable Law. If Purchaser takes a position inconsistent with the Bulk Sales Intended Tax Treatment, Transfer Taxes relating to the Protein Business shall be borne one hundred percent (100%) by Purchaser and if U.S. Seller or Seller Parent takes a

95 position inconsistent with the Bulk Sales Intended Tax Treatment, Transfer Taxes relating to the Protein Business shall be borne one hundred percent (100%) by Seller Parent. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other party. U.S. Seller and Purchaser shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Notwithstanding anything in this Agreement to the contrary, to the extent Transfer Taxes are included in the determination of the Final Purchase Price, the Seller Parties shall have no further obligation or liability with respect to such Transfer Taxes included in the determination of the Final Purchase Price. Section 6.7. Intended Tax Treatment. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or non-U.S. Law), the parties to this Agreement and their respective Affiliates shall treat any and all payments under Article II or Article IX of this Agreement as an adjustment to the purchase price for Tax purposes. Section 6.8. Treasury Regulation Section 1.1502-36(d)(6) Election. U.S. Seller shall make, or otherwise cause its Affiliates to make, as necessary, a timely and valid election on the appropriate Tax Return pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(A) to reduce the basis of the stock of the Company to the extent necessary to prevent any attribute reduction pursuant to Treasury Regulation Section 1.1502-36(d)(6). U.S. Seller shall not, nor shall any of its Affiliates, make an election pursuant to Treasury Regulations Section 1.1502-36(d)(6)(i)(B) or (C) to reattribute any of the Company’s or any Company Subsidiary’s Tax attributes to U.S. Seller or any of its Affiliates, without the prior written consent of Purchaser, which may be withheld in Purchaser’s sole discretion. Section 6.9. Purchase Price Allocation. (a) Within sixty (60) days following the determination of the Closing Purchase Price, Purchaser shall deliver to Seller Parent a schedule (the “Allocation Schedule”) allocating the Closing Purchase Price (and all other amounts treated as consideration for Tax purposes) among the Transferred Assets and shall take into account Section 6.9(a) of the Seller Disclosure Schedules, which shall be adjusted as mutually agreed by the Parties. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. If, within thirty (30) days following delivery of the Allocation Schedule, Seller Parent does not notify Purchaser in writing of its disagreement with the Allocation Schedule (“Dispute Notice”), the Allocation Schedule shall be final and binding. If Seller Parent timely delivers a Dispute Notice, Seller Parent and Purchaser shall in good faith endeavor to resolve such disagreement and, if they are able to do so, shall make such revisions to the Allocation Schedule to reflect such resolution, which shall be final and binding. (b) If, within thirty (30) days following delivery of the Dispute Notice by Seller Parent to Purchaser, Seller Parent and Purchaser are unable to resolve such disagreement, Seller Parent and Purchaser will mutually engage a nationally recognized accounting firm (the “Expert”) to resolve any such disagreement consistent with the terms of this Agreement. The

96 determination of the Expert shall be conclusive and binding upon the parties hereto for purposes of this Agreement absent manifest mathematical or clerical error. The Parties shall not file any Tax Return or take any other Tax position inconsistent with such determination unless otherwise required by a “determination” within the meaning of Section 1313(a)(1) of the Code (or a similar provision of Tax Law). The cost of the Expert shall be allocated to be paid by Purchaser, on the one hand, and Seller Parent, on the other hand, based upon the percentage that the portion of the contested amounts not awarded to each party bears to the amount actually contested by such party, as determined by the Expert. Section 6.10. Tax Refunds. U.S. Seller shall be entitled to any Tax refunds (or credits in lieu thereof) for any Taxes subject to indemnification by U.S. Seller hereunder (including any overpayments related thereto) received by Purchaser (or an Affiliate thereof, including after the Closing, the Group Companies) following the Closing Date, net of any documented out-of-pocket costs and expenses and Taxes incurred by Purchaser in connection with obtaining or paying over such refund or credit, of a Pre-Closing Tax Period; provided, that U.S. Seller shall not be entitled to any payment to the extent the applicable refund or credit (i) was reflected in the calculation of Final Purchase Price as finally determined or (ii) is attributable to the carryback of any losses or other Tax attributes from a period (or portion thereof) beginning after the Closing Date; provided, further, Purchaser shall not be entitled to carryback any losses or other Tax attributes from a period (or portion thereof) beginning after the Closing Date to a Pre-Closing Tax Period with respect to a Seller Consolidated Return. Any refunds or credits of Taxes of the Group Companies for any Straddle Period shall be apportioned between U.S. Seller and Purchaser in accordance with the principles set forth in Section 6.3. ARTICLE VII CONDITIONS PRECEDENT Section 7.1. Conditions to Each Party’s Obligations to Close. The respective obligations of the Parties to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of the following conditions: (a) Regulatory Approvals. Approvals and/or termination or expiration of any applicable waiting periods and any extension thereof (including any agreement with any Governmental Entity not to consummate the Closing) required to be obtained or to have occurred (i) under the HSR Act and (ii) under the Antitrust Laws and the FDI Laws of the jurisdictions listed on Section 7.1(a) of the Seller Disclosure Schedules prior to Closing shall have been obtained or shall have occurred. (b) Law or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Transaction that remains in effect. Section 7.2. Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following additional conditions:

97 (a) Representations and Warranties. (i) Each of U.S. Seller’s Fundamental Representations (other than the representations and warranties in the first sentence of Section 3.2 and in Section 3.22) and the representations and warranties in the second sentence of Section 3.1(c), shall be true and correct in all material respects on and as of the date of this Agreement and the Closing Date as if made on such date (other than any such representation or warranty that expressly relates to a specified date, which representation and warranty shall be so true and correct on the date so specified), (ii) the representations and warranties of U.S. Seller set forth in the first sentence of Section 3.2 and Section 3.22 shall be true and correct in all respects, except for any de minimis inaccuracies, on and as of the date of this Agreement and the Closing Date as if made on such date (other than any such representation or warranty that expressly relates to a specified date, which representation and warranty shall be so true and correct on the date so specified), (iii) the representations and warranties of U.S. Seller set forth in Section 3.10(b) shall be true and correct in all respects on and as of the date of this Agreement, and (iv) all other representations and warranties of U.S. Seller contained in Article III of this Agreement (without giving effect to any “material” or “Company Material Adverse Effect” qualifier or other similar qualifier therein) shall be true and correct on and as of the date of this Agreement and the Closing Date as if made on and as of such date (other than any such representation or warranty that expressly relates to a specified date, which representation and warranty shall be so true and correct on the date so specified) except, with respect to clause (iv), where the failure of such representations and warranties to be true and correct has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Performance of Obligations of Seller Parties. All covenants and agreements of Seller Parties to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects. (c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect. (d) Officer’s Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of Seller Parties by an executive officer of Seller Parent, stating that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied. Section 7.3. Conditions to Obligations of U.S. Seller to Close. The obligation of U.S. Seller to effect the Closing is subject to the satisfaction (or waiver by U.S. Seller) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) Each of Purchaser’s Fundamental Representations shall be true and correct in all material respects on and as of the date of this Agreement and the Closing Date as if made on such date (other than any such representation or warranty that expressly relates to a specified date, which representation and warranty shall be so true and correct on the date so specified), and (ii) all of the other representations and warranties of Purchaser contained in Article IV of this Agreement (without giving effect to any “material” or “Purchaser Material Adverse Effect” qualifier or other similar qualifier therein) shall be true and correct on and as of the date of this Agreement and the Closing Date as if made on and as of such date (other than any such representation or warranty that expressly relates to a specified

98 date, which representation and warranty shall be so true and correct on the date so specified) except, with respect to clause (ii), where the failure of such representations and warranties to be true and correct has not had, or would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. (b) Performance of Obligations of Purchaser. All covenants and agreements of Purchaser to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects. (c) Officer’s Certificate. U.S. Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied. Section 7.4. Frustration of Closing Conditions. Neither Purchaser nor U.S. Seller may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement, including Section 5.1. ARTICLE VIII TERMINATION; EFFECT OF TERMINATION Section 8.1. Termination. Anything to the contrary in this Agreement notwithstanding, this Agreement may be terminated and the Transaction and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing: (a) by mutual written consent of U.S. Seller and Purchaser; (b) by U.S. Seller, if any of Purchaser’s representations and warranties contained in Article IV of this Agreement shall fail to be true and correct or Purchaser shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied as of the Closing Date and is not curable or, if curable, has not been cured by the earlier of (i) the date that is thirty (30) Business Days after the date that U.S. Seller has notified Purchaser of such failure or breach and (ii) the Outside Date; provided, that no Seller is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied as of the Closing Date; (c) by Purchaser, if any of Seller’s Parent’s representations and warranties contained in Article III of this Agreement shall fail to be true and correct or Seller Parties shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied as of the Closing Date and is not curable or, if curable, has not been cured by the earlier of (i) the date that is thirty (30) Business Days after the date that Purchaser has notified U.S. Seller of such failure or breach and (ii) the Outside Date; provided, that Purchaser is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach

99 would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied as of the Closing Date; (d) U.S. Seller or by Purchaser, if the Closing shall not have occurred on or prior to 5:00 p.m. (Eastern Time) on November 25, 2024 (as such date may be extended pursuant to this Agreement, the “Outside Date”); provided, however, that if any of the conditions set forth in Section 7.1(a) [Regulatory Approvals] or (solely as it relates to any Antitrust Laws or FDI Laws) Section 7.1(b) [Law or Governmental Orders] has not been satisfied or waived on or prior to 5:00 p.m. (Eastern Time) on the Outside Date but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the Outside Date) or waived, the Outside Date shall automatically and without the need for any further action by any Person become 5:00 p.m. (Eastern Time) on January 27, 2025;provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Party seeking to terminate if any action of such Party or the failure of such Party to perform any of its obligations under this Agreement required to be performed at or prior to the Closing has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or before the Outside Date; (e) by U.S. Seller or by Purchaser, if (i) an Approval under the HSR Act shall have been denied and such denial shall have become final and nonappealable or (ii) a permanent injunction or other permanent Judgment issued by a court of competent jurisdiction or other Governmental Entity shall have become final and nonappealable, preventing the consummation of the Transaction; provided, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to the Party seeking to terminate if any action of such Party or the failure of such Party to perform any of its obligations under this Agreement required to be performed at or prior to the Closing has been the primary cause of, or has primarily resulted in, such denial, permanent injunction or permanent Judgment; or (f) by U.S. Seller, if (i) all conditions in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions must be capable of being satisfied on such date as if it were the Closing Date), (ii) U.S. Seller shall have given an irrevocable written notice to Purchaser that (A) all of the conditions set forth in Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions must be capable of being satisfied on such date as if it were the Closing Date) have been satisfied or have been waived by U.S. Seller and (B) U.S. Seller stood ready, willing and able to consummate the Transaction and the other transactions contemplated hereby and (iii) Purchaser shall have failed to complete the Closing on the date that is three (3) Business Days following the later of (1) the date the Closing should have been consummated pursuant to Section 2.3 hereof and (2) the date of delivery of the notice contemplated by the foregoing clause (ii); provided that during such period, neither party shall be entitled to terminate this Agreement pursuant to Section 8.1(d). Section 8.2. Effect of Termination. (a) If this Agreement is terminated and the Transaction is abandoned pursuant to Section 8.1, this Agreement shall become null and void and of no further force and effect,

100 except, subject in all respects to this Section 8.2 and Section 10.14 (including, in each case, the limitations set forth therein), for the provisions of Section 5.3, Section 5.5, Section 5.16 relating to Purchaser’s reimbursement and indemnification obligations, this Article VIII and Article X, and there will be no Liability on the part of U.S. Seller or Purchaser to the other party. Subject in all respects to this Section 8.2 and Section 10.14 (including in each case, the limitations set forth therein), nothing in this Section 8.2 shall be deemed to release any party from any Liability for Fraud or Willful Breach, in each case, prior to such valid termination by such party of the terms and provisions of this Agreement. (b) Subject to compliance with Section 8.2(f) and Section 10.6, if this Agreement is validly terminated (i) by U.S. Seller pursuant to Section 8.1(b) [Breach by Purchaser] or Section 8.1(f) [Purchaser Failure to Close] or (ii) by Purchaser or U.S. Seller pursuant to any provision of Section 8.1 under circumstances in which U.S. Seller would have been entitled to terminate the Agreement pursuant to Section 8.1(b) [Breach by Purchaser] or Section 8.1(f) [Purchaser Failure to Close], then Purchaser shall pay the Termination Fee to U.S. Seller (or any designee of U.S. Seller) within ten (10) Business Days following such termination (the “Termination Fee Deadline”), payable by wire transfer of same days funds, it being understood that in no event shall Purchaser be required to pay the Termination Fee more than once. (c) Purchaser and U.S. Seller each acknowledge and agree that in the event that Purchaser fails to pay the Termination Fee in a timely manner in accordance with Section 8.2(b) and U.S. Seller commence any lawsuit seeking to collect payment of the Termination Fee, to the extent U.S. Seller is the prevailing party, Purchaser shall reimburse U.S. Seller for all of its and its Affiliates’ reasonable attorney’s fees in connection with such lawsuit, together with interest on the amount of the Termination Fee (if payable to U.S. Seller) at two percent (2%) per annum, calculated on a daily basis starting on the date that the Termination Fee was required to be paid pursuant to Section 8.2(b) through the date of actual payment. The parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their respective rights to specific performance under Section 10.6, including U.S. Seller’s right to specifically enforce Purchaser’s rights under the terms and conditions of the Equity Commitment Letter in accordance with Section 10.6 in order to specifically enforce this Agreement. (d) Notwithstanding anything to the contrary in the foregoing, the parties acknowledge and agree that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and (ii) any payment of the Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate U.S. Seller in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. (e) Notwithstanding anything to the contrary in this Agreement (including Section 8.2(a)), but subject to Section 5.16, U.S. Seller agrees and acknowledges that upon the valid termination of this Agreement, (i) in the event that the Termination Fee is payable, then U.S. Seller’s right to receive the Termination Fee pursuant to this Section 8.2 and any other amounts payable pursuant to Section 8.2(c) shall be the sole and exclusive monetary remedy of U.S. Seller and any of its respective Related Parties against Purchaser, Purchaser’s Related

101 Parties or the Debt Financing Sources, whether at law or equity, in contract, in tort or otherwise, for any loss or damage suffered as a result of this Agreement, the Equity Commitment Letter, the failure of the Transaction and the other transactions contemplated by this Agreement to be consummated or the abandonment or termination of any of the foregoing for any reason or for no reason or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of oral representation made or alleged to have been made in connection herewith or therewith, (ii) upon receipt of the Termination Fee by U.S. Seller (or any designee thereof) and any other amounts payable pursuant to Section 8.2(c) (in each case, in circumstances in which the Termination Fee or such other amounts are payable), none of Purchaser, Purchaser’s Related Parties or the Debt Financing Sources or Sponsors shall have any further Liability whatsoever relating to or arising out of this Agreement or the Equity Commitment Letter (or the abandonment or termination thereof for any reason or for no reason) or any of the transactions contemplated hereby or thereby or in respect of a breach of any representation, warranty, covenant or other agreement or otherwise in respect of this Agreement or the Equity Commitment Letter or any oral representation made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, except that nothing herein shall relieve (1) Purchaser of its obligations under Section 5.3 [Confidentiality] and Section 5.5 [Publicity] or (2) AIP, LLC of its obligations under the Confidentiality Agreement that survive the termination of this Agreement, (iii) in the event that the Termination Fee is payable, then, subject to sub-clauses (1) and (2) in the immediately preceding clause (ii), none of Sellers or any of the Group Companies shall seek to recover any Liabilities of any nature whatsoever or seek any other remedy (whether by or through attempted piercing of the corporate veil and whether in Contract or in tort, in Law or in equity, or granted by statute or otherwise) against Purchaser, Sponsors, the Debt Financing Sources or their respective Affiliates or any other of Purchaser’s Related Parties in respect of, relating to or arising out of this Agreement, the Equity Commitment Letter, the transactions contemplated by any of the foregoing or the abandonment or termination of any of the foregoing for any reason or for no reason, or a breach of any representation, warranty, covenant or other agreement or otherwise in respect of this Agreement or the Equity Commitment Letter or any oral representation made or alleged to be made in connection herewith or therewith, and (iv) solely in circumstances where the Termination Fee is not payable and specific performance of Purchaser’s obligation to consummate the Transaction is not awarded, then, (A) in all circumstances (including in the event of a Willful Breach or otherwise), the maximum aggregate monetary liability of the Purchaser (and Sponsors in accordance with and subject to the limitations set forth in the Equity Commitment Letter) shall be limited to an amount equal to the amount of the Termination Fee (the “Damages Cap”) and (B) none of Sellers or any Group Company or their respective Affiliates shall, and U.S. Seller hereby agrees (on behalf of themselves, the Group Companies and their respective Affiliates) not to, institute any Action to seek to recover monetary damages under this Agreement from Purchaser, the Debt Financing Sources, Sponsors or any of their respective Affiliates in excess of the foregoing Damages Cap or in contravention of the foregoing limitations described in sub-clause (A) of this clause (iv). (f) If U.S. Seller commence a Proceeding hereunder seeking specific performance of Purchaser’s obligation to consummate the Closing, U.S. Seller may also plead a claim for and pursue the Termination Fee in such Proceeding against Purchaser but solely as alternative relief if specific performance were to be denied and this Agreement were to be validly terminated in accordance with its terms. For the avoidance of doubt, (x) while U.S. Seller may pursue both

102 specific performance for the consummation of the Closing and the Termination Fee in the alternative if specific performance is denied by a court of competent jurisdiction, under no circumstances shall U.S. Seller be permitted or entitled to receive both a grant of specific performance for the consummation of the Closing and the Termination Fee and (y) under no circumstance shall U.S. Seller be entitled to any amount payable as damages in addition to either specific performance for the consummation of the Closing or payment of the Termination Fee or, in circumstances where the Termination Fee is not payable, in excess of the Damages Cap. U.S. Seller will cause any pending Proceeding seeking specific performance for the consummation of the Closing, the Termination Fee or monetary damages to be dismissed with prejudice (and any such judgment in respect of any such Proceeding will be deemed fully satisfied) at such time as Purchaser consummates the Closing in accordance with this Agreement. Section 8.3. Notice of Termination. In the event of termination by U.S. Seller or Purchaser pursuant to Section 8.1, written notice of such termination shall be given by the terminating party to the other party to this Agreement in order to effect such termination. ARTICLE IX INDEMNIFICATION Section 9.1. Survival. Except in the case of Fraud, none of the representations and warranties in this Agreement or in any certificate delivered hereunder nor any of the covenants and agreements in this Agreement shall survive the Closing, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing which shall continue and survive the Closing until all obligations with respect thereto shall have been performed or satisfied or have been terminated in accordance with their terms (or if no period for performance is specified herein, they shall continue and survive indefinitely) and (ii) this Article IX and Article X (and any corresponding definitions set forth in Article I) which shall continue and survive the Closing until all obligations with respect thereto shall have been performed or satisfied or have been terminated in accordance with their terms (or if no period for performance is specified herein, they shall continue and survive indefinitely). This Section 9.1 shall not limit any covenant or agreement of the Parties contained in this Agreement that by its terms contemplates performance after the Closing, and shall not extend the applicability of any covenant or agreement of the Parties contained in this Agreement that by its terms relates only to a period between the date of this Agreement and the Closing. For the avoidance of doubt, any claim for indemnification pursuant to Section 9.2(c) shall, except in the case of Fraud, survive for sixty (60) days following the expiration of the applicable statutes of limitation with respect to such claim. Section 9.2. Indemnification by U.S. Seller. Subject to the provisions of this Article IX, effective as of and after the Closing, U.S. Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates (including the Group Companies following the Closing), and their respective officers, directors, managers, partners, equityholders, members, employees, agents, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Purchaser Indemnified Parties, to the extent caused by, arising out of or resulting from:

103 (a) any breach of any covenant or agreement of Seller Parties contained in this Agreement to be performed in whole or in part by Seller Parties following the Closing (but only the extent to which such covenants and agreements contemplated performance in whole or in part after the Closing); (b) any Liabilities of Seller Parent or any of its Affiliates to the extent relating to, arising out of or resulting from the Retained Business, including the employment or termination of employment of any employee of the Retained Business; (c) any Taxes (i) relating to a Seller Consolidated Return (including, for the avoidance of doubt, any such Taxes for which a Group Company is liable as a result of having been a member of a group filing a Seller Consolidated Return), (ii) resulting from the Reorganization or (iii) in the case of any Tax Proceeding, any incremental Taxes to the purchasing entity of the Cimbria Equity Interests, including by way of a disposition of the Cimbria Equity Interests, to the extent caused by, arising out of or resulting from the fact that the actual aggregate fair market value of the Cimbria Equity Interests as of the Closing Date, as successfully asserted by the relevant Taxing Authority in such Tax Proceeding, differs from the fair market value of the Cimbria Equity Interests ascribed to such interests in Section 6.9(a)(ii) of the Seller Disclosure Schedules as adjusted pursuant to Section 2.5 of this Agreement (it being understood and agreed that, solely for purposes of establishing and calculating the indemnity pursuant to Section 9.2(c)(iii), the “purchasing entity” mentioned above shall be deemed to be a newly formed U.S. corporation subject to only U.S. federal income tax and with no assets other than forty percent (40%) of the Cimbria Equity Interests); (d) any Liabilities (including any Taxes) to the extent arising out of or, resulting from, or relating to, any changes or modifications to, or any actions or inactions of Seller Parent or any of its Affiliates that are deviations from the steps plan set forth on Section 5.25 of the Seller Disclosure Schedules, including, for the avoidance of doubt, to the extent arising out of, resulting from, or relating to, the Chinese Separation (Changzhou) or the Chinese Separation (Shanghai); (e) any investigation, monitoring, removal, cleanup, remediation, bodily injury or property damage with regard to the Release of Hazardous Materials at or from any Former Facility; (f) any investigation, monitoring, removal, cleanup, remediation, bodily injury or property damage with regard to the Release of Hazardous Materials at or from any Phase I Facility; (g) any Liabilities relating to the JV Supply Losses; and (h) the Liabilities described on Section 9.2(h)(i) of the Seller Disclosure Schedules. Notwithstanding any other provision to the contrary, U.S. Seller shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against, or reimburse any Purchaser Indemnified Party for, any Covered Losses pursuant to Section 9.2 to the extent that such Covered Losses were reflected, recorded or included in Working Capital in the Final

104 Purchase Price; provided, however, that this sentence shall not limit the amount to which any Purchaser Indemnified Party would otherwise be entitled to indemnification for any Covered Losses in excess of the amount reflected, recorded or included in Working Capital in the Final Purchase Price. Section 9.3. Indemnification by Purchaser. Subject to the provisions of this Article IX, effective at and after the Closing, Purchaser and its applicable Subsidiaries shall indemnify, defend and hold harmless Seller Parent and its Affiliates, and their respective officers, directors, managers, partners, equityholders, members, employees, agents, representatives, successors and assigns (collectively, the “Seller Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Seller Indemnified Parties to the extent caused by, arising out of or resulting from (a) any breach of any covenant or agreement of Purchaser contained in this Agreement to be performed in whole or in part by Purchaser following the Closing (but only the extent to which such covenants and agreements contemplated performance in whole or in part after the Closing), (b) any Liabilities to the extent arising out of or relating to the Group Companies or their respective assets or the Business, including any Liabilities to the extent arising out of or relating to the ownership or operation of the Group Companies or their respective assets or the Business following the Closing by Purchaser or its Affiliates or (c) in the case of any Tax Proceeding, any incremental Taxes to U.S. Seller or Seller Parent to the extent caused by, arising out of or resulting from the fact that the actual aggregate fair market value of the Transferred Assets as of the Closing Date, as successfully asserted by the relevant Taxing Authority in such Tax Proceeding, differs from the fair market value ascribed to the total value of the Transferred Assets as set forth in Section 6.9(a)(ii) of the Seller Disclosure Schedules as adjusted pursuant to Section 2.5 of this Agreement. Section 9.4. Procedures. (a) A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given rise to, or would reasonably be expected to give rise to, such right of indemnification (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail (taking into account the information then available to the Indemnified Party) the facts and circumstances with respect to the subject matter of such claim or demand; provided, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under Section 5.8(a), Section 5.8(b), Section 5.10(c), Section 5.16(c), Section 5.18(a) and this Article IX except to the extent that the Indemnifying Party is materially prejudiced by such failure (as determined by a court of competent jurisdiction), it being agreed that notices for claims in respect of a breach of a covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 9.1 for such covenant or agreement. (b) Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 5.8(a), Section 5.8(b), Section 5.10(c), Section 5.16(c), Section 5.18(a), Section 9.2 or Section 9.3, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, to assume the defense and control of such Third Party Claim (at the expense

105 of such Indemnifying Party) with counsel of the Indemnifying Party’s choice reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party shall not be entitled to assume the defense and control of such Third Party Claim, if (i) the Third Party Claim relates to or arises in connection with any criminal Action or (ii) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates; provided, further, that if the Indemnifying Party assumes the defense and control of such Third Party Claim, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense (and shall consider in good faith the views of the Indemnified Party and its counsel); provided, however, that the Indemnifying Party shall pay the reasonable and documented fees and expenses of such separate external counsel if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 9.4(b), the Indemnified Party shall be entitled to assume and control such defense and the Indemnifying Party shall pay the reasonable and documented fees and expenses of external counsel retained by the Indemnified Party, but the Indemnifying Party may nonetheless participate in, but not control, the defense of such Third Party Claim with its own counsel and at its own expense. Purchaser or U.S. Seller, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing Books and Records, personnel and witnesses, as appropriate for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided, that such settlement or judgment does not involve any injunctive or other equitable relief or finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party or any of its Affiliates and expressly unconditionally and irrevocably releases the Indemnified Party and its Affiliates from all Liabilities with respect to such Third Party Claim. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party. For the avoidance of doubt, Section 6.1(f) shall control with respect to any Tax Proceeding (and not this Section 9.4). Section 9.5. Exclusive Remedy and Release. Purchaser and U.S. Seller acknowledge and agree that, except as set forth in any other Transaction Document, following the Closing, (x) the indemnification provisions of Section 5.8(a), Section 5.8(b), Section 5.10(c), Section 5.16(c), Section 5.18(a) and Section 9.3 shall be the sole and exclusive remedies of U.S. Seller and (y) and the indemnification provisions of Section 5.18(a) and Section 9.2 shall be the sole and exclusive remedies of Purchaser with respect to matters specifically set forth therein, and, if obtained by Purchaser in its discretion, the R&W Insurance Policy shall be the sole and exclusive remedy of Purchaser with respect to all other matters (including the breach of any representation or warranty contained herein), in each case of the foregoing clauses (x) and (y), for any Covered Losses and any other losses and Liabilities (including any Covered Losses and any other losses and Liabilities) from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise (and whether predicated on common law, statute, strict liability, or otherwise) that such Party may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Transaction or the other transactions contemplated by this

106 Agreement, including any breach of any representation or warranty in this Agreement by any Party, or any failure by any Party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and in furtherance thereof, the Parties hereby irrevocably waive (i) any right of rescission of this Agreement, and (ii) other than as provided in the foregoing, any claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise as a result of or in connection with this Agreement, the Transaction or the other transactions contemplated by this Agreement, following the Closing, whether predicated on common law, statute, strict liability or otherwise, that in either case of clause (i) or (ii), they may otherwise have or to which they may become entitled, in each case, except in the case of Fraud. Section 9.6. Additional Indemnification Provisions. (a) With respect to each indemnification obligation contained in this Agreement, all Covered Losses shall be net of any third-party insurance or indemnity, contribution or similar proceeds that have been actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made (net of applicable deductibles, limitations, co-payments, retro-premium obligations and premium increases attributable thereto, and all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the collection of any such proceeds)), and the Indemnified Party shall use, and cause its Affiliates to use, commercially reasonable efforts to seek full recovery under all insurance and indemnity, contribution or similar provisions covering such Covered Loss to the same extent as it would if such Covered Loss were not subject to indemnification hereunder. Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third-party insurers and any third parties that do not have any material ongoing relationship with Purchaser, its Affiliates or the Business with respect to the subject matter underlying such indemnification claim, and the Indemnified Party shall assign any such rights to the Indemnifying Party upon the written request of the Indemnifying Party. (b) Neither Purchaser Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover for the same Covered Loss more than once under this Article IX or otherwise under this Agreement or any Transaction Document even if a claim for indemnification or otherwise in respect of such Covered Loss has been made as a result of a breach of more than one covenant, agreement or representation or warranty contained in this Agreement or any Transaction Document. Section 9.7. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement (including this Article IX):

107 (a) solely with respect to indemnifiable liability pursuant to Section 9.2, no Party shall be liable to any other Party or its Affiliates, or its or their respective Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or in equity, for any consequential, special, incidental, indirect or similar damages, including lost profits, diminution in value or damages calculated on a multiple of earnings or other similar metrics (in each case, except to the extent reasonable foreseeable) or exemplary or punitive damages (solely unless such exemplary or punitive damages are awarded by a court of competent jurisdiction in respect of a third-party claim); (b) U.S. Seller’s maximum aggregate indemnifiable liability pursuant to Section 9.2(a) and Section 9.2(d), taken together, shall in no event exceed an amount equal to the Final Purchase Price; (c) with respect to U.S. Seller’s indemnifiable liability pursuant to Section 9.2(e), (i) the Purchaser Indemnified Parties shall not be entitled to indemnification with respect to Covered Losses arising thereunder (A) unless and until the aggregate amount of all Covered Losses thereunder first exceeds $100,000 (the “Deductible”), at which point the Purchaser Indemnified Parties shall be entitled to recover only for Covered Losses in excess of the Deductible and (B) with respect to an individual claim or series of related claims unless the aggregate amount of all Covered Losses that would be payable in respect of such individual claim or series of related claims exceeds $50,000 (provided that the Covered Losses below such amount shall be counted for purposes of determining whether the Deductible has been reached); provided that in no event shall U.S. Seller’s maximum indemnifiable liability pursuant to Section 9.2(e) exceed $1,000,000 in the aggregate; and (ii) U.S. Seller’s obligations shall survive until the date that is three (3) years from the Closing Date (provided that any claims for indemnification made in accordance with Section 9.2(e) prior to the three-year anniversary of the Closing Date shall survive); (d) with respect to U.S. Seller’s indemnifiable liability pursuant to Section 9.2(f), (i) U.S. Seller’s obligations thereunder shall terminate with respect to Covered Losses at or relating to any Phase I Facility if U.S. Seller completes the Phase I Report with respect to such Phase I Facility, unless Purchaser can reasonably demonstrate that no pollution legal liability insurance policy relating to such Phase I Facility that does not expressly exclude such Covered Losses can be procured (regardless of pricing) and (ii) U.S. Seller shall indemnify the Purchaser Indemnified Parties (A) for one hundred percent (100%) of the first $1,000,000 of all Covered Losses arising thereunder, and (B) thereafter, for fifty percent (50%) of the next $2,000,000 of the Covered Losses arising thereunder; provided, for the avoidance of doubt, that U.S. Seller’s maximum aggregate indemnifiable liability pursuant to Section 9.2(f) shall in no event exceed an amount equal to $2,000,000; (e) with respect to U.S. Seller’s indemnifiable liability pursuant to each of Section 9.2(e) (to the extent within the control of the Purchaser Indemnified Party) and Section 9.2(f), no Purchaser Indemnified Party shall have any right to be indemnified, defended or held harmless hereunder for any Covered Losses caused by, arising out of or resulting from (i) any conditions of contamination identified through any environmental sampling or testing that is not expressly required by Environmental Laws or (ii) any report to any Governmental Authority that is not expressly required by Environmental Laws, or (iii) any environmental investigatory,

108 monitoring, removal, cleanup or remedial action, except to the extent such action is expressly required by Environmental Laws and then only to the extent any such action is reasonably necessary to attain compliance in a cost-effective manner with Environmental Laws, assuming continued industrial use of the subject property and employing risk-based standards and institutional controls where available; (f) with respect U.S. Seller’s indemnifiable liability pursuant to Section 9.2(g), (i) U.S. Seller shall have no indemnifiable liability if the JV Supply Agreement is entered into at or prior to the Closing in a form mutually agreed upon by the Parties, (ii) U.S. Seller’s obligations shall survive until the date that is one year from the Closing Date, provided that any claims for indemnification made in accordance with Section 9.2(g) prior to the one-year anniversary of the Closing Date shall survive, and (iii) U.S. Seller’s maximum aggregate indemnifiable liability pursuant to Section 9.2(g) shall in no event exceed an amount equal to $2,000,000; and (g) with respect to U.S. Seller’s indemnifiable liability pursuant to Section 9.2(h)(i), the terms and conditions set forth on Section 9.2(h)(ii) of the Seller Disclosure Schedules shall apply. Section 9.8. Indemnification After-Tax. Payments by an Indemnifying Party pursuant to this Article IX in respect of any Covered Loss will be reduced by an amount equal to any net cash Tax benefit actually realized by the Indemnified Party as a result of such Covered Loss in the taxable year the Covered Loss occurs (net of any fees, costs, expenses) related to such realization and determined on a “with and without” basis); provided, however, that no Indemnified Party shall be deemed to actually realize a cash Tax benefit because of an increase in Tax basis (even if such increase in Tax basis is amortizable or depreciable for Tax purposes). Section 9.9. Mitigation. Each Party agrees to use its commercially reasonable efforts to mitigate its respective Covered Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Covered Losses that are indemnifiable hereunder. ARTICLE X GENERAL PROVISIONS Section 10.1. Entire Agreement. This Agreement and the other Transaction Documents, and the Schedules and Exhibits hereto and thereto and the Equity Commitment Letter, along with the Seller Disclosure Schedules and Purchaser Disclosure Schedules, constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein and therein. Section 10.2. Assignment. Neither this Agreement nor any of the rights or obligations of the Parties hereunder may be assigned in whole or in part (including by operation of law in connection with a merger or consolidation or conversion) by Purchaser or U.S. Seller without the prior written consent of U.S. Seller (in the case of Purchaser) or Purchaser (in the case of

109 U.S. Seller or the Group Companies), which may be withheld in the absolute discretion of the party with such consent right, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that (i) Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of Purchaser without the consent of U.S. Seller, but must remain liable hereunder, (ii) following the Closing, U.S. Seller may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of U.S. Seller without the consent of Purchaser, (iii) U.S. Seller may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity that acquires all or substantially all of U.S. Seller’s assets related to this Agreement, whether by merger, stock purchase, asset purchase or otherwise without the consent of Purchaser (including any entity that acquires all or substantially all of the assets of Seller Parent or any division or business segment of Seller Parent so long as Seller Parent remains liable hereunder for all of its obligations, including in accordance with Section 10.13), but, in each case U.S. Seller must remain liable hereunder, and the applicable assignee must agree in writing to bound by the terms of this Agreement and the Transaction Documents applicable to Seller, and any remaining obligations of U.S. Seller under this Agreement and the Transaction Documents will be fully assumed by such Person (including by operation of Law, if applicable), (iv) U.S. Seller may assign its rights and interests (but not its obligations) under this Agreement to any Debt Financing Sources (or the agents for such Debt Financing Sources) as collateral security without the consent of Purchaser but, in each case, must remain liable hereunder and (v) Purchaser and its Affiliates may assign its rights and interests (but not its obligations) under this Agreement to any Debt Financing Sources (or the agents for such Debt Financing Sources) as collateral security without the consent of Seller but, in each case, must remain liable hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, executors, administrators and permitted assigns. Notwithstanding anything herein to the contrary, any incremental Taxes arising as a result of, or in connection with, a Purchaser assignment pursuant to this Section 10.2 shall be borne exclusively by Purchaser. Section 10.3. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party. By an instrument in writing, Purchaser, on the one hand, or U.S. Seller, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. Section 10.4. No Third-Party Beneficiaries. This Agreement, together with the other Transaction Documents and the Exhibits and Schedules hereto and thereto, are not intended to confer in or on behalf of any Person not a Party (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof; provided, that (a) U.S. Seller and U.S. Seller’s Related Parties are intended third-party beneficiaries of, and may enforce, Section 5.17, (b) the Related Parties of U.S. Seller or Purchaser, as applicable, are intended third-party beneficiaries of, and may enforce, Section 10.14, (c) if the Closing occurs, the Indemnified Parties are intended third-party beneficiaries of, and may enforce, the provisions of Article IX to the extent applicable to such Indemnified Parties and (d) the rights of the Debt Financing Sources with respect to the Debt

110 Financing Sources Protective Provisions, which are intended for the benefit of such Persons and will be enforceable by them. Section 10.5. Notices. All notices and other communications to be given to any Party shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an email transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or email address as such party shall designate by like notice): (i) if to Purchaser, c/o American Industrial Partners 450 Lexington Avenue, 40th Floor New York, NY 10017 Attention: Eric Baroyan; General Counsel Email: ebaroyan@americanindustrial.com; notices@americanindustrial.com with a copy (which shall not constitute notice) to: Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Justin A. Macke; Christopher W. Rile; John C. Godfrey Email: jmacke@sidley.com; crile@sidley.com; john.godfrey@sidley.com (ii) if to U.S. Seller, AGCO Corporation 4205 River Green Parkway Duluth, GA 30096 Attention: Roger Batkin Email: Roger.Batkin@agcocorp.com with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Attention: Eric M. Swedenburg Jakob Rendtorff Email: eswedenburg@stblaw.com jrendtorff@stblaw.com

111 Section 10.6. Specific Performance. (a) The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provision, and accordingly, the Parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Section 8.1, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition (subject to the other provisions of this Agreement) to any other remedy to which they are entitled at law or in equity. The Parties acknowledge and agree that prior to the Closing, each Party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the other Party or to enforce specifically the terms and provisions of this Agreement and the Equity Commitment Letter to prevent breaches or threatened breaches hereof or thereof, or enforce compliance herewith or therewith, in each case, in compliance with or subject to the terms of this Agreement and the Equity Commitment Letter. If any Party brings any claim to enforce specifically the performance of the terms and provisions of this Agreement, in accordance with the terms of this Agreement, then, notwithstanding anything to the contrary contained herein, the Outside Date shall automatically be extended to (a) the 15th Business Day following the resolution of such Proceeding or (b) such other time period established by the court presiding over such Proceeding. (b) The Parties further agree that (x) by seeking the remedies provided for in this Section 10.6, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement or the Equity Commitment Letter (including the Termination Fee or alternatively, monetary damages subject to the Damages Cap, in each case, subject to compliance with Section 8.2(f)) in the event that the remedies provided for in this Section 10.6 are not available or otherwise are not granted and (y) nothing set forth in this Section 10.6 shall require any Party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 10.6 prior to or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal action or legal proceeding pursuant to this Section 10.6 or anything set forth in this Section 10.6 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII (and/or receipt of any amounts due pursuant to Section 8.2), or pursue any other remedies under this Agreement or the Equity Commitment Letter that may be available then or thereafter; provided, further, that in no event shall the Termination Fee be payable to U.S. Seller unless and until this Agreement has been validly terminated and the Termination Fee is due and payable pursuant to Section 8.2(b) and in no event shall U.S. Seller be permitted or entitled to receive (x) both a grant of specific performance and the Termination Fee or (y) any monetary damages in addition to a grant of specific performance or in addition to payment of the Termination Fee. Subject to compliance with Section 8.2 and the remainder of this Section 10.6, each Party agrees that it will not (i) oppose the granting of an injunction, specific performance to cause the Closing to occur and other equitable relief in accordance with this Section 10.6 on the basis that any other party has an adequate remedy at Law or that any award of specific

112 performance is unenforceable, invalid, contrary to Law, inequitable or not appropriate for any reason. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. Section 10.7. Governing Law and Jurisdiction. This Agreement and its enforcement, and any controversy arising out of or relating to the making or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to Delaware’s principles of conflicts of law. In addition, each Party irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or, in the event that any Proceeding involves claims exclusively within the jurisdiction of the federal courts, the United States District Court for the District of Delaware (and, in each case, the respective appellate courts therefrom) (collectively, the “Chosen Courts”), in the event that any Proceeding (whether in contract, tort or otherwise) arises out of or in connection with this Agreement or the Transaction or the other transactions contemplated hereby, and agrees that the Chosen Courts shall have exclusive jurisdiction over such Proceedings; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Chosen Court; (c) agrees that it will not bring any Proceeding relating to this Agreement or the Transaction or the other transactions contemplated hereby in any court other than the applicable Chosen Court; and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that (x) any such Proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than the Chosen Courts, or (iii) should be stayed by reason of the pendency of some other proceeding in any court other than the Chosen Courts, or (y) this Agreement or the subject matter hereof may not be enforced in or by the Chosen Courts. Each Party agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 10.5 and Purchaser hereby irrevocably and unconditionally appoints AIP, LLC as its agent for such purpose. Section 10.8. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.8. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR

113 REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 10.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction and the other transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 10.10. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more such counterparts have been signed by each Party and delivered (by email or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document or any electronic signatures to this Agreement complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) will have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement has been executed in the English language. If this Agreement is translated into another language, the English language text shall in any event prevail. Section 10.11. Expenses. Except as otherwise expressly provided herein, whether or not the Closing takes place, and except as set forth otherwise in this Agreement, all costs and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Filing fees incurred in connection with filings under the HSR Act shall be borne by Purchaser. Filing fees incurred in connection with filings under any Antitrust Law (other than the HSR Act) or FDI Law shall be borne fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by U.S. Seller, on the other hand. Section 10.12. Interpretation; Absence of Presumption. (a) It is understood and agreed that the specification of any Dollar amount in the representations and warranties or covenants contained in this Agreement or the inclusion of any specific item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is or is not material for purposes of this Agreement. The disclosure of any matter in any section in the Seller Disclosure Schedules or Purchaser Disclosure Schedules shall be deemed to have been disclosed in any other section in

114 the Seller Disclosure Schedules or Purchaser Disclosure Schedules solely to the extent the applicability of such disclosure thereto is reasonably apparent on its face. Nothing herein (including the Seller Disclosure Schedules and the Purchaser Disclosure Schedules) shall be deemed an admission by either Party or any of its Affiliates, in any Proceeding or Action, that such party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract. Notwithstanding any materiality or “Material Adverse Effect” qualifications in any of the representations and warranties of Seller Parent or Purchaser in this Agreement, for administrative ease, certain items, information or other matters may be included in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules that are not necessarily limited to items, information or matters required to be disclosed by this Agreement to be reflected in the Seller Disclosure Schedules or Purchaser Disclosure Schedules, as applicable, considered by U.S. Seller to be material to the Business (including the Group Companies) or the financial condition or results of operations of the Business (including the Group Companies) or considered by U.S. Seller or Purchaser to reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Nothing contained in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in this Agreement. The fact that any item, information or other matter has been included, referred to or disclosed in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules (i) shall not be construed to establish, in whole or in part, any standard of the extent disclosure is required (including any standard of materiality), for purposes of such schedules; (ii) does not represent a determination by U.S. Seller or Purchaser, as applicable, that such item did not arise in the ordinary course of business; and (iii) shall not constitute an admission or indication by U.S. Seller or Purchaser, as applicable, that such disclosure is required to be made pursuant to any of the representations and warranties contained in this Agreement. (b) For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “Dollars” or “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement and the Transaction Documents shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall mean “and/or”; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (j) U.S. Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and the other Transaction Documents, and if an ambiguity or question of interpretation should arise, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the parties hereto or thereto, as applicable, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement or the other Transaction Documents; (k) a reference to any

115 Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (n) when reference is made to information that has been “made available,” “provided or “delivered” to Purchaser or its Representatives, such reference shall mean that such information was made available and accessible for review by Purchaser and its Representatives in the “Project Gondola” electronic data room hosted by Datasite no later than one day prior to the date hereof. Section 10.13. Seller Parent Guarantee. Seller Parent hereby irrevocably guarantees to Purchaser, U.S. Seller’s due, prompt and faithful performance and discharge (including with respect to payment) of, and compliance with, whether before or after Closing, all of the Liabilities, obligations (including payment), covenants, terms, conditions and undertakings by U.S. Seller under this Agreement in accordance with the terms hereof, including all indemnification and other payment obligations of U.S. Seller hereunder and any obligations or Liabilities of U.S. Seller arising from any breach of this Agreement. Seller Parent agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of Purchaser or any Purchaser Indemnified Party to assert any claim or demand or to enforce any right or remedy against Seller Parent or U.S. Seller or (b) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Seller Parent or U.S. Seller. If Seller Parent fails to perform its obligations owing under this Section 10.13, Purchaser shall be entitled to pursue against Seller Parent all of the rights and remedies that it is entitled to pursue against U.S. Seller pursuant to this Agreement, or which may be available at law or in equity, upon U.S. Seller’s failure to pay such amounts. For the avoidance of doubt, Seller Parent’s guarantee hereunder is in respect of the performance of all obligations of U.S. Seller under this Agreement (and not limited to payment obligations). Purchaser hereby agrees that Seller Parent shall have all defenses to its obligations hereunder that would be available to U.S. Seller under this Agreement other than (x) those relating to financial distress, insolvency or illiquidity of U.S. Seller or (y) the failure or delay on the part of Purchaser or any Purchaser Indemnified Party to assert any claim or demand or to enforce any right or remedy against Seller Parent or U.S. Seller. Seller Parent’s obligations hereunder shall continue to be effective and will remain until the full performance and payment of the obligations and Liabilities of U.S. Seller under or in respect of this Agreement. Section 10.14. Non-Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement and the other Transaction Documents may only be enforced against, and any Proceeding based on, arising out of, or related to this Agreement or the other Transaction Documents for breach hereof or thereof may only be made against, the entities that are expressly identified herein as parties hereto and thereto (and then only with respect to specific obligations set forth herein and therein with respect to such party), none of the former, current and future Affiliates, directors, officers, managers, employees, advisors, Representatives, shareholders, members, managers, partners, successors and assigns of any Party or any Affiliate thereof or any former, current and future Affiliate, director, officer, manager, employee, advisor, Representative, shareholder, member, manager, partner, successor and assign of any of the foregoing (collectively, “Related Parties”) that is not a Party shall have any Liability for any Liabilities of the Parties for any Proceeding (whether in tort, contract or otherwise) for breach of

116 this Agreement or the other Transaction Documents or in respect of any oral representations made or alleged to be made in connection herewith and therewith, none of the Parties shall have any rights of recovery in respect hereof against any Related Party that is not a Party, and no personal Liability shall attach to any Related Party that is not a Party through any Party or otherwise, whether by or through attempted piercing of the corporate veil, by or through a Proceeding (whether in tort, contract or otherwise), by or on behalf of a Party against any Related Party that is not a Party, by the enforcement of any judgment, fine or penalty or by virtue of any statute, regulation or other applicable Law, or otherwise. Notwithstanding anything to the contrary in this Section 10.14, nothing in this Section 10.14 shall be deemed to limit any Liabilities of, or claims against, any party to any Transaction Document or serve as a waiver of any right on the part of any party to such Transaction Document to initiate any Proceeding permitted pursuant to and in accordance with the specific terms of such Transaction Document. For the avoidance of doubt, nothing in this Agreement shall limit any claims of any Party for Fraud. Section 10.15. Waiver of Conflict Regarding Representation; Nonassertion of Attorney- Client Privilege. Purchaser waives and will not assert, and agrees to cause its Affiliates (including the Group Companies) to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of U.S. Seller, any of its Affiliates or any shareholder, officer, employee or director of U.S. Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, including in connection with a dispute with Purchaser or its Affiliates, and following the Closing, with any Group Company (including in respect of any claim for indemnification by Purchaser), by any legal counsel currently representing U.S. Seller or any of its Affiliates in connection with this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, including Simpson Thacher & Bartlett (“Seller Counsel” and such representation the “Current Representation”). Purchaser will not assert, and agrees to cause its Affiliates (including the Group Companies) not to assert, any attorney-client or other applicable legal privilege or protection with respect to any communication during the Current Representation between Seller Counsel, on the one hand, and any Designated Person, on the other hand, regarding this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, it being the intention of the Parties that all such rights to such attorney-client and other applicable legal privilege or protection and to control such attorney-client and other applicable legal privilege or protection shall be retained by U.S. Seller and that U.S. Seller, and not Purchaser or its Affiliates (including the Group Companies), shall have the sole right to decide whether or not to waive any attorney-client or other applicable legal privilege or protection. Accordingly, from and after the Closing, none of Purchaser or any of its Affiliates (including the Group Companies) shall have the right to use any such communications or to access the files of the Current Representation, all of which shall be and remain the property of U.S. Seller and not of Purchaser or any of its Affiliates (including the Group Companies), or to internal counsel relating to such engagement. Section 10.16. Debt Financing Matters. Each of Purchaser and the Seller Parties hereby agrees that notwithstanding any other provision in this Agreement to the contrary, (a) no Debt Financing Source will have any liability (where in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in

117 connection with or related in any manner to this Agreement, or based on, in respect of or by reason of this Agreement, its negotiation, execution performance or breach of the Transaction or the transactions contemplated pursuant to the Debt Financing, the debt commitment letter or the performance of any services thereunder (provided that nothing in this Section 10.16 will limit the rights of Purchaser (including its successors and permitted assigns under the debt commitment letter) and the other parties to the debt commitment letter, including the rights to enforce the obligations and liability of the Debt Financing Sources under the debt commitment letter), (b) any claim, suit, action or proceeding of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Debt Financing Source arising out of or relating to this Agreement, its negotiation, execution, performance or breach, or the Transactions or the transactions contemplated pursuant the Debt Financing, the debt commitment letter or the performance of any services thereunder will be subject to the exclusive jurisdiction of a state or federal court sitting in the County of New York, Borough of Manhattan (and appellate courts thereof), (c) any such claim, suit, action or proceeding, and any interpretation of the debt commitment letter will be governed by, and construed and interpreted in accordance with, the laws of the State of New York (except with respect to the provisions of the debt commitment letter that incorporate the governing law provisions of Section 10.7), (d) no Party will commence, permit any of their respective Affiliates to commence, or support anyone else in commencing (and if commenced, agree to dismiss or terminate and not assist), any such claim, suit, action or proceeding in any other court, (e) the waiver of rights to trial by jury set forth in Section 10.8 applies to any such claim, suit, action or proceeding, (f) only Purchaser (including its successors and permitted assigns under the debt commitment letter) and the other parties to the debt commitment letter will be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the debt commitment letter, (g) no amendment or waiver of Section 8.2(e), Section 10.7 and this Section 10.16 that is materially adverse to the Debt Financing Sources will be effective without the prior written consent of the Debt Financing Sources party to the debt commitment letter, and (h) the Debt Financing Sources are express and intended third party beneficiaries of Section 8.2(e), Section 10.7 and this Section 10.16 (collectively, the “Debt Financing Sources Protective Provisions”). This Section 10.16 will, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. [remainder of page intentionally left blank]